Exhibit 10.3

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REVOLVING CREDIT AGREEMENT

Dated as of February 13, 2008

among

CHILL INTERMEDIATE HOLDINGS, INC.,

as Holdings

CHILL ACQUISITION, INC.,

which on the Closing Date shall be merged with and into

GOODMAN GLOBAL, INC.,

(with GOODMAN GLOBAL, INC. surviving such merger as the Borrower)

The Several Lenders

from Time to Time Parties Hereto,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent and Collateral Agent,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Letter of Credit Issuer,

BARCLAYS CAPITAL,

and

GENERAL ELECTRIC CAPITAL CORPORATION

as Joint Lead Arrangers,

and

BARCLAYS CAPITAL,

CALYON NEW YORK BRANCH,

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Joint Bookrunners,

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Section 5.	Payments	72

5.1	Voluntary Prepayments	72
5.2	Mandatory Prepayments	72
5.3	Method and Place of Payment	74
5.4	Net Payments	74
5.5	Computations of Interest and Fees	77
5.6	Limit on Rate of Interest	77

Section 6.	Conditions Precedent to Initial Credit Event	77

6.1	Credit Documents	77
6.2	Collateral	78
6.3	Legal Opinions	79
6.4	Structure and Terms of the Transactions	79
6.5	Closing Certificates	80
6.6	Corporate Proceedings	80
6.7	Corporate Documents	80
6.8	Fees and Expenses	80
6.9	Solvency Certificate	80
6.10	Financial Statements	80
6.11	Insurance Certificates	81
6.12	Company Material Adverse Effect	81
6.13	Closing EBITDA	81
6.14	Representations and Warranties	81

Section 7.	Conditions Precedent to All Credit Events	81

7.1	No Default; Representations and Warranties	81
7.2	Notice of Borrowing; Letter of Credit Request	82

Section 8.	Representations, Warranties and Agreements	82

8.1	Corporate Status	82
8.2	Corporate Power and Authority; Enforceability	82
8.3	No Violation	83
8.4	Litigation	83
8.5	Margin Regulations	83
8.6	Governmental Approvals	83
8.7	Investment Company Act	83
8.8	True and Complete Disclosure	83
8.9	Financial Statements	84
8.10	Tax Returns and Payments, etc	84
8.11	Compliance with ERISA	84
8.12	Subsidiaries	85
8.13	Intellectual Property	85
8.14	Environmental Laws	86
8.15	Properties, Assets and Rights	86
8.16	Solvency	86
8.17	Material Adverse Change	86

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Section 9.	Affirmative Covenants	87

9.1	Information Covenants	87
9.2	Books, Records and Inspections	92
9.3	Maintenance of Insurance	93
9.4	Payment of Taxes	93
9.5	Consolidated Corporate Franchises	94
9.6	Compliance with Statutes	94
9.7	ERISA	94
9.8	Good Repair	94
9.9	End of Fiscal Years; Fiscal Quarters	95
9.10	Additional Guarantors and Grantors	95
9.11	Pledges of Additional Stock and Evidence of Indebtedness	95
9.12	Use of Proceeds	96
9.13	Changes in Business	96
9.14	Further Assurances	96
9.15	Designation of Subsidiaries	97
9.16	Interest Rate Protection	97
9.17	Senior Indebtedness	98
9.18	Cash Management	98
9.19	Post-Closing Covenants	99

Section 10.	Negative Covenants	99

10.1	Limitation on Indebtedness	100
10.2	Limitation on Liens	104
10.3	Limitation on Fundamental Changes	107
10.4	Limitation on Sale of Assets	109
10.5	Limitation on Investments	111
10.6	Limitation on Dividends	114
10.7	Limitations on Debt Payments and Amendments	117
10.8	Limitations on Sale Leasebacks	117
10.9	Negative Pledge Clauses	117
10.10	Passive Holding Company	118
10.11	Financial Covenant	119
10.12	Transactions with Affiliates	119

Section 11.	Events of Default	120

11.1	Payments	120
11.2	Representations, etc	120
11.3	Covenants	120
11.4	Default Under Other Agreements	121
11.5	Bankruptcy, etc	121
11.6	ERISA	122
11.7	Guarantee	122
11.8	Security Documents	122
11.9	Subordination	122
11.10	Judgments	122

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11.11	Change of Control	122
11.12	Borrower’s Right to Cure	123

Section 12.	The Administrative Agent and Collateral Agent	124

12.1	Appointment	124
12.2	Limited Duties	124
12.3	Binding Effect	124
12.4	Delegation of Duties	125
12.5	Exculpatory Provisions	125
12.6	Reliance by Administrative Agent	125
12.7	Notice of Default	125
12.8	Non-Reliance on Administrative Agent and Other Lenders	126
12.9	Indemnification	126
12.10	GECC in its Individual Capacity	127
12.11	Successor Agent	127
12.12	Withholding Tax	128
12.13	Duties as Collateral Agent and as paying agent	128
12.14	Authorization to Release Liens and Guarantees	128

Section 13.	Miscellaneous	129

13.1	Amendments and Waivers	129
13.2	Notices and Other Communications; Facsimile Copies	130
13.3	No Waiver; Cumulative Remedies	131
13.4	Survival of Representations and Warranties	131
13.5	Payment of Expenses and Taxes; Indemnification	131
13.6	Successors and Assigns; Participations and Assignments	133
13.7	Replacements of Lenders under Certain Circumstances	137
13.8	Adjustments; Set-off	138
13.9	Counterparts	138
13.10	Severability	138
13.11	Integration	138
13.12	GOVERNING LAW	139
13.13	Submission to Jurisdiction; Waivers	139
13.14	Acknowledgments	139
13.15	WAIVERS OF JURY TRIAL	140
13.16	Confidentiality	140
13.17	Release of Collateral and Guarantee Obligations; Subordination of Liens	140
13.18	USA PATRIOT ACT	142

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SCHEDULES

Schedule 1.1(a)	Commitments and Addresses of Lenders
Schedule 1.1(b)	Mortgaged Property
Schedule 6.4(d)	Indebtedness to be refinanced on the Closing Date
Schedule 8.12	Subsidiaries
Schedule 8.15	Owned Real Property
Schedule 9.19	Post-Closing Covenants
Schedule 10.1	Indebtedness
Schedule 10.2	Liens
Schedule 10.4	Dispositions
Schedule 10.5	Investments
Schedule 10.9	Negative Pledge Clauses
Schedule 10.12	Transactions with Affiliates
Schedule 13.2	Addresses for Notices

EXHIBITS

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Guarantee
Exhibit C	Form of Mortgage
Exhibit D	Form of Perfection Certificate
Exhibit E-1	Form of Security Agreement
Exhibit E-2	Form of Pledge Agreement
Exhibit F-1	Form of Notice of Borrowing
Exhibit F-2	Form of Letter of Credit Request
Exhibit G-1	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
Exhibit G-2	Form of Legal Opinion of Akerman Senterfitt
Exhibit G-3	Form of Legal Opinion of Andrews Kurth LLP
Exhibit H	Form of Closing Certificate
Exhibit I	Form of Promissory Note (Revolving Credit and Swingline Loans)
Exhibit J	Form of Intercompany Note
Exhibit K	Form of Borrowing Base Certificate

v

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CREDIT AGREEMENT, dated as of February 13, 2008, among CHILL INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), CHILL ACQUISITION, INC., a Delaware corporation (“Merger Sub”, which on the Closing Date shall be merged with and into GOODMAN GLOBAL, INC, a Delaware corporation (the “Company”), with the Company surviving such merger as the borrower) (the “Borrower”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”), BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Lead Arrangers, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, CALYON NEW YORK BRANCH and GENERAL ELECTRIC CAPITAL CORPORATION, as joint bookrunners (the “Joint Bookrunners”), GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), as the Administrative, Collateral Agent, Swingline Lender and Letter of Credit Issuer.

RECITALS:

WHEREAS, capitalized terms used and not defined in the preamble and these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, pursuant to the Acquisition Agreement, Merger Sub will be merged with and into the Company, in accordance with the terms thereof, with the Company surviving such merger (the “Merger”);

WHEREAS, in order to fund, in part, the Merger Funds (as defined below), the Investors will directly or indirectly make cash equity contributions (the “Equity Contribution”) to Merger Sub (through Holdings) in an aggregate amount equal to, when combined with the fair market value of the equity of management and existing shareholders of the Company rolled over or invested in connection with the Transactions, at least 40% of the total sources required to consummate the Merger (the “Merger Consideration”), to refinance, repurchase, redeem and/or repay the Existing Notes and certain other existing indebtedness of the Company and its Subsidiaries (the “Refinancing”), and to pay fees and expenses incurred in connection with the Transactions (such fees and expenses, together with the Merger Consideration and the Refinancing payment, the “Merger Funds”), excluding cash-on-hand at the Company used to fund a portion of the Merger Funds;

WHEREAS, in order to fund, in part, the Merger Funds, the Borrower will borrow up to (x) $800,000,000 in aggregate principal amount of Term Loans pursuant to the Term Loan Credit Agreement, (y) $105,000,000 in aggregate principal amount of Revolving Credit Loans pursuant to this Agreement (plus any Existing Notes Additional Redemption Amount as the case may be) and (z) $500,000,000 in the aggregate principal amount of the Senior Subordinated Notes pursuant to the Senior Subordinated Notes Indenture;

WHEREAS, in connection with the foregoing, the Borrower and Holdings have requested that the Lenders, Swingline Lender and Letter of Credit Issuer make available Revolving Credit Loans, Letters of Credit and/or Swingline Loans for the purposes specified in this Agreement in the maximum aggregate principal amount of $300,000,000 (the “Revolving Credit Facility”);

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WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of Secured Parties, a first priority lien on its assets (except for Liens permitted pursuant to Section 10.2 and as otherwise set forth in the Intercreditor Agreement), including a pledge of all of the Capital Stock (other than Excluded Capital Stock) of each of its Subsidiaries; and

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Guarantors have agreed to guarantee the Obligations and to secure their respective guarantees by granting to the Collateral Agent, for the benefit of Secured Parties, a first priority lien on their respective assets (except for Liens permitted pursuant to Section 10.2 and as otherwise set forth in the Intercreditor Agreement), including a pledge of all of the Capital Stock (other than Excluded Capital Stock) of each of their respective Subsidiaries.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. Definitions

1.1 Defined Terms (a) As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires:

“ABR” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. If the Administrative Agent is unable to ascertain the Federal Funds Effective Rate due to its inability to obtain sufficient quotations in accordance with the definition thereof, after notice is provided to the Borrower, the ABR shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loan” shall mean each Loan bearing interest at the rate provided in Section 2.8(a) and, in any event, shall include all Swingline Loans.

“Account Debtor” shall mean an “account debtor” as defined in Article 9 of the UCC or any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, chattel paper or general intangibles of such Credit Party (including a payment intangible) or any guarantor of performance of an Account.

“Accounts” shall mean all “accounts,” as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all of each Credit Party’s rights in, to and under all

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purchase orders or receipts for merchandise, goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Acquired EBITDA” shall mean, with respect to any Pro Forma Entity for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Acquisition Agreement” shall mean the Agreement and Plan of Merger, dated as of October 21, 2007, among, inter alia the Company, Chill Holdings, Inc. and Merger Sub, together with all exhibits and schedules thereto.

“Activation Notice” shall have the meaning provided in Section 9.18(b)(i).

“Adjusted Total Commitment” shall mean, at any time, the Total Commitment less the aggregate Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean GECC, or any successor to GECC appointed in accordance with the provisions of Section 12.11, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Credit Documents.

“Administrative Agent’s Office” shall mean the office of the Administrative Agent located at 299 Park Avenue, Fifth Floor, New York NY, 10171 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. The term “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

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“Agents” shall mean the Joint Lead Arrangers, the Administrative Agent and the Collateral Agent.

“Agreement” shall mean this Revolving Credit Agreement.

“Applicable Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Margin” shall mean a percentage per annum equal to (A) for Eurodollar Loans, 2.00%, (B) for ABR Loans (including Swingline Loans), 1.00%, (C) with respect to Letter of Credit fees, 2.00%, and (D) for commitment fee payable pursuant to Section 4.1(a), 0.50% (to be lowered to 0.375% at such time, and for so long as, the Consolidated Total Debt to Consolidated EBITDA Ratio set forth on the most recent officers’ certificate received by the Administrative Agent pursuant to Section 9.1(d) is lower than 3.50 to 1.00; it being specified that any increase or decrease in the commitment fee resulting from a change in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective as of the first Business Day immediately following the date Section 9.1 Financials are delivered to the Administrative Agent pursuant to Sections 9.1(a) and 9.1(b); provided that at the option of the Required Lenders, the highest level of commitment fee shall apply (i) as of the first Business Day after the date on which Section 9.1 Financials were required to have been delivered but have not been delivered pursuant to Section 9.1 and shall continue to so apply to and including the date on which such Financials Section 9.1 Financials are so delivered (and thereafter the commitment fee otherwise determined in accordance with this definition shall apply), and (ii) as of the first Business Day after an Event of Default shall have occurred and be continuing and the Administrative Agent has notified that the highest commitment fees applies, and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter the commitment fee otherwise determined in accordance with this definition shall apply)).

“Approved Fund” shall have the meaning provided in Section 13.6(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee substantially in the form of Exhibit A.

“Attributable Indebtedness” shall mean, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Authorized Officer” shall mean the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant Treasurer, with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, any other senior officer of Holdings, the Borrower or any other Credit Party designated as such in writing to the

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Administrative Agent by Holdings, the Borrower or any other Credit Party, as applicable, and, with respect to any document (other than the solvency certificate) delivered on the Closing Date, the Secretary or the Assistant Secretary of any Credit Party. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Holdings, the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(b).

“Available Amount” shall mean, at any time (the “Available Amount Reference Time”), an amount equal at such time to the sum of, without duplication:

(a) the amount (which amount shall not be less than zero) equal to 50% of the Cumulative Consolidated Net Income of the Borrower and the Restricted Subsidiaries;

(b) to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries after the Closing Date through and including the Available Amount Reference Time (other than the portion of any such dividends and other distributions that is used by the Borrower or any Restricted Subsidiary to pay taxes);

(c) to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries after the Closing Date through and including the Available Amount Reference Time in respect of loans made by the Borrower or any Restricted Subsidiary to such Minority Investments or Unrestricted Subsidiaries; and

(d) to the extent not already included in the calculation of Consolidated Net Income or applied to prepay the Term Loans in accordance with Section 4.2(a)(i) of the Term Loan Credit Agreement, the aggregate amount of all net cash proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investment or Unrestricted Subsidiary after the Closing Date through and including the Available Amount Reference Time; and

(e) to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of any Final Refused Proceeds (as defined in the Term Loan Credit Agreement) retained by the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time, minus the sum of, without duplication and without taking into account the actual usage of the Available Amount being made at the applicable Available Amount Reference Time:

(i) the aggregate amount of any Investments made by Holdings, the Borrower or any Restricted Subsidiary pursuant to clause (iii) of the proviso to Section 10.5(q) and clause (iii) of the proviso to Section 10.5(r) after the Closing Date and prior to the Available Amount Reference Time;

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(ii) the aggregate amount of any Dividends made by Holdings pursuant to clause (ii)(B) of Section 10.6(f) after the Closing Date and prior to the Available Amount Reference Time; and

(iii) the aggregate amount of prepayments, repurchases, redemptions and defeasances made by Holdings, the Borrower or any Restricted Subsidiary pursuant to clause (B)(y) of the proviso to Section 10.7(a)(ii) after the Closing Date and prior to the Available Amount Reference Time; and

(iv) the aggregate amount of Capital Expenditures made by the Borrower or any Restricted Subsidiary pursuant to Section 9.11(c)(i)(z) of the Term Loan Credit Agreement after the Closing Date and prior to the Available Amount Reference Time.

“Available Amount Reference Time” shall have the meaning provided in the definition of the term “Available Amount”.

“Available Equity Amount” shall mean, at any time (the “Available Equity Amount Reference Time”), an amount equal to, without duplication, (a) the amount of any capital contributions or other equity issuances (other than the Equity Contribution, issuances of Permitted Cure Securities or any other capital contribution or equity issuance to the extent utilized in connection with other transactions permitted pursuant to Section 10.5 or Section 10.6) received as cash equity by the Borrower (through Holdings) during the period from and including the Business Day immediately following the Closing Date through and including the Available Equity Amount Reference Time, but excluding all proceeds from the issuance of Disqualified Capital Stock, minus (b) the sum, without duplication, of:

(i) the aggregate amount of any Investments made by Holdings, the Borrower or any Restricted Subsidiary pursuant to clause (ii) of the proviso to Section 10.5(q) and clause (ii) of the proviso to Section 10.5(r) after the Closing Date and prior to the Available Equity Amount Reference Time;

(ii) the aggregate amount of any Dividends made by Holdings pursuant to clause (i) of Section 10.6(f) after the Closing Date and prior to the Available Equity Amount Reference Time;

(iii) the aggregate amount of prepayments, repurchases, redemptions and defeasances made by Holdings, the Borrower or any Restricted Subsidiary pursuant to clause (A) of the proviso to Section 10.7(a)(ii) after the Closing Date and prior to the Available Equity Amount Reference Time; and

(iv) the aggregate amount of Capital Expenditures made by the Borrower or any Restricted Subsidiary pursuant to Section 9.11(c)(i)(y) of the Term Loan Credit Agreement after the Closing Date and prior to the Available Equity Amount Reference Time.

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“Available Equity Amount Reference Time” shall have the meaning provided in the definition of the term “Available Equity Amount”.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Blocked Accounts” shall have the meaning provided in Section 9.18(a).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrowing” shall mean and include (a) the incurrence of one Type of Revolving Credit Loan on a given date (or resulting from conversions of Revolving Credit Loans on a given date) having, in the case of Eurodollar Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Eurodollar Loans) and (b) the incurrence of Swingline Loans from the Swingline Lender on a given date.

“Borrowing Base” shall mean, as of any date, an amount equal to the sum at such time of (without duplication):

(a) 85% multiplied by the book value of Credit Parties’ Eligible Accounts at such time; and

(b) 85% multiplied by the Net Orderly Liquidation Value Percentage multiplied by the Credit Parties’ Eligible Inventory,

in each case, less, any Reserve established or modified from time to time by the Administrative Agent or the Collateral Agent in their exercise of their Permitted Discretion in accordance with the provisions of Section 2.14.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Collateral Agent and the Administrative Agent with such adjustments as Administrative Agent and Collateral Agent deem appropriate in their Permitted Discretion to assure that the Borrowing Base is calculated in accordance with the terms of this Agreement.

“Borrowing Base Certificate” shall mean a certificate, executed by an Authorized Officer of Borrower, substantially in the form of (or in such other form as may be mutually agreed upon by Borrower, Administrative Agent and Collateral Agent), and containing the information prescribed by, Exhibit K, delivered to the Administrative Agent and the Collateral Agent setting forth Borrower’s calculation of the Borrowing Base in accordance with Section 9.1(k).

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“Business Day” shall mean (a) any day excluding Saturday, Sunday and any day that shall be in The City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (b) if the applicable Business Day relates to any Eurodollar Loans, any day on which dealings in deposits in Dollars are carried on in the London interbank eurodollar market.

“Canadian Dollars” shall mean dollars in lawful currency of Canada.

“Capital Expenditures” shall mean, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries, (b) all Capitalized Software Expenditures during such period, and (c) all fixed asset additions financed through Capital Lease Obligations incurred by the Borrower and the Restricted Subsidiaries and recorded on the balance sheet in accordance with GAAP during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed from insurance proceeds or compensation awards paid on account of a Recovery Event, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment to the extent financed with the proceeds of sales, transfers or other dispositions that are not required to be applied to prepay Term Loans pursuant to Section 4.2(a)(i) of the Term Loan Credit Agreement, (iv) expenditures that constitute any part of Consolidated Lease Expense, (v) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period, it being understood, however, that only the amount of expenditures actually provided or incurred by the Borrower or any Restricted Subsidiary in such period and not the amount required to be provided or incurred in any future period shall constitute “Capital Expenditures” in the applicable period), (vi) the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (vii) any expenditures that constitute Permitted Acquisitions and expenditures made in connection with the Transactions or (viii) any capitalized interest expense reflected as additions to property, plant or equipment in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries or capitalized as Capitalized Software Expenditures for such period.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

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“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capitalized Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Capitalized Leases” shall mean, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases of such Person.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Cash Collateral Account” shall mean a deposit account or securities account in the name of the Borrower and under the sole control (as defined in the applicable UCC) of the Collateral Agent for the benefit of the Secured Parties.

“Cash Collaterize” shall have the meaning provided in Section 3.7.

“Cash Dominion Event” shall mean the occurrence of any one of the following events: (i) the Excess Availability is less than 10% of the Total Commitment for a period of five consecutive Business Days, (ii) an Event of Default pursuant to Sections 11.1, 11.3 (but only to the extent such Event of Default was caused by a breach of Section 10 or Section 9.1(a), (b) or (k) and the Administrative Agent or the Required Lenders have reasonably determined (by written notice to the Borrower) to effect a Cash Dominion Event as a result of such breach) or 11.5 shall occur and be continuing; provided that, to the extent that the Cash Dominion Event has occurred due to clause (i) of this definition, if Excess Availability shall be equal to or greater than 10% of the Total Commitments for at least 30 consecutive days, the Cash Dominion Event shall be deemed to be over. At any time that a Cash Dominion Event shall be deemed to be over or otherwise cease to exist, the Collateral Agent shall take such actions, including delivering such notices and directions to depositary institutions at which Blocked Accounts are established, to terminate the cash sweeps and other transfers existing pursuant to Section 9.18(c) as a result of any Activation Notice or other notices or directions given by Collateral Agent during the existence of such Cash Dominion Event.

“Cash Management Systems” shall have the meaning provided in Section 9.18(b).

“Cash Management Bank” shall mean any Person that is a Lender or an Affiliate of a Lender at the time it provides any Cash Management Services or that is a Lender or an Affiliate of a Lender at any time after it has provided any Cash Management Services, including each Person deemed to be “Cash Management Bank” pursuant to the definition of the term “Cash Management Bank” in the Term Loan Credit Agreement or in the documentation governing any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness.

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“Cash Management Obligations” shall mean obligations owed by Holdings, the Company or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.

“Cash Management Services” shall mean treasury, depository, overdraft, credit or debit card, including non-card e-payables services, purchase card, electronic funds transfer, automated clearing house fund transfer services and other cash management services.

“Change” shall have the meaning provided for in Section 2.14

“Change of Control” shall mean and be deemed to have occurred if (a) (i) at any time prior to a Qualifying IPO, the Sponsor and the Management Investors shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the outstanding Voting Stock of Holdings and/or (ii) at any time after a Qualifying IPO, any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Sponsor and the Management Investors, shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of the greater of (A) 35% of the outstanding Voting Stock of Holdings and (B) the percentage of the outstanding Voting Stock of Holdings owned in the aggregate, directly or indirectly, beneficially and of record, by the Sponsor and the Management Investors, unless in the case of either clause (i) or (ii) above, the Sponsor and the Management Investors have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of Holdings; provided that, for the purpose of this clause (a), the direct or indirect beneficial ownership of the Management Investors shall be deemed not to exceed 10% of the outstanding Voting Stock of Holdings; and/or (b) at any time Continuing Managers shall not constitute at least majority of the Board of Directors of Holdings; and/or (c) any Person other than Holdings shall acquire direct ownership, beneficially or of record, of any Voting Stock of the Borrower; and/or (d) a “Change of Control” (as defined in the Revolving Credit Agreement or in the Senior Subordinated Notes Indenture or however defined in the documentation governing any Permitted Refinancing Indebtedness incurred to Refinance any of such Indebtedness) shall have occurred.

“Closing Date” shall mean the date of the initial Credit Event hereunder.

“Closing Date Indebtedness” shall mean Indebtedness described on Schedule 10.1.

“Closing EBITDA” shall mean “EBITDA” as defined in the indenture governing the notes identified in clause (i) of the definition of “Existing Notes” modified as follows: (a) business optimization expenses and other restructuring charges under clause (4) of such definition shall only be permitted to be added back up to an aggregate amount of $5,000,000 for the twelve-month period ended December 31, 2007 and (b) EBITDA for each of the three-month periods ended March 31, 2007 and June 30, 2007, respectively, shall be deemed to be $32,700,000 and $88,300,000, respectively.

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“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall have the meaning provided to such term in each of the Security Documents.

“Collateral Access Agreement” shall mean a landlord waiver, bailee letter or any other agreement reasonably requested by and reasonably acceptable to the Administrative Agent or the Collateral Agent, as the case may be.

“Collateral Agent” shall mean GECC, or any successor thereto appointed in accordance with the provisions of Section 12.11, together with its affiliates, as the collateral agent for the Secured Parties.

“Collection Account” shall have the meaning provided in Section 9.18(b)(i).

“Commitment” shall mean, with respect to each Lender, such Lender’s Revolving Credit Commitment or Swingline Commitment.

“Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Company” shall have the meaning provided in the preamble to this Agreement.

“Concentration Account” shall have the meaning provided in Section 9.18(b)(i).

“Concentration Account Bank” shall have the meaning provided in Section 9.18(b)(i).

“Confidential Information” shall have the meaning provided in Section 13.16.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated January 2008, delivered to prospective lenders in connection with this Agreement.

“Consolidated EBITDA” shall mean, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities,

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(ii) provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise, and similar taxes paid or accrued during such period,

(iii) depreciation and amortization (including amortization of intangible assets established through purchase accounting and amortization of deferred financing fees or costs),

(iv) Non-Cash Charges,

(v) net after tax extraordinary losses in accordance with GAAP,

(vi) net after tax non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs, signing costs, retention or completion bonuses, transition costs and costs related to closure/consolidation of facilities,

(vii) restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Closing Date); provided that such restructuring charges, accruals and reserves shall not exceed an aggregate amount of $5,000,000 for any Test Period,

(viii) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back in such period to Consolidated Net Income),

(ix) (A) the amount of management, monitoring, consulting and advisory fees, indemnities and related expenses paid or accrued in such period to (or on behalf of) the Sponsor and (B) the amount of expenses relating to payments made to option holders of the Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted in this Agreement,

(x) losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business),

(xi) the amount of “run rate” cost savings projected by the Borrower in good faith to be realized as a result of specified actions taken within 18 months after the Closing Date (which cost savings shall be added to Consolidated EBITDA until fully realized (but in any event for no longer than 30 months following the Closing Date if such cost savings have not be realized by that time) and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) no cost savings shall be added pursuant to this clause (xi) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clauses (vi) and (vii) above or in the definition of the term “Pro Forma Adjustment” and (C) the aggregate amount of cost savings added pursuant to this clause (xi) shall not exceed $10,000,000 for any Test Period (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken),

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(xii) the amount of any net losses from discontinued operations in accordance with GAAP,

(xiii) any non-cash loss attributable to the mark to market movement in the valuation of Hedging Obligations (including Hedging Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133-”Accounting for Derivative Instruments and Hedging Activities”,

(xiv) any loss relating to amounts paid in cash prior to the stated settlement date of any Hedging Obligation (including Hedging Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) that has been reflected in Consolidated Net Income for such period, and

(xv) any gain relating to Hedging Obligations (including Hedging Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(v) and (b)(vi) below;

less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

(iii) gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business),

(iv) the amount of any net income from discontinued operations in accordance with GAAP,

(v) any non-cash gain attributable to the mark to market movement in the valuation of Hedging Obligations (including Hedging Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133-”Accounting for Derivative Instruments and Hedging Activities”,

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(vi) any gain relating to amounts received in cash prior to the stated settlement date of any Hedging Obligation (including Hedging Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) that has been reflected in Consolidated Net Income in the such period,

(vii) any loss relating to Hedging Obligations (including Hedging Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(xiii) and (a)(xiv) above; and

(viii) the amount of any minority interest income consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Subsidiary added (and not deducted in such period to Consolidated Net Income), in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,

(i) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Hedging Agreements for currency exchange risk),

(ii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis and (B) an adjustment in respect of each Pro Forma Entity equal to the amount of the Pro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in the Pro Forma Adjustment Certificate delivered to the Administrative Agent (for further delivery to the Lenders); and

(iii) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted

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Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis.

Notwithstanding anything to the contrary contained herein and subject to adjustment as provided in clauses (ii) and (iii) of the immediately preceding proviso with respect to acquisitions and dispositions occurring following the Closing Date and adjustments as provided under clause (a)(xi) above, Consolidated EBITDA shall be deemed to be $32,200,000, $87,500,000 and $95,000,000, respectively, for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

“Consolidated EBITDA to Consolidated Fixed Charges Ratio” shall mean, as of any date of determination, the ratio of (a) (i) Consolidated EBITDA for the most recent Test Period ended on or prior to such date of determination minus, without duplication, (ii) Capital Expenditures incurred during such Test Period (other than Capital Expenditures financed with the proceeds of Indebtedness), minus, (iii) the portion of taxes attributable to the Borrower and its Restricted Subsidiaries based on income for such Test Period actually paid in cash or accrued during such Test Period to (b) Consolidated Fixed Charges for such Test Period; provided that, for purposes of calculating the Consolidated EBITDA to Consolidated Fixed Charges Ratio for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be (A) with respect to all amounts of Consolidated Interest Expense, other than amounts relating to the Credit Documents, an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination and (B) with respect to all amounts of Consolidated Interest Expense relating to the Credit Documents, calculated as if the average amount utilized and accruing Consolidated Interest Expense thereunder during any fiscal quarter prior to the first anniversary of the Closing Date, is $105,000,000 in respect of Revolving Credit Loans and $33,000,000 in respect of Letters of Credit Outstanding. In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, repays, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has not been permanently repaid) subsequent to the commencement of the period for which the Consolidated EBITDA to Consolidated Fixed Charges Ratio is being calculated, but prior to or simultaneously with the event for which the calculation of the Consolidated EBITDA to Consolidated Fixed Charges Ratio is made (the “Calculation Date”), then the Consolidated EBITDA to Consolidated Fixed Charges Ratio shall be calculated giving Pro Forma Effect to such incurrence, assumption, guarantee, repayment, redemption, retirement or extinguishing of Indebtedness as if the same had occurred at the beginning of the applicable Test Period.

“Consolidated Fixed Charges” shall mean for any period, the sum, determined on a consolidated basis and, without duplication, of (i) Consolidated Interest Expense, (ii) any scheduled payment of principal of Consolidated Total Debt during such period, (iii) all cash Dividends paid by the Borrower and the Restricted Subsidiaries on any series of preferred Capital Stock or Disqualified Capital Stock during such period.

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“Consolidated Interest Expense” shall mean, for any period, the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements, but excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, pay-in-kind interest expense and any other amounts of non-cash interest (including as a result of the effects of purchase accounting), (ii) the accretion or accrual of discounted liabilities during such period, (iii) any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof, (iv) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Agreements or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133, (v) any one-time cash costs associated with breakage in respect of Hedging Agreements for interest rates, and (vi) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP.

“Consolidated Lease Expense” shall mean, for any period, all rental expenses of the Borrower and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with Permitted Sale Leasebacks), but excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income; provided that Consolidated Lease Expense shall not include (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to the Transactions and pursuant to a Permitted Acquisition to the extent that such rental expenses relate to operating leases (i) in effect at the time of (and immediately prior to) such acquisition and (ii) related to periods prior to such acquisition, (c) Capitalized Lease Obligations, all as determined on a consolidated basis in accordance with GAAP and (d) the effects from applying purchase accounting.

“Consolidated Net Income” shall mean, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period (including expenditures incurred to settle environmental liabilities), (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) in the case of any period that includes a period ending prior to or during the fiscal quarter ending December 31, 2008, Transaction Expenses, (d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness, Hedging Agreements or other derivative instruments (other than commodity Hedging Agreements), (f) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period,

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(g) stock-based award compensation expenses and (h) any income (loss) from investments recorded using the equity method. There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. There shall be excluded from Consolidated Net Income for any period the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to the Closing Date and any permitted acquisitions or the amortization or write-off of any amounts thereof.

“Consolidated Total Assets” shall mean, as of any date of determination, the total amount of all assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date.

“Consolidated Total Debt” shall mean, as of any date of determination, (a) the aggregate principal amount of (i) indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, minus (b) (i) the aggregate amount of cash and Permitted Investments (in each case, free and clear of all Liens, other than Permitted Liens and other non-consensual Liens permitted by Section 10.2, Liens permitted under Sections 10.2(a), 10.2(h), 10.2(j), 10.2(m) and Liens permitted under clauses (i) and (ii) of Section 10.2(n)), excluding cash and Permitted Investments which are listed as “restricted”, on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date less (ii) the aggregate amount of Reinvestment Deferred Amounts in excess of $50,000,000 at the date of determination.

“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

“Continuing Manager” shall mean, at any date, an individual (a) who is a member of the Board of Directors of Holdings on the Closing Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months, (c) who has been nominated or designated to be a member of such Board of Directors, directly or indirectly, by the Sponsor or Persons nominated or designated by the Sponsor or (d) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Managers then in office.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound other than the Obligations.

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“Control Agreement” shall mean a Deposit Account Control Agreement or a Securities Account Control Agreement.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Credit Documents” shall mean this Agreement, the Security Documents, the Guarantee, the Intercreditor Agreement, each Letter of Credit and any promissory notes issued by the Borrower hereunder.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan or the issuance, amendment or extension of a Letter of Credit (including an Auto-Extension Letter of Credit).

“Credit Party” shall mean each of Holdings, the Borrower, the Guarantors and each other Subsidiary of the Borrower that is a party to a Credit Document.

“Cumulative Consolidated Net Income” shall mean, as at any date of determination, Consolidated Net Income for the period (taken as one accounting period) commencing on January 1, 2008 and ending on the last day of the most recent fiscal quarter for which Section 9.1 Financials have been delivered.

“Cure Amount” shall have the meaning provided in Section 11.12(a).

“Cure Right” shall have the meaning provided in Section 11.12(a).

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, Letter of Credit Participations or participations in Swingline Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or (d) has notified the Borrower and/or the Administrative Agent in writing of any of the foregoing (including any written notification of its intent not to comply with its obligations under Section 2).

“Deposit Account Control Agreement” has the meaning specified in the Security Agreement.

“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by Holdings, the Borrower or a Restricted Subsidiary in connection

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with a Disposition pursuant to Section 10.4(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” shall have the meaning provided in Section 10.4(c).

“Disqualified Capital Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is putable or exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), pursuant to a sinking fund obligation or otherwise, or (b) is redeemable or exchangeable at the option of the holder thereof (other than solely for Qualified Capital Stock), other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), in whole or in part, or (c) provides for the scheduled payment of dividends in cash, in each case prior to the date that is ninety-one (91) days after the latest Maturity Date of any Credit Facility hereunder; provided that if such Capital Stock is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof), the Borrower or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof), the Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Distributor Accounts” shall mean Accounts (i) arising from delivery of products in the ordinary course of business, (ii) which are billed pursuant to a customer agreement which provides for monthly billing, (iii) which are billed not more than 40 days after the date of sale of product and (iv) for which the Borrower shall provide, from time to time at the Administrative Agent’s reasonable request, a summary setting forth the invoicing of the consigned distributors.

“Dividends” shall have the meaning provided in Section 10.6.

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“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the Applicable Laws of the United States, any state or territory thereof, or the District of Columbia.

“E-Fax” shall mean any system used to receive or transmit faxes electronically.

“Eligible Accounts” shall mean at any date of determination, the aggregate amount of all Accounts of the Credit Parties that are not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (w) below. Eligible Accounts shall not include, without duplication, any Account of any Credit Party:

(a) that does not arise from the sale of goods or the performance of services by such Credit Party in the ordinary course of its business;

(b) (i) upon which such Credit Party’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Credit Party’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c) with respect to which the Account Debtor is a creditor of any Credit Party or any Subsidiary of any Credit Party, has or has asserted any defense, counterclaim, right of setoff or has disputed its obligation to pay all or any portion of the Account, to the extent of such defense, claim, counterclaim, right of setoff or dispute, unless (i) the Administrative Agent or the Collateral Agent, in its Permitted Discretion, has established an appropriate Reserve and determines to include such Account as Eligible Account or (ii) such account Debtor has entered into an agreement reasonably acceptable to the Administrative Agent or the Collateral Agent to waive such rights;

(d) that comprises service charges or finance charges;

(e) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(f) (i) with respect to Other Accounts, with respect to which an invoice, reasonably acceptable to the Administrative Agent in form and substance (or otherwise in the form required by any Account Party), has not been sent to the applicable Account Debtor or (ii) with respect to Distributor Accounts, with respect to which an invoice, reasonably acceptable to the Administrative Agent in form and substance (or otherwise in the form required by any Account Party), has not been sent to the applicable Account Debtor within 40 days following the date of sale of product;

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(g) that (i) is not owned by such Credit Party or (ii) as to which the Collateral Agent’s Lien thereon, on behalf of itself and the Secured Parties, is not a first priority perfected Lien or is subject to any Lien of any other Person, other than (A) Liens in favor of the Collateral Agent, on behalf of itself and the Secured Parties or Term Loan Liens or (B) Permitted Liens for which the Administrative Agent or the Collateral Agent, in its Permitted Discretion, has established an appropriate Reserve and determines to include such Account as Eligible Account;

(h) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party;

(i) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless such Credit Party has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation, in each case to the Administrative Agent’s reasonable satisfaction;

(j) that is the obligation of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit or other credit support assigned and delivered to the Administrative Agent, reasonably satisfactory to the Administrative Agent as to form, amount and issuer;

(k) to the extent such Credit Party is liable for goods sold or services rendered by the applicable Account Debtor to such Credit Party or any Subsidiary thereof but only to the extent of the potential offset;

(l) that arises with respect to goods that are delivered on a bill and hold, cash on delivery basis or placed on consignment (other than Distributor Accounts), guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(m) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(ii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(n) that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this definition;

(o) as to which any of the representations or warranties in the Credit Documents with respect to such Account are untrue;

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(p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper (other than Instruments or Chattel Paper that have been delivered to the Collateral Agent under the Security Agreement);

(q) Accounts, the collection of which the Administrative Agent believes in its Permitted Discretion to be doubtful by reason of the Account Debtor’s perceived inability to pay;

(r) which is not paid within the earlier of 60 days following its due date or 90 days following its original invoice date, or which has been written off the books of the Borrower or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which is not paid within the earlier of 60 days following its due date or 90 days following its original invoice date);

(s) with respect to which the Account Debtor is located in a state, province or jurisdiction (e.g., New Jersey, Minnesota and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Credit Party has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges). The foregoing shall not apply to the extent that the applicable Credit Party may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by the Administrative Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account (including, for greater certainty, the requirement for a creditor to extra-provincially register in a province or territory of Canada for such purposes);

(t) to the extent such Account was created as a new receivable for the unpaid portion of an outstanding Account (including chargebacks, debit memos or other adjustments for unauthorized deductions);

(u) that does not comply in all material respects with the requirements of all Applicable Laws and regulations, whether federal, state, local or foreign, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(v) to the extent that such Account, together with all other Accounts owing to such Account Debtor and its Affiliates as of any date of determination exceed 10% of all Eligible Accounts (or 20% with respect to Accounts owed by Johnstone Supply and its Affiliates or any higher percentage agreed to by the Administrative Agent, but in any event not exceeding 25% of all Eligible Accounts); or

(w) that is payable in any currency other than Dollars or Canadian Dollars; provided that the aggregate amount of all Eligible Accounts denominated in Canadian Dollars shall not exceed more than 10% of all Eligible Accounts at any time.

Subject to Sections 2.14 and 13.1(c) and the definition of Borrowing Base, the Administrative Agent may modify the foregoing in its Permitted Discretion.

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“Eligible Inventory” shall mean Inventory of the Credit Parties that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (p) below. Eligible Inventory shall not include, without duplication, any Inventory of any Credit Party that:

(a) (i) is not owned by the Credit Parties or (ii) is not subject to a first priority lien in favor of the Collateral Agent on behalf of itself and the Secured Parties and is free and clear of all Liens (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Credit Parties’ performance with respect to that Inventory) except for (A) the Liens in favor of the Collateral Agent, on behalf of itself and the Secured Parties, and Term Loan Liens and (B) Permitted Liens for which the Administrative Agent or the Collateral Agent, in its Permitted Discretion, has established an appropriate Reserve and determines to include such Account as Eligible Inventory;

(b) (i) is not located on premises owned, leased or rented by the Credit Parties or (ii) is stored at a leased location, unless the Administrative Agent has given its prior consent thereto or unless (A) the lessor has delivered to the Collateral Agent a Collateral Access Agreement or (B) a Reserve (and, without duplication, Landlord Lien Reserve) for rent, charges and other amounts due or to become due with respect to such locations has been established by the Administrative Agent or the Collateral Agent in its Permitted Discretion, (iii) is stored with a bailee or third party warehouseman unless (A) such warehouseman or bailee has delivered to the Collateral Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably require or is evidenced by a Document which has been delivered to the Administrative Agent or (B) an appropriate Reserve has been established by the Administrative Agent or the Collateral Agent in its Permitted Discretion, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than the Collateral Agent (and the collateral agent under the Term Loan Credit Documents), unless a reasonably satisfactory mortgagee waiver has been delivered to the Administrative Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

(c) is placed on consignment or is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which the Collateral Agent’s Liens have been perfected at origin and destination;

(d) is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent and the Secured Parties;

(e) consists of display items or packing or shipping materials, manufacturing supplies, work in process Inventory or replacement parts;

(f) consists of goods which have been returned by the buyer other than goods that are undamaged and are able to be resold in the ordinary course of business;

(g) is not of a type held for sale in the ordinary course of Credit Parties’ business;

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(h) breaches any of the representations or warranties pertaining to Inventory set forth in the Credit Documents;

(i) consists of any costs associated with “freight in” charges;

(j) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(k) is not located in the United States or Canada;

(l) is obsolete or unmarketable, defective or unfit for sale or which does not conform in all material respects to all standards imposed by any Governmental Authority having regulatory authority over such Credit Party;

(m) is not covered by casualty insurance which complies with the requirements of Section 9.3;

(n) which contains or bears any intellectual property rights licensed to a Credit Party unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect, (ii) violating any material contract with such licensor or (iii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement; or

(o) such portion of Eligible Inventory that is applicable to intercompany profits or capitalized variances.

Subject to Sections 2.14 and 13.1(c) and the definition of Borrowing Base, the Administrative Agent may modify the foregoing in its Permitted Discretion.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, in each case relating to the protection of the environment or, to the extent relating to exposure to substances that are harmful or deleterious to the environment, of human health or safety.

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“Equity Contribution” shall have the meaning provided in the recitals to this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with Holdings, the Borrower or a Subsidiary thereof would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Eurodollar Loan” shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Base Rate” shall mean, with respect to any Interest Period for any Eurodollar Loan, the greater of ((i) the rate per annum for deposits in Dollars for the applicable Interest Period appearing on the Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) two Business Days prior to the first day in such Interest Period and (ii) 3.25% per annum. In the event that the rate referred to in clause (i) above does not appear on the Reuters Screen LIBOR01 page at such time, the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the “Eurodollar Base Rate” for the purposes of this paragraph shall instead be the rate per annum notified to the Administrative Agent by the Reference Lender as the rate at which the Reference Lender is offered Dollar deposits at or about 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where the Eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period availability, such other method to determine such offered rate as may be selected by the Administrative Agent in its sole discretion.

“Eurodollar Rate” shall mean, with respect to any Interest Period and for any Eurodollar Loan, an interest rate per annum determined as the ratio of (a) the Eurodollar Base Rate with respect to such Interest Period for such Eurodollar Loan to (b) the Statutory Reserve Requirements with respect to such Interest Period and for such Eurodollar Loan.

“E-System” shall mean any electronic system, including Intralinks® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Parties, or any of such Person’s respective officers, directors, employees, attorneys, agents and representatives or any other Person, providing for access to data protected by passcodes or other security system.

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“Event of Default” shall have the meaning provided in Section 11.

“Excess Availability” shall mean, as of any date of determination, an amount equal to the Maximum Amount less the Revolving Credit Exposure of all Lenders and Swingline Loans then outstanding.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” shall mean on any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into any other currency (including Dollars), as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later.

“Excluded Capital Stock” shall mean (a) any Capital Stock with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower and the Collateral Agent), the cost or other consequences (including any adverse tax consequences) of pledging such Capital Stock shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (b) solely in the case of any pledge of Capital Stock of any Foreign Subsidiary to secure the Obligations, any Capital Stock that is Voting Stock of such Foreign Subsidiary in excess of 65% of the outstanding Capital Stock of such class, (c) any Capital Stock to the extent the pledge thereof would be prohibited by any Applicable Law or Contractual Obligation, (d) the Capital Stock of any Subsidiary that is not wholly owned by the Borrower and its Subsidiaries at the time such Subsidiary becomes a Subsidiary (for so long as such Subsidiary remains a non-wholly owned Subsidiary), (e) the Capital Stock of any Immaterial Subsidiary or any Unrestricted Subsidiary, (f) the Capital Stock of any Subsidiary of a Foreign Subsidiary, (g) any Capital Stock of any Subsidiary to the extent that the pledge of such Capital Stock would result in adverse tax consequences to Holdings, the Borrower or any Subsidiary as reasonably determined by the Borrower and (h) such Capital Stock as has been identified on or prior to the Closing Date in writing to the Administrative Agent by an Authorized Officer of the Borrower and agreed to by the Administrative Agent.

“Excluded Subsidiary” shall mean (a) any Subsidiary that is not a wholly owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.10 (for so long as such Subsidiary remains a non-wholly owned Subsidiary), (b) any Subsidiary that is prohibited by Applicable Law or Contractual Obligation existing on the Closing Date from guaranteeing the Obligations at the

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time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restrictions or any replacement or renewal thereof is in effect), (c) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (d) any Immaterial Subsidiary (provided that the Borrower shall not be permitted to exclude Immaterial Subsidiaries from guaranteeing the Obligations to the extent that (i) the aggregate amount of gross revenue for all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) excluded by clause this clause (d) exceeds 2% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for the most recent Test Period ended prior to the date of determination or (ii) the aggregate amount of total assets for all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) excluded by this clause (d) exceeds 2% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as at the end of the most recent Test Period ended prior to the date of determination), (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower and the Collateral Agent), the cost or other consequences (including any adverse tax consequences) of providing a guarantee shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (f) each Foreign Subsidiary and Unrestricted Subsidiary, (g) each other Domestic Subsidiary acquired pursuant to a Permitted Acquisition and financed with secured Indebtedness incurred pursuant to Section 10.1(k) or 10.1(l) and permitted by the proviso to subclause (z) or (y), respectively, of either of such Sections and each Restricted Subsidiary that guarantees such Indebtedness to the extent that, and for so long as, the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing the Obligations, (h) any Subsidiary to the extent that the guarantee of the Obligations would result in adverse tax consequences to Holdings, the Borrower or any Subsidiary as reasonably determined by the Borrower and (i) AsureCare Corp., a Florida corporation.

“Existing Notes” shall mean collectively, (i) the existing fixed rate notes 7 7/8% Senior Subordinated Notes of Goodman Global Holdings, Inc. and (ii) the outstanding Senior Floating Rate Notes of Goodman Global Holdings, Inc.

“Existing Notes Additional Redemption Amount” shall mean Revolving Credit Loans up to $25,000,000 which may be borrowed on the Closing Date exclusively to fund the Existing Notes Over-Funding Amount.

“Existing Notes Over-Funding Amount” shall mean the difference between the calculation of the amount of the redemption deposit required under the indenture governing the Existing Notes calculated on the Closing Date using a discount rate of zero and the actual redemption amount determined on the date of redemption of the Existing Notes using the market discount rate at the time of such redemption.

“Fair Market Value” shall mean with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower.

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“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the letter dated the date hereof addressed to Borrower from the Joint Bookrunners and accepted by Borrower on the date hereof, with respect to certain fees to be paid from time to time to the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“Financial Covenant” shall mean the covenant of the Borrower set forth in Section 10.11.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Fee” shall have the meaning provided in Section 4.1(b).

“Funded Debt” shall mean all indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” shall mean the government of the United States, any foreign country or any multinational authority, or any state or political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the PBGC and other quasi-governmental entities established to perform such functions.

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“Guarantee” shall mean the Revolving Guarantee, made by each Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit B.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (a) Holdings (b) each Domestic Subsidiary (other than an Excluded Subsidiary) on the Closing Date and (c) each Domestic Subsidiary (other than an Excluded Subsidiary) that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.10.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing),

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whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements.

“Historical Financial Statements” shall mean (a) the audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for the three most recently completed fiscal years ended December 31, 2006, (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for the fiscal quarter ended September 30, 2007 and each subsequent fiscal quarter (other than the fourth fiscal quarter of 2007) ended at least 45 days before the Closing Date and (c) unaudited consolidated balance sheets and related statements of income and cash flows of the Company for each fiscal month after September 30, 2007 (other than any month with respect to which quarterly financial statements are delivered pursuant to the foregoing) ended at least 45 days before the Closing Date, which financial statements described in clauses (a) through (c) shall have been prepared in accordance with GAAP.

“Holdings” shall mean CHILL INTERMEDIATE HOLDINGS, INC, a Delaware Corporation or, after the Closing Date, any other Person (the “New Holdings”) that is a Subsidiary of CHILL INTERMEDIATE HOLDINGS, INC, (or the previous New Holdings as the case may be) (the “Previous Holdings”); provided that (a) such New Holdings owns 100% of Voting Stock of the Borrower, (b) the New Holdings shall expressly assume all the obligations of the Previous Holdings under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (c) such substitution concurrently occurs under Term Loan Credit Documents, (d) the New Holdings shall have delivered to the Administrative Agent an officer’s certificate stating that such substitution and any supplements to the Credit Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, (e) if reasonably requested by the Administrative Agent, an opinion of counsel to the effect that such substitution does not violate this Agreement or any other Credit Document, (f) all assets of the Previous Holdings are contributed or otherwise transferred to such New Holdings and (g) no Default or Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Default or Event of Default or material tax liability; provided, further, that if the foregoing are satisfied, the Previous Holdings shall be automatically released of all its obligations under the Credit Documents and any reference to “Holdings” in the Credit Documents shall be meant to refer to the “New Holdings”.

“Immaterial Subsidiary” shall mean, at any date of determination, any Restricted Subsidiary of the Borrower (a) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the most recent Test Period ended on or prior to such determination date were less than 1% of the

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Consolidated Total Assets of the Borrower and its Restricted Subsidiaries at such date, and (b) whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for such Test Period were less than 1% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Indebtedness” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net Hedging Obligations of such Person;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) current trade liabilities (but not any refinancings, extensions, renewals, or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof except if such trade liabilities bear interest and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness; and

(g) all Guarantee Obligations of such Person in respect of any of the foregoing;

provided that Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business and (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated

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Total Debt and (B) in the case of Holdings, the Borrower and their Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Parties” shall have the meaning provided in Section 13.5(a).

“Initial Financial Statement Delivery Date” shall mean the date on which Section 9.1 Financials are delivered to the Administrative Agent under Section 9.1 for the first full fiscal quarter commencing after the Closing Date.

“Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of the Closing Date by and between the Collateral Agent and GECC, as collateral agent under the Term Loan Credit Agreement, and acknowledged by Holdings, the Borrower and the other Guarantors.

“Interest Period” shall mean, with respect to any Revolving Credit Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Inventory” shall mean any “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Inventory Appraisal” shall mean (a) on the Closing Date, the appraisal prepared by Great American Group dated January 22, 2008 and (b) thereafter, the most recent inventory appraisal conducted by an independent appraiser firm pursuant to Section 9.2(b).

“Investment” shall have the meaning provided in Section 10.5.

“Investors” shall mean the Sponsor, certain other investors arranged by and/or designated by the Sponsor and identified to the Joint Bookrunners prior to the Closing Date and the Management Investors.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.

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“Joint Lead Arrangers” shall mean Barclays Capital, the investment banking division of Barclays Bank PLC and GECC.

“Joint Bookrunners” shall have the meaning provided in the preamble to this Agreement.

“Landlord Lien” shall mean any Lien of a landlord on any Credit Party’s property, granted by statute.

“Landlord Lien Reserve” shall mean an amount equal to up to 3 months’ rent for all of the Credit Parties’ leased locations where Eligible Inventory is located in each Landlord Lien State, other than leased locations with respect to which the Administrative Agent shall have received a landlord’s waiver of subordination of lien in form reasonably satisfactory to the Administrative Agent.

“Landlord Lien State” shall mean (i) each of Washington, Virginia and Pennsylvania and (ii) such other state(s) that the Administrative Agent reasonably determines after the Closing Date and notifies the Borrower thereof, that, as a result of a change in law (or in the interpretation or application thereof by any Governmental Authority) occurring after the Closing Date a landlord’s claim for rent has priority by operation of law over the Lien of the Collateral Agent in any of the Collateral consisting of Eligible Inventory.

“Lender” shall have the meaning provided in the preamble to this Agreement.

“Letter of Credit” shall have the meaning provided in Section 3.1(a).

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) Revolving Credit Loans pursuant to Section 3.4(a) at such time and (b) such Lender’s Revolving Credit Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) Revolving Credit Loans pursuant to Section 3.4(a)).

“Letter of Credit Fee” shall have the meaning provided in Section 4.1(c).

“Letter of Credit Issuer” shall mean GECC and any one or more Persons who shall become a Letter of Credit Issuer pursuant to Section 3.6. Any Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

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“Letter of Credit Maturity Date” shall mean, the date that is 3 Business Days prior to the Revolving Credit Maturity Date.

“Letter of Credit Participant” shall have the meaning provided in Section 3.3(a).

“Letter of Credit Participation” shall have the meaning provided in Section 3.3(a).

“Letter of Credit Request” shall have the meaning provided in Section 3.2(a).

“Letter of Credit Sub-Limit” shall mean $50,000,000, as the same may be reduced from time to time pursuant to Section 4.2.

“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar change or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.

“Loan” shall mean any Revolving Credit Loan or Swingline Loan made by any Lender hereunder.

“Management Investors” shall mean the management officers, directors and employees of Holdings, the Borrower and the Restricted Subsidiaries who become investors in Holdings, any of its direct or indirect parent entities or in the Borrower.

“Mandatory Borrowing” shall have the meaning provided in Section 2.1(c)(ii).

“Master Agreement” shall have the meaning provided in the definition of the term “Hedging Agreement.”

“Material Adverse Effect” shall mean an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse effect on (a) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Credit Document, (c) the ability of the Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents or (d) the rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Documents.

“Maturity Date” shall mean the Revolving Credit Maturity Date, the Letter of Credit Maturity Date or the Swingline Maturity Date, as applicable.

“Maximum Amount” shall mean the lesser of (i) the Borrowing Base in effect from time to time and (ii) the Total Commitments then in effect.

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“Merger” shall have the meaning provided in the recitals to this Agreement.

“Merger Consideration” shall have the meaning provided in the recitals to this Agreement.

“Merger Funds” shall have the meaning provided in the recitals to this Agreement.

“Merger Sub” shall have the meaning provided in the recitals to this Agreement.

“Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of Revolving Credit Loans, $1,000,000, and (b) with respect to a Borrowing of Swingline Loans, $100,000.

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Capital Stock.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of Exhibit C (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as agreed between the Borrower and the Collateral Agent or, in the case of any Mortgaged Property located outside the United States of America, in such form as agreed between the Borrower and the Collateral Agent.

“Mortgage Supporting Documents” shall mean the documents which are to be delivered under Section 9.14(c) with respect to any Mortgage for any Mortgaged Property.

“Mortgaged Property” shall mean, initially, each parcel of real estate and improvements thereto owned by a Credit Party and identified on Schedule 1.1(b), and each other parcel of real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 9.14(b).

“Net Cash Proceeds” shall mean “Net Cash Proceeds” as defined in the Term Loan Credit Agreement.

“Net Orderly Liquidation Value Percentage” shall mean, the value of Eligible Inventory that is estimated to be recoverable in an orderly liquidation thereof, net of all costs of liquidation thereof, based upon the most recent Inventory Appraisal conducted in accordance with this Agreement and expressed as a percentage of cost of such Eligible Inventory.

“Non-Cash Charges” shall mean (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (b) all losses from investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of

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purchase accounting, and (e) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” shall mean any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Cash Compensation Liabilities” shall mean any liabilities recorded in connection with stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Excluded Taxes” shall have the meaning provided in Section 5.4(a).

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(b).

“Non-U.S. Lender” shall have the meaning provided in Section 5.4(e).

“Notice of Borrowing” shall mean a request of the Borrower in accordance with the terms of Section 2.3 and substantially in the form of Exhibit F-1 or such other form as shall be approved by the Administrative Agent (acting reasonably).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6.

“Obligations” shall mean the collective reference to (a) the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Credit Party to any of the Secured Parties under this Agreement and the other Credit Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement and the other Credit Documents, (c) the due and punctual payment and performance of all the covenants, agreements, and liabilities of each other Credit Party under or pursuant to this Agreement or the

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other Credit Documents, and (d) the due and punctual payment and performance of all Cash Management Obligations under each Secured Cash Management Agreement. Notwithstanding the foregoing, (i) the obligations of Holdings, the Borrower or any Subsidiary under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and the other Credit Document shall not require the consent of the holders of the Cash Management Obligations under Secured Cash Management Agreements.

“Organizational Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Accounts” shall mean all Accounts other than Distributor Accounts.

“Other Taxes” shall have the meaning provided in Section 5.4(b).

“Participant” shall have the meaning provided in Section 13.6(c)(i).

“PATRIOT ACT” shall have the meaning provided in Section 13.18.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall mean a certificate of the Borrower in the form of Exhibit D or any other form approved by the Administrative Agent.

“Permitted Acquisition” shall mean any acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets (including any assets constituting a business unit, line of business or division) or Capital Stock, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with all Applicable Laws; (b) if such acquisition involves the acquisition of a Subsidiary, such acquisition shall result in the issuer of such Capital Stock becoming a Restricted Subsidiary and a Guarantor to the extent required by Section 9.10; (c) such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any Capital Stock or any assets so acquired to the extent required by Sections 9.10, 9.11 and/or 9.14(b); (d) after giving effect to such acquisition, no Event of Default shall have occurred and be continuing; (e) after giving effect to such acquisition, the Borrower and its Restricted Subsidiaries shall be in compliance with Section 9.13; (f) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred

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pursuant to Sections 10.1(k) and 10.1(l), respectively, and any related Pro Forma Adjustment), with the covenants set forth in Section 9.11 of the Term Loan Credit Agreement, as such covenants are recomputed as at the last day of the most recently ended Test Period as if such acquisition had occurred on the first day of such Test Period; and (g) the Permitted Acquisition Consideration paid in connection with such Permitted Acquisition when combined with the Permitted Acquisition Consideration of the prior Permitted Acquisitions consummated after the Closing Date shall not exceed the sum of (i) 10% of Consolidated Total Assets (determined as at the last day of the most recently ended Test Period prior to such Permitted Acquisition), plus (ii) the Reinvestment Deferred Amount.

“Permitted Acquisition Consideration” shall mean in connection with any Permitted Acquisition, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition at the time such Permitted Acquisition is made) of, without duplication: (i) the purchase consideration paid or payable in cash for such Permitted Acquisition, whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Indebtedness and/or Guarantee Obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; (ii) the aggregate amount of Indebtedness incurred or assumed in connection with such Permitted Acquisition; provided in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof by Holdings, the Borrower or its Restricted Subsidiaries.

“Permitted Additional Notes” shall mean unsecured senior, senior subordinated or subordinated notes issued by the Borrower; provided that (a) the terms of such notes do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 91 days after the latest Maturity Date of any Credit Facility hereunder, other than, subject to the prior repayment of or the prior offer to repay the Obligations hereunder, customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default, (b) the covenants, events of default, Subsidiary guarantees and other terms for such notes (provided that such notes shall have interest rates and redemption premiums determined by Holdings or the Borrower, as the case may be, to be market rates and premiums at the time of issuance of such notes), taken as a whole, are determined by Holdings or the Borrower, as the case may be, to be market terms on the date of issuance and in any event are not more restrictive on Holdings, the Borrower and its Restricted Subsidiaries, or materially less favorable to the Lenders, than the terms of this Agreement (as in effect on the Closing Date) and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions; provided that a certificate of an Authorized Officer of Holdings or the Borrower, as the case may be, delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings or the Borrower, as the case may be, has determined in good faith that such terms and

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conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Holdings and the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) if such notes are senior subordinated or subordinated notes, the terms of such notes provide for customary subordination of such notes to the Obligations and (d) no Subsidiary of the Borrower (other than a Guarantor) is an obligor under such notes.

“Permitted Cure Security” shall mean an equity security of Holdings or the Borrower (or any direct or indirect parent thereof) having no mandatory redemption, repurchase or similar requirements prior to 91 days after the latest Maturity Date of any Credit Facility hereunder, and upon which all dividends or distributions (if any) shall be, prior to 91 days after the latest Maturity Date hereunder, payable solely in additional shares of such equity security; provided that all equity securities of Holdings issued in connection with the Equity Contributions shall not be deemed to be Permitted Cure Securities.

“Permitted Discretion” shall mean, as applicable, the Administrative Agent’s or the Collateral Agent’s commercially reasonable judgment, exercised in good faith in accordance with customary business practices for similar asset-based lending transactions, as to any factor, event, condition or other circumstance which the Administrative Agent or the Collateral Agent, as applicable, reasonably determines: (a) will or could reasonably be expected to adversely affect the quantity, quality, mix or value of the Eligible Accounts and Eligible Inventory (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of the Collateral Agent’s Liens thereon or the amount which the Administrative Agent, the Lenders or the Letter of Credit Issuer would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Eligible Accounts and Eligible Inventory or (b) that any collateral report or financial information delivered to the Administrative Agent or the Collateral Agent by the Credit Parties or any Person on behalf of thereof is incomplete, inaccurate or misleading in any material respect or (c) creates a Default or an Event of Default. In exercising such judgment, the Administrative Agent or the Collateral Agent may consider, without duplication, factors already included in or tested by the definition of Eligible Accounts and Eligible Inventory, and any other criteria including: (i) changes after the Closing Date in any concentration of risk with respect to Eligible Accounts and (ii) any other factors arising after the Closing Date that affect or that could reasonably be expected to affect the credit risk of lending to the Borrower on the security of the Collateral.

“Permitted Investments” shall mean (a) Dollars and, with respect to any Foreign Subsidiaries, local currencies held by such Foreign Subsidiary, in each case in the ordinary course of business; (b) securities issued or unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof; (c) securities issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be

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rating such obligations, then from another nationally recognized rating service); (d) commercial paper or variable or fixed rate notes issued by or guaranteed by any Lender or any bank holding company owning any Lender; (e) commercial paper or variable or fixed rate notes maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (f) time deposits with, or domestic and Eurodollar certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks; (g) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (b), (c) and (f) above entered into with any bank meeting the qualifications specified in clause (f) above or securities dealers of recognized national standing; (h) marketable short-term money market and similar securities having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (i) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (h) above; and (j) in the case of investments by any Restricted Foreign Subsidiary or investments made in a country outside the United States of America, other customarily utilized high-quality investments in the country where such Restricted Foreign Subsidiary is located or in which such investment is made.

“Permitted Liens” shall mean (a) Liens for taxes, assessments or other governmental charges or claims that are either (i) not yet due and payable and not subject to penalties for nonpayment or (ii) being diligently contested in good faith by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, (b) Liens in respect of property or assets of Holdings, the Borrower or any of its Subsidiaries imposed by law, such as landlord’s, carriers’, warehousemen’s, repairmen’s, construction contractors’ and mechanics’ Liens and other similar Liens, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect, (c) Liens arising from judgments or decrees for the payment of money in circumstances not constituting an Event of Default under Section 11.10, (d) Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases (other than Capitalized Leases), government contracts, trade contracts (other than for Indebtedness), performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations) incurred in the ordinary course of business, (e) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by Holdings, the Borrower or any of its Subsidiaries are located, (f) easements, rights-of-way, licenses, restrictions (including zoning restrictions), minor defects, exceptions or irregularities in title, encroachments, protrusions and other similar charges or encumbrances, in each case do not, in the aggregate, materially detract from the value of the Real Estate of the Borrower and its Subsidiaries, taken as a whole, or interfere in any

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material respect with the business of the Borrower and its Subsidiaries, taken as a whole, and that were not incurred in connection with and do not secure any Indebtedness, and to the extent reasonably agreed by the Administrative Agent, any exception on the title policies issued in connection with any Mortgaged Property, (g) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease permitted by this Agreement, (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (i) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued or created for the account of the Borrower or any of its Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.1, (j) licenses of intellectual property granted in a manner consistent with past practice, (k) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries and (l) any zoning or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary course of conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

“Permitted Overadvance” shall have the meaning provided in Section 2.1(d).

“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”) any Indebtedness issued in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”) such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinance except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (B) if the Indebtedness being Refinanced is Indebtedness permitted by Section 10.1(a)(ii), 10.1(h), 10.1(j) or 10.1(w), the direct and contingent obligors with respect to such Permitted Refinancing Indebtedness are not changed, (C) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 10.1(c), such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness and (D) if the Indebtedness being Refinanced is Indebtedness permitted by Section 10.1(a)(ii), 10.1(h), 10.1(j) or 10.1(w), the terms and conditions of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Refinanced Indebtedness being Refinanced (including, if applicable, as to collateral and subordination, but excluding as to interest rates and redemption premiums); provided that a certificate of an Authorized Officer of Holdings or the Borrower delivered to the Administrative Agent at least 10 Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating

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thereto, stating that Holdings or the Borrower, as the case may be, has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Holdings and the Borrower within such 10 Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries pursuant to Section 10.4(g).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“PIK Interest Amount” shall mean the aggregate principal amount of all increases in the outstanding principal amount of the Senior Subordinated Notes (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness) including any issuances of PIK Notes (as defined in the Senior Subordinated Notes Indenture or any similar document) in connection with the payment by the Borrower to pay interest on the Senior Subordinated Notes (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness) in kind.

“Plan” shall mean (a) any multiemployer, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that (i) is maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate, (ii) was so maintained or contributed to and in respect of which the Borrower, any Restricted Subsidiary or any ERISA Affiliate could have liability under Section 4212 (c) of ERISA in the event such plan has been or were to be terminated or (b) any single employer plan, as defined in Section 4001(a)(15) of ERISA that (i) is maintained for employees of the Borrower, any Restricted Subsidiary or any ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower, any Restricted Subsidiary or ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Pledge Agreement” shall mean the Revolving Pledge Agreement, entered into by Holdings, the Borrower, the other pledgors party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E-2.

“Post-Acquisition Period” shall mean, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Prime Rate” shall mean the rate of interest per annum published by the Wall Street Journal from time to time, as the prime lending rate.

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken, prior to or

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during such Post-Acquisition Period, for the purposes of realizing reasonably identifiable and factually supportable cost savings, or (b) any additional costs incurred prior to or during such Post-Acquisition Period in connection with the combination of the operations of such Pro Forma Entity with the operations of the Borrower and the Restricted Subsidiaries; provided that (A) so long as such actions are taken prior to or during such Post-Acquisition Period or such costs are incurred prior to or during such Post-Acquisition Period it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs will be incurred during the entirety of such Test Period, and (B) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Adjustment Certificate” shall mean any certificate of an Authorized Officer of the Borrower delivered pursuant to Section 9.1(i) or setting forth the information described in clause (iv) to Section 9.1(d).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Capital Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of the term “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term “Pro Forma Adjustment”.

“Pro Forma Entity” shall mean any Acquired Entity or Business or any Converted Restricted Subsidiary.

“Pro Rata Share” shall mean, with respect to any Lender at any time, the percentage obtained by dividing (a) the sum of the Revolving Credit Commitments (or, if such

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Revolving Credit Commitments are terminated, the Revolving Credit Exposure therein) of such Lender then in effect by (b) the sum of the Revolving Credit Commitments (or, if such Commitments are terminated, the Revolving Credit Exposure therein) of all Lenders then in effect; provided, however, that, if there are no Revolving Credit Commitments and no Revolving Credit Exposure, such Lender’s Pro Rata Share shall be determined based on the Pro Rata Share most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to Section 13.7.

“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.

“Qualifying IPO” shall mean the issuance by Holdings (or any direct or indirect parent of Holdings) of its common Capital Stock generating (individually or in the aggregate together with any prior initial public offering) gross proceeds exceeding $100,000,000, in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Real Estate” shall have the meaning provided in Section 9.1(g).

“Recovery Event” shall mean (a) any damage to, destruction of or other casualty or loss involving any property or asset or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of or relating to, or any similar event in respect of, any property or asset.

“Reference Lender” shall mean Barclays Bank PLC.

“Refinance” shall have the meaning provided in the definition of the term “Permitted Refinancing Indebtedness.”

“Refinancing” shall have the meaning provided in the recitals to this Agreement.

“Register” shall have the meaning provided in Section 13.6(b)(v).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

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“Reinvestment Deferred Amount” shall “Reinvestment Deferred Amount” as defined in the Term Loan Credit Agreement.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person or such Person’s Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder.

“Required Lenders” shall mean, at any date, Non-Defaulting Lenders having at such time in excess of 50% of (a) the Adjusted Total Commitment or (b) if the Total Commitment has been terminated or for the purposes of acceleration pursuant to Section 11, the outstanding principal amount of the Revolving Credit Loans and Letters of Credit Outstanding in the aggregate at such date.

“Reserves” shall mean, reserves deemed necessary in its Permitted Discretion by the Administrative Agent (a) on the Closing Date as set forth in the Borrowing Base delivered to the Administrative Agent on the Closing Date and (b) thereafter, from time to time, established against the gross amount of Eligible Accounts and Eligible Inventory in accordance with Section 2.14. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued and unpaid interest pursuant to this Agreement shall be deemed to be a reasonable exercise of the Administrative Agent’s Permitted Discretion.

“Restricted Foreign Subsidiary” shall mean each Restricted Subsidiary that is also a Foreign Subsidiary.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Credit Commitment” shall mean, (a) with respect to each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Revolving Credit Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Commitment, in each case as such Revolving Credit Commitment maybe reduced or increased from time to time as permitted hereunder. The aggregate amount of the Revolving Credit Commitments as of the date hereof is $300,000,000.

“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitment by (b) the aggregate amount of the Revolving Credit Commitments; provided that at any time when the Total Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be its Revolving Credit Commitment Percentage as in effect immediately prior to such termination.

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“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Credit Loans of such Lender then outstanding and (b) such Lender’s Letter of Credit Exposure at such time.

“Revolving Credit Facility” shall have the meaning provided in the recitals to this Agreement.

“Revolving Credit Loan” shall have the meaning provided in Section 2.1(a).

“Revolving Credit Maturity Date” shall mean the date that is five years after the Closing Date, or, if such date is not a Business Day, the next preceding Business Day.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or 9.1(b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).

“Secured Cash Management Agreement” shall mean any agreement relating to Cash Management Services that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and a Cash Management Bank.

“Secured Parties” shall mean, collectively, (a) the Lenders, (b) the Letter of Credit Issuers, (c) the Swingline Lender (d) the Administrative Agent, (e) the Collateral Agent, (f) each Cash Management Bank, (g) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Documents and (h) any successors, endorsees, transferees and assigns of each of the foregoing.

“Securities Account Control Agreement” has the meaning specified in the Security Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall mean the Revolving Security Agreement, entered into by the Borrower, the other grantors party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E-1.

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“Security Documents” shall mean, collectively, the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Sections 9.10, 9.11 or 9.14 or pursuant to any of the Security Documents to secure any of the Obligations.

“Senior Subordinated Notes” shall mean those 13.5/14% senior subordinated notes due 2016 issued by the Borrower under the Senior Subordinated Notes Indenture in an initial aggregate principal amount of $500,000,000, including any “Exchange Note” issued in an “Exchange Offer” therefore (as such term is defined in the Senior Subordinated Notes Indenture).

“Senior Subordinated Notes Indenture” shall mean the indenture for the Senior Subordinated Notes, dated February 13, 2008 among the Borrower and Wells Fargo Bank, National Association, as trustee.

“Senior Subordinated Notes Documents” shall mean the Senior Subordinated Notes Indenture and the other credit documents referred to therein (including the related guarantee, the notes, the notes purchase agreement and the registration rights agreements).

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Solvent” shall mean, with respect to any Person, at any date, that (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date, (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Obligations” shall mean Obligations consisting of (a) the principal of and interest on Loans and (b) reimbursement obligations in respect of Letters of Credit.

“Specified Subsidiary” shall mean, at any date of determination, (a) any Restricted Subsidiary whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the most recent Test Period ended on or prior to such date of determination were equal to or greater than 5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date, (b) any Restricted Subsidiary whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with

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GAAP or (c) each other Restricted Subsidiary that, when such Restricted Subsidiary’s total assets or gross revenues (when combined with the total assets or revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Restricted Subsidiary (when combined with the total assets or revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) that is the subject of an Event of Default described in Section 11.5 would constitute a “Specified Subsidiary” under clause (a) or (b) above.

“Specified Transaction” shall mean, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Dividend, Subsidiary designation or other event that by the terms of the Credit Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Sponsor” shall mean Hellman & Friedman LLC and/or its Affiliates.

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Statutory Reserve Rate” shall mean for any day as applied to any Eurodollar Loan, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages that are in effect on that day (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, as prescribed by the Board and to which the Administrative Agent is subject, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Holdings or the Borrower, as applicable.

“Subsidiary Guarantor” shall mean each Guarantor that is a Subsidiary of the Borrower.

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“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Supermajority Lenders” shall mean, at any date, Non-Defaulting Lenders having at such time in excess of 75% of (a) the Adjusted Total Commitment or (b) if the Total Commitment has been terminated or for the purposes of acceleration pursuant to Section 11, the outstanding principal amount of the Revolving Credit Loans and Letters of Credit Outstanding in the aggregate at such date.

“Swap Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” shall mean $30,000,000.

“Swingline Lender” shall mean GECC in its capacity as lender of Swingline Loans hereunder, or such other financial institution who, after the date hereof, shall agree to act in the capacity of lender of Swingline Loans hereunder.

“Swingline Loan” shall have the meaning provided in Section 2.1(c)(i).

“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date.

“Term Loan” shall mean a Term Loan as applicable, as defined in the Term Loan Credit Agreement.

“Term Loan Liens” shall mean Liens securing the Obligations outstanding under, and as defined in, the Term Loan Credit Documents.

“Term Loan Credit Agreement” shall mean the credit agreement dated on or about the date hereof amongst Holdings, the Borrower, the institutions party thereto as lenders, the Term Loan Credit Agent, Barclays Capital the investment banking division of Barclays Bank PLC and Calyon New York Branch as joint lead arrangers, Barclays Bank PLC, Calyon New York Branch and GECC as joint book-runners.

“Term Loan Credit Documents” shall mean the Term Loan Credit Agreement and the other credit documents referred to in the Term Loan Credit Agreement (other than the Intercreditor Agreement).

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended and for which Section 9.1 Financials have been delivered to the Administrative Agent.

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“Total Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders.

“Total Revolving Credit Outstandings” shall mean, at any date, the sum of all Lenders’ Revolving Credit Exposure at such date plus all Swingline Loans then outstanding.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by Holdings, the Borrower or any of their Subsidiaries in connection with the Transactions and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, (a) the Merger, (b) the Equity Contribution, (c) the Refinancing, (d) the entering into the Term Loan Credit Documents and the funding of the Term Loans, (e) the entering into the Revolving Credit Documents and the funding of the Revolving Credit Loans on the Closing Date, (f) the entering into the Senior Subordinated Notes Documents and the issuance of the Senior Subordinated Notes pursuant to the Senior Subordinated Notes Indenture on the Closing Date and, as applicable, the exchange offer required to be consummated by the Senior Subordinated Notes Documents, (g) the consummation of any other transactions connected with the foregoing and (h) the payment of fees and expenses in connection with any of the foregoing.

“Transferee” shall have the meaning provided in Section 13.6(e).

“Type” shall mean as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein or in any Credit Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87 as in effect on the Closing Date, based upon the actuarial assumptions that would be used by the Plan’s actuary in a termination of the Plan, exceeds the Fair Market Value of the assets allocable thereto.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date and is designated as an Unrestricted Subsidiary by the

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Borrower pursuant to Section 9.15 subsequent to the Closing Date, (b) any existing Restricted Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 9.15 subsequent to the Closing Date and (c) any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” shall mean, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

1.2 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

1.3 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this

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Agreement shall be prepared in conformity with GAAP, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDA Ratio and the Consolidated EBITDA to Consolidated Fixed Charges Ratio (to the extent necessary) shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

1.4 Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Credit Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.7 Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in Section 2.9) or performance shall extend to the immediately succeeding Business Day.

1.8 Currency Equivalents Generally. For purposes of determining compliance under Sections 10.4, 10.5, 10.6 and 10.11 with respect to any amount denominated in any currency other than Dollars (other than with respect to (a) any amount derived from the financial statements of the Borrower and the Subsidiaries of the Borrower and (b) any Indebtedness), such amount shall be deemed to equal the Dollar equivalent thereof based on the average Exchange Rate for such other currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the related period. For purposes of determining compliance with Sections 10.1, 10.2 and 10.5, with respect to any amount of Indebtedness in a currency other than Dollars, compliance will be determined at the date of incurrence thereof using the Dollar equivalent thereof at the Exchange Rate in effect at the date of such incurrence.

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1.9 UCC Terms. The following terms have the meanings given to them in the applicable UCC: “chattel paper”, “commodity account”, “commodity contract”, “commodity intermediary”, “deposit account”, “entitlement holder”, “entitlement order”, “equipment”, “financial asset”, “general intangible”, “goods”, “instruments”, “inventory”, “securities account”, “securities intermediary” and “security entitlement”.

SECTION 2. Amount and Terms of Revolving Credit Facility

2.1 Loans. (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each, a “Revolving Credit Loan”) to the Borrower, which Revolving Credit Loans (i) shall not exceed the Revolving Credit Commitment of such Lender (after giving effect thereto and to the application of the proceeds thereof), (ii) shall not, after giving effect thereto and to the application of the proceeds thereof, at any time result in the Total Revolving Credit Outstandings at such time exceed the Maximum Amount then in effect, (iii) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (iv) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Loans; provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type and (v) may be repaid and reborrowed in accordance with the provisions hereof. On the Revolving Credit Maturity Date, all outstanding Revolving Credit Loans shall be repaid in full. The obligations of each Lender hereunder shall be several and not joint.

(b) Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).

(c) (i) Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each, a “Swingline Loan”) to the Borrower, which Swingline Loans (A) shall be ABR Loans, (B) shall have the benefit of the provisions of Section 2.1(c)(ii), (C) shall not exceed at any time outstanding the Swingline Commitment, (D) shall not exceed, for any such Lender, the Revolving Credit Commitment of such Lender, (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in Total Revolving Credit Outstandings at such time exceeding the Maximum Amount then in effect, and (G) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Maturity Date, all

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outstanding Swingline Loans shall be repaid in full. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (x) rescission of all such notices from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or that such Default or Event of Default is no longer continuing.

(ii) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders, with a copy to the Borrower, that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans, in which case Revolving Credit Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the same Business Day (provided that such notice is given to the Lenders by the Swingline Lender before 1:00 p.m. (New York Time), or otherwise, on the next Business Day) by all Lenders pro rata based on each such Lender’s Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages; provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Lender purchasing same from and after such date of purchase.

(d) Permitted Overadvances. Any provision of this Agreement to the contrary notwithstanding, (i) at the request of the Borrower, in its discretion Administrative Agent may (but shall have absolutely no obligation to), make Revolving Credit Loans to the Borrower on behalf of Lenders in amounts that cause the Total Revolving Credit Outstandings to exceed the Borrowing Base (any such excess Revolving Credit Advances are herein referred to collectively as “Permitted Overadvances”); provided that (A) no such event or occurrence shall cause or constitute a waiver of the Administrative Agent’s, the Swingline Lender’s or the Lenders’ right to refuse to make any further Permitted Overadvances, Swingline Loans or Revolving Credit Loans, issue any Letter of Credit or incur any Letter of Credit Exposure, as the case may be, at any time that an Permitted Overadvance exists, and (B) no Permitted Overadvance shall result in a Default or Event of Default due to the Borrower’s failure to comply with Section 5.2(b) for so

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long as the Administrative Agent permits such Permitted Overadvance to remain outstanding, but solely with respect to the amount of such Permitted Overadvance. In addition, Permitted Overadvances may be made even if the conditions to lending set forth in Section 7 have not been met. All Permitted Overadvances shall constitute ABR Loans, shall bear interest at a rate equal to 2% per annum in excess of the sum of the ABR plus the Applicable Margin and shall be payable on the earlier of demand or the Revolving Credit Maturity Date. No Permitted Overadvance may remain outstanding for more than 45 days without the consent of the Required Lenders. The authority of the Administrative Agent to make Permitted Overadvances is limited to 5% of the Borrowing Base as determined on the date of such proposed Permitted Overadvance at any time, shall not cause the Revolving Credit Loan to exceed the Total Commitments, and may be revoked prospectively by a written notice to the Administrative Agent signed by the Required Lenders.

(e) Refinancing Permitted Overadvances. The Administrative Agent may at any time forward a demand to each Lender that each Lender pay to the Administrative Agent, for its account, such Lender’s Pro Rata Share of all or a portion of the outstanding Permitted Overadvances. Each Lender shall pay such Pro Rata Share to the Administrative Agent. Upon receipt by the Administrative Agent of such payment (other than during the continuation of any Event of Default under Section 11.5), such Lender shall be deemed to have made a Revolving Credit Loan to the Borrower, which, upon receipt of such payment by the Administrative Agent, the Borrower shall be deemed to have used in whole to refinance such Permitted Overadvance. In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under Section 11.5, each Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Permitted Overadvance in an amount equal to such Lender’s Pro Rata Share of such Permitted Overadvance. If any payment made by any Lender as a result of any such demand is not deemed a Revolving Credit Loan, such payment shall be deemed a funding by such Lender of such participation. Such participation shall not be otherwise required to be funded. Upon receipt by the Administrative Agent of any payment from any Lender pursuant to this Section 2.1(e) with respect to any portion of any Permitted Overadvance, the Administrative Agent shall promptly pay over to such Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) received by the Administrative Agent with respect to such portion.

2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Revolving Credit Loans shall be in a multiple of $1,000,000 and Swingline Loans shall be in a multiple of $100,000 and in each case shall not be less than the Minimum Borrowing Amount with respect thereto (except that (i) Mandatory Borrowings shall be made in the amounts required by Section 2.1(c) and (ii) Minimum Borrowing Amount shall not apply while a Cash Dominion Event is continuing). More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than 10 Borrowings of Eurodollar Loans under this Agreement.

2.3 Notice of Borrowing

(a) Whenever the Borrower desires to incur Revolving Credit Loans hereunder (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings under

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Letters of Credit), it shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 1:00 p.m. (New York time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans, and (ii) prior to 1:00 p.m. (New York time) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Credit Loans that are to be ABR Loans. Such notice (together with each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(b), a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall specify (i) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of ABR Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Credit Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 2:00 p.m. (New York time) or such later time as may be agreed by the Swingline Lender on the date of such Borrowing. Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing.

(c) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(c)(ii), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

(d) Borrowings of Revolving Credit Loans to reimburse Unpaid Drawings under Letters of Credit shall be made upon the notice specified in Section 3.4(a).

(e) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic notice.

2.4 Disbursement of Funds. (a) No later than 2:00 p.m. (New York time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that all Swingline Loans shall be made available in the full amount thereof by the Swingline Lender no later than 5:00 p.m. (New York time) on the date requested.

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(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing in immediately available funds to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings under Letters of Credit) make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent in writing, the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower, to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Effective Rate or (ii) if paid by the Borrower, the then-applicable rate of interest, calculated in accordance with Section 2.8, for the respective Loans.

(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5 Repayment of Loans; Evidence of Debt. (a) The Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, (i) on the Revolving Credit Maturity Date, all then outstanding Revolving Credit Loans and (ii) on the Swingline Maturity Date, all then outstanding Swingline Loans.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Revolving Credit Loan or a Swingline Loan, the Type of each Loan made

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and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lender and (iii) the amount of any sum received by the Administrative Agent from the Borrower and each Lender’s share thereof.

(d) The entries made in the Register and accounts and subaccounts maintained pursuant to Sections 2.5(b) and 2.5(c) shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower in accordance with the terms of this Agreement.

2.6 Conversions and Continuations. (a) The Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type and the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any Eurodollar Loans for an additional Interest Period; provided that (i) no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into Eurodollar Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such conversion, (iii) Eurodollar Loans may not be continued as Eurodollar Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the applicable Administrative Agent’s Office prior to 1:00 p.m. (New York time) at least three Business Days’ (or one Business Day’s notice in the case of a conversion into ABR Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b) If any Event of Default is in existence at the time of any proposed continuation of any Eurodollar Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, Eurodollar Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of Eurodollar Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in Section 2.6(a), the Borrower, shall be deemed to have elected to convert such Borrowing of Eurodollar Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

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2.7 Pro Rata Borrowings. Each Borrowing of Revolving Credit Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable Revolving Credit Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

2.8 Interest. (a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin in effect from time to time plus the ABR in effect from time to time.

(b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin in effect from time to time plus the Eurodollar Rate in effect from time to time.

(c) If all or a portion of the principal amount of any Loan or any interest payable thereon or any fees or other amounts due hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) at a rate per annum that is (i) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (ii) in the case of overdue interest, fees or other amounts due hereunder, to the extent permitted by Applicable Law, the rate described in Section 2.8(a) plus 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full. All such interest shall be payable on demand.

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last day of each March, June, September and December , (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, and (iii) in respect of each Loan (except, other than in the case of prepayments, any ABR Loan), on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) All computations of interest hereunder shall be made in accordance with Section 5.5.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

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(g) Subject to the provisions of Section 2.9(d), whenever any payment hereunder or under the other Credit Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be.

2.9 Interest Periods. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 1:00 p.m. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower shall have the right to elect, by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period (or if available to all relevant Lenders participating in the relevant Revolving Credit Facility, a nine or twelve month period or a period shorter than one month); provided that, notwithstanding the foregoing parenthetical, the initial Interest Period beginning on the Closing Date may be for a period less than one month if agreed upon by the Borrower and the Administrative Agent. Notwithstanding anything to the contrary contained above:

(b) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(c) if any Interest Period relating to a Borrowing of Eurodollar Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(d) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a Eurodollar Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(e) the Borrower shall not be entitled to elect any Interest Period in respect of any Eurodollar Loan if such Interest Period would extend beyond the applicable Revolving Credit Maturity Date.

2.10 Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the Eurodollar Rate for any Interest Period that (x) deposits in the principal amounts of the Loans comprising any Eurodollar Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

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(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the Closing Date in any Applicable Law (or in the interpretation or administration thereof and including the introduction of any new Applicable Law), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Lender in such market; or

(iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any Applicable Law (or would conflict with any such Applicable Law not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date hereof that materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to Eurodollar Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by Applicable Law.

(b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent

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telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii)or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into an ABR Loan, if applicable; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If, after the date hereof, the adoption of any Applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, the National Association of Insurance Commissioners, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any such Applicable Law as in effect on the date hereof. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower (on its own behalf) which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

(d) This Section 2.10 shall not apply to taxes to the extent duplicative of Section 5.4.

(e) The agreements in this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.11 Compensation. If (a) any payment of principal of a Eurodollar Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Eurodollar Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of Eurodollar Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan is not converted into a Eurodollar Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any Eurodollar Loan is not continued as a Eurodollar Loan as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of a Eurodollar Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in

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reasonable detail the basis for requesting such amount and, absent clearly demonstrable error, the amount requested shall be final and conclusive and binding upon all parties hereto), pay to the Administrative Agent for the account of such Lender within 10 Business Days of such request any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue, failure to prepay, reduction or failure to reduce, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Eurodollar Loan.

2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10 or 5.4.

2.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

2.14 Reserves, etc. (a) Notwithstanding anything in this Agreement to the contrary, the Administrative Agent or the Collateral Agent may at any time and from time to time in the exercise of its Permitted Discretion (a) establish and increase or decrease Reserves and (b) adjust or modify any of the applicable eligibility criteria, establish new eligibility or ineligibility criteria and reduce advance rates (or increase advance rates up to (i) the levels in effect on the Closing Date or (ii) if following the Closing Date, the levels in effect on the Closing Date have been amended in accordance with Section 13.1(c), the levels after giving effect to such amendments) with respect to Eligible Accounts and Eligible Inventory (such change in Reserves, eligibility criteria and/or advance rates a “Change”); provided that (i) the Administrative Agent or the Collateral Agent, as the case may be, shall have provided the Borrower at least three Business Days’ prior written notice of any such establishment, increase, decrease or adjustment and (ii) that circumstances, conditions, events or contingencies arising prior to the Closing Date and disclosed to the Joint Lead Arrangers and the Administrative Agent prior to the Closing Date shall not be the basis for any establishment or modification of Reserves, eligibility criteria or advance rates unless (A) in the case of Reserves and eligibility criteria, such Reserves or eligibility criteria relate to taxes or (B) such circumstances, conditions, events or contingencies shall have changed since the Closing Date. The amount of any Reserve established by the Administrative Agent or the Collateral Agent, as the case may be, shall have a reasonable relationship to the event, condition, other circumstance or new fact that is the basis for the Reserve.

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(b) Upon the notification of any Change, the Administrative Agent or the Collateral Agent, as the case may be, shall be available to discuss such Change, and the Credit Parties may take such action as may be required so that the event, condition, circumstance or new fact that is the basis for such Change no longer exists. In no event shall such notice and opportunity limit the right of the Administrative Agent or the Collateral Agent, as the case may be, to make a Change, unless the Administrative Agent or the Collateral Agent, as the case may be, shall have determined in its Permitted Discretion that the event, condition, other circumstance or new fact that is the basis for such Change no longer exits or has otherwise been adequately addressed by the Credit Parties.

SECTION 3. Letters of Credit

3.1 Issuance of Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, the Letter of Credit Issuer agrees to issue (or cause its Affiliate or other financial institution with which the Letter of Credit Issuer shall have entered into an agreement regarding the issuance of letters of credit hereunder, to issue on its behalf), upon the request of and for the account of, the Borrower or any Restricted Subsidiary a standby letter of credit or standby letters of credit (each, a “Letter of Credit”) in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion; provided that the Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Restricted Subsidiary.

(b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Sub-Limit then in effect, (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding and the Revolving Credit Loans and Swingline Loans outstanding at such time, would exceed the Maximum Amount then in effect, (iii) each Letter of Credit shall have an expiration date occurring no later than the earlier of (x) one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer or as provided for in Section 3.2(b), and (y) the Letter of Credit Maturity Date, (iv) each Letter of Credit shall be denominated in Dollars, (v) no Letter of Credit shall be issued if it would be illegal under any Applicable Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor, and (vi) no Letter of Credit shall be issued after the Letter of Credit Issuer has received a written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or that such Default or Event of Default is no longer continuing.

3.2 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued, it shall give the Administrative Agent and the Letter of Credit Issuer at least two (or such lesser number as may be agreed upon by the Administrative Agent and the

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Letter of Credit Issuer) Business Days’ written notice thereof. Each notice shall be executed by the Borrower and shall be in the form of Exhibit F-2 (each, a “Letter of Credit Request”). The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Lender.

(b) If the Borrower so requests in any applicable Letter of Credit Request, the Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Maturity Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (A) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Sections 3.1 or 7.1 or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is three Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 7 are not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.

(c) The making of each Letter of Credit Request or the extension or amendment of any Letter of Credit, shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1.

3.3 Letter of Credit Participations. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender (each such other Lender, in its capacity under this Section 3.3(a), a “Letter of Credit Participant”), and each such Letter of Credit Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each, a “Letter of Credit Participation”), to the extent of such Letter of Credit Participant’s Revolving Credit Commitment Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the Letter of Credit Participants as provided in Section 4.1(c) and the Letter of Credit Participants shall have no right to receive any portion of any Fronting Fees).

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(b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to the Letter of Credit Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

(c) Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the Letter of Credit Participants, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Letter of Credit Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such Letter of Credit Participant’s share (based upon the proportionate aggregate amount originally funded or deposited by such Letter of Credit Participant to the aggregate amount funded or deposited by all Letter of Credit Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective Letter of Credit Participations.

(d) The obligations of the Letter of Credit Participants to purchase Letter of Credit Participations from the Letter of Credit Issuer and make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default;

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provided, however, that no Letter of Credit Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

3.4 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Administrative Agent for the account of the Letter of Credit Issuer in immediately available funds, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”) (i) within two Business Days of the date of such payment or disbursement, if the Letter of Credit Issuer provides notice to the Borrower of such payment or disbursement prior to 10:00 a.m. (New York time) on such next succeeding Business Day from the date of such payment or disbursement or (ii) if such notice is received after such time, on the second Business Day following the date of receipt of such notice (such required date for reimbursement under clause (i) or (ii), as applicable, the “Required Reimbursement Date”), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, (A) from and including the date of such payment or disbursement to but excluding the Required Reimbursement Date, at the per annum rate for each day equal to the rate described in Section 2.8(a), and (B) from and including the Required Reimbursement Date to but excluding the date such Letter of Credit Issuer is reimbursed therefor, at a rate per annum that shall at all times be the rate described in Section 2.8(c)(ii); provided that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, (i) unless the Borrower shall have notified the Administrative Agent and the Letter of Credit Issuer prior to 10:00 a.m. (New York time) on the Required Reimbursement Date that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Revolving Credit Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that the Lenders make Revolving Credit Loans (which shall be ABR Loans) on the Required Reimbursement Date in an amount equal to the amount at such drawing, and (ii) the Administrative Agent shall promptly notify each Letter of Credit Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each Letter of Credit Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 1:00 p.m. (New York time) on such Required Reimbursement Date by making the amount of such Revolving Credit Loan available to the Administrative Agent. Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing.

(b) The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as a Letter of Credit Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the

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Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

3.5 Increased Costs. If, after the date hereof, the adoption of any Applicable Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by the Letter of Credit Issuer or any Letter of Credit Participant with any request or directive made or adopted after the date hereof (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any Letter of Credit Participant’s Letter of Credit Participation therein or (b) impose on the Letter of Credit Issuer or any Letter of Credit Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or Letter of Credit Participations therein or any Letter of Credit or such Letter of Credit Participant’s Letter of Credit Participation therein, and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Letter of Credit Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Letter of Credit Participant hereunder (other than any such increase or reduction attributable to taxes) in respect of Letters of Credit or Letter of Credit Participations therein, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issuer or such Letter of Credit Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer or such Letter of Credit Participant to the Administrative Agent), the Borrower shall pay to the Letter of Credit Issuer or such Letter of Credit Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such Letter of Credit Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or a Letter of Credit Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such Applicable Law as in effect on the date hereof. A certificate submitted to the Borrower by the Letter of Credit Issuer or a Letter of Credit Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Letter of Credit Participant to the Administrative Agent) setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Letter of Credit Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

3.6 New or Successor Letter of Credit Issuer. (a) Any Letter of Credit Issuer may resign as a Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. Subject to the terms of the following sentence, the Borrower may replace the Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and the Letter of Credit Issuer and the Borrower may add Letter of Credit Issuers at any time upon notice to the Administrative Agent. If the Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint a successor issuer of Letters of Credit or a

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new Letter of Credit Issuer, as the case may be, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of a Letter of Credit Issuer hereunder, and the term “Letter of Credit Issuer” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(b). and 4.1(d). The acceptance of any appointment as a Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become a “Letter of Credit Issuer” hereunder. After the resignation or replacement of a Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall have a face amount equal to the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to a Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was a Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

(b) To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.

3.7 Cash Collateral.

(a) If, as of the Letter of Credit Maturity Date, there are any Letters of Credit Outstanding, the Borrower shall immediately Cash Collateralize the then Letters of Credit Outstanding.

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(b) If any Event of Default shall occur and be continuing, the Revolving Credit Lenders with Letter of Credit Exposures representing greater than 50% of the Letters of Credit Outstanding may require that the Letters of Credit Outstanding be Cash Collateralized.

(c) For purposes of this Section 3.7 and 5.2(e), “Cash Collateralize” means to pledge and deposit in a Cash Collateral Account with or deliver to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Lenders, as collateral for the Letters of Credit Outstanding, cash or deposit account balances in an amount equal to the amount of the Letters of Credit Outstanding required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Lenders having Letter of Credit Exposure, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such cash Collateral shall be maintained in blocked, interest bearing deposit accounts established by and in the name of the Administrative Agent.

3.8 Applicability of ISP and UCP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrower when a Letter of Credit is issued, (a) the rules of the ISP shall apply to each standby Letter of Credit, and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

3.9 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and any Issuer Document, the terms hereof shall control.

3.10 Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

SECTION 4. Fees; Commitment Reductions and Terminations

4.1 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (in each case pro rata according to the respective Revolving Credit Commitments of all such Lenders) a commitment fee (the “Commitment Fee”) that shall accrue from and including the Closing Date to but excluding the Revolving Credit Maturity Date. Each such Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Revolving

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Credit Maturity Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the percentage set forth under the heading “commitment fee” in the definition of the term “Applicable Margin” in Section 1.1 in effect on the daily average unused portion of the Total Commitment of such Lender (which, for purposes of this Section 4.1(a), shall not include the incurrence of Swingline Loans).

(b) The Borrower agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit issued hereunder (the “Fronting Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination or expiration date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum or such other amount as is agreed in a separate writing between the applicable Letter of Credit Issuer and the Borrower. The Fronting Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Letter of Credit Maturity Date.

(c) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, pro rata according to the Letter of Credit Exposure of such Lender, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination or expiration date of such Letter of Credit, computed at the per annum rate for each day equal to (x) the Applicable Margin for Eurodollar Loans then in effect for Revolving Credit Loans times (y) the average daily Stated Amount of such Letter of Credit. The Letter of Credit Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Letter of Credit Maturity Date.

(d) The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, drawing under and/or amendment, renewal or extension of a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, renewals or extensions of, letters of credit issued by it.

(e) Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1 until the event or circumstances giving rise to such Lender being designated as a Defaulting Lender have been cured.

(f) The Borrower agrees to pay to the Administrative Agent, the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent.

4.2 Voluntary Reduction of Commitments. Upon at least two Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments or the Letter of Credit Sub-Limit in whole or in part; provided that (i) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $1,000,000 and (ii) after

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giving effect to such termination or reduction and to any prepayments of Revolving Credit Loans or cancellation or cash collateralization of Letters of Credit made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total Commitment.

4.3 Mandatory Termination of Commitments. (a) The Total Commitment shall terminate at 5:00 p.m. (New York time) on the Revolving Credit Maturity Date.

(b) The Swingline Commitment shall terminate at 5:00 p.m. (New York time) on the Swingline Maturity Date.

SECTION 5. Payments

5.1 Voluntary Prepayments. The Borrower shall have the right to prepay Revolving Credit Loans and Swingline Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (i) in the case of Revolving Credit Loans, 1:00 p.m. (New York time) (x) one Business Day prior to (in the case of ABR Loans) or (y) three Business Days prior to (in the case of Eurodollar Loans) or (ii) in the case of Swingline Loans and Permitted Overadvances, 1:00 p.m. (New York time) on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the relevant Lenders or the Swingline Lender, as the case may be, (b) each partial prepayment of any Borrowing of Revolving Credit Loans shall be in a multiple of $500,000 and in an aggregate principal amount of at least $1,000,000 and each partial prepayment of Swingline Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $100,000; provided that no partial prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Loans; (c) any prepayment of Eurodollar Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Loan of a Defaulting Lender.

5.2 Mandatory Prepayments. (a) On any date on which the Total Revolving Credit Outstandings exceeds the Total Commitments, the Borrower shall forthwith pay to the Administrative Agent an amount in cash equal to such excess and the Administrative Agent shall apply it in accordance with the provisions of Section 5.2(e).

(b) Except for Permitted Overadvances, if on any date the Total Revolving Credit Outstandings for any reason exceed 100% of the Borrowing Base then in effect, the Borrower shall promptly pay to the Administrative Agent an amount in cash equal to such excess and the Administrative Agent shall apply it in accordance with the provisions of Section 5.2(e).

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(c) At all times following the establishment of the Cash Management Systems pursuant to Section 9.18 and after the occurrence and during the continuation of a Cash Dominion Event and notification thereof by the Administrative Agent to the Borrower (subject to the provisions of the Security Agreement and the Intercreditor Agreement), on each Business Day, at or before 1:00 p.m. (New York City time), the Administrative Agent shall apply all immediately available funds credited to the Collection Account to the payment of the Obligations in accordance with the provisions of Section 5.2(e).

(d) Over-Funding in relation to the Existing Notes. Within 5 Business Days after the receipt of any Existing Notes Over-Funding Amount from the trustee under the indenture governing the Existing Notes, the Borrower shall pay to the Administrative Agent an amount equal to the Existing Notes Additional Redemption Amount with the proceeds of such Existing Notes Over-Funding Amount and for the balance, by an additional equity contribution which shall be contributed by the Investors to the Borrower (through Holdings) in the form of a cash equity contribution (which shall be on terms reasonably acceptable to the Administrative Agent if not made as common equity contribution of Holdings).

(e) Application to Revolving Credit Loans. With respect to each prepayment of Revolving Credit Loans elected by the Borrower pursuant to Section 5.1 or required by Section 5.2, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Credit Loans to be prepaid; provided that (x) Eurodollar Loans may be designated for prepayment pursuant to this Section 5.2 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required prepayment and all ABR Loans have been paid in full; (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (z) notwithstanding the provisions of the preceding clause (y), no prepayment made pursuant to Section 5.1 or Section 5.2 of Revolving Credit Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender unless otherwise agreed in writing by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11. The Administrative Agent shall (subject to the provisions of the Intercreditor Agreement) apply each prepayment of Revolving Credit Loans elected by the Borrower pursuant to Section 5.1 or required by Section 5.2, (i) first to pay any fees or expenses then due and payable to the Administrative Agent, the Collateral Agent, the Letter of Credit Issuers and the Lenders (other than in connection with Secured Cash Management Agreements), pro rata, (ii) second to pay all accrued and unpaid interest in respect of the Revolving Loans (including Swingline Loans and Permitted Overadvances) being prepaid, pro rata, (iii) third, to prepay the principal of any Permitted Overadvances that may be outstanding, pro rata, (iv) fourth, to prepay the principal of the Revolving Credit Loans and Swingline Loans, pro rata, (v) fifth, to Cash Collateralize the Letters of Credit Outstanding, and (vi) sixth to pay any other Obligations then due and payable.

(f) Eurodollar Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any Eurodollar Loan other than on the last day of the Interest Period therefor, so long as no Default or an Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount

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of the Eurodollar Loan to be prepaid and such Eurodollar Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Specified Obligations; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

5.3 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuer or the Swingline Lender, as the case may be, not later than 2:00 p.m. (New York time) on the date when due and shall be made in immediately available funds in Dollars at the Administrative Agent’s Office, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:30 p.m. (New York time) on such day and, if not, on the next Business Day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto or to the Letter of Credit Issuer or the Swingline Lender, as applicable.

(b) For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4 Net Payments. (a) Subject to the following sentence, all payments made by or on behalf of the Borrower under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any current or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding in the case of each Lender and each Agent, (A) overall net income taxes and franchise taxes (imposed in lieu of overall net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document) and (B) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction where the Borrower is located. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable under this Agreement, the Borrower shall increase the

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amounts payable to the Administrative Agent or such Lender to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower showing payment thereof. The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b) In addition, each Credit Party shall pay any present or future stamp, documentary, excise, property or intangible taxes, charges or similar levies that arise from any payment made by such Credit Party hereunder or under any other Credit Documents or from the execution, delivery or registration or recordation of, performance under, or otherwise with respect to, this Agreement or the other Credit Documents (hereinafter referred to as “Other Taxes”).

(c) The Credit Parties shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Non-Excluded Taxes and Other Taxes, and for the full amount of Non-Excluded Taxes and Other Taxes imposed or asserted (whether properly or not) by any jurisdiction on any additional amounts or indemnities payable under this Section 5.4, imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

(d) To the extent permitted by law or otherwise, each Non-U.S. Lender shall:

(i) deliver to the Borrower and the Administrative Agent two originals of either (x) in the case of Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), or (y) Internal Revenue Service Form W-8BEN or Form W-8ECI, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement; and

(ii) deliver to the Borrower and the Administrative Agent two further originals of any such form or certification (or any applicable successor form) after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower;

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it.

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(e) The Borrower shall not be required to indemnify any Lender that is not organized under the laws of the United States of America, a state thereof or the District of Columbia (a “Non-U.S. Lender”), or to pay any additional amounts to any Non-U.S. Lender, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement; provided, however, that this Section 5.4(e) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer, or (y) such assignment, participation or transfer had been requested by the Borrower or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of Section 5.4(d), other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

(f) Each Lender that is organized in the United States of America or any state thereof or the District of Columbia shall (A) on or prior to the date such Lender becomes a Lender hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this Section 5.4(f) and (D) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant, the relevant Lender) with two duly completed and signed originals of United States Internal Revenue Service Form W-9 (certifying that such Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(g) If any Lender or the Administrative Agent determines in its sole discretion that it has received a refund of a Non-Excluded Tax or Other Taxes for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Borrower, then such Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount (together with any interest received thereon) as such Lender or the Administrative Agent, as the case may be, reasonably determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required; provided that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (with interest and penalties) in the event such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. Neither any Lender nor the Administrative Agent shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower in connection with this Section 5.4(g) or any other provision of this Section 5.4; provided, further, that nothing in this Section 5.4 shall obligate any Lender (or Transferee) or the Administrative Agent to apply for any refund.

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5.5 Computations of Interest and Fees. (a) Interest on Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b) Fees and Letters of Credit Outstanding shall be calculated on the basis of a 360 day year for the actual days elapsed.

5.6 Limit on Rate of Interest. (a) No Payment shall exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement in excess of the amount or rate permitted under or consistent with any Applicable Law.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with Applicable Law.

(c) Adjustment if any Payment exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any Applicable Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law (in the case of the Borrower), such adjustment to be effected, to the extent necessary, as follows:

(i) firstly, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8; and

(ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by the Borrower to the affected Lender.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any Applicable Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from such Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to the Borrower.

SECTION 6. Conditions Precedent to Initial Credit Event

The occurrence of the initial Credit Event is subject to the satisfaction of the following conditions precedent:

6.1 Credit Documents. The Administrative Agent shall have received:

(a) this Agreement, executed and delivered by a duly authorized officer of each of Holdings, the Borrower, each Agent and each Lender;

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(b) the Guarantee, executed and delivered by a duly authorized officer of each Person that is a Guarantor as of the Closing Date;

(c) the Security Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each other grantor party thereto as of the Closing Date.

(d) the Pledge Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each other pledgor party thereto as of the Closing Date; and

(e) the Intercreditor Agreement, executed and delivered by the Collateral Agent and the collateral agent under the Revolving Credit Documents and acknowledged by Holdings, the Borrowers and the other Guarantors.

6.2 Collateral. (a) All Capital Stock of the Borrower and all Capital Stock of each Subsidiary of the Borrower directly owned by the Borrower or any Subsidiary Guarantor, in each case as of the Closing Date, shall have been pledged pursuant to the Pledge Agreement (except that such Credit Parties shall not be required to pledge any Excluded Capital Stock) and the collateral agent under the Term Loan Credit Documents shall have received all certificates, if any, representing such securities pledged under the Pledge Agreement, accompanied by instruments of transfer and undated stock powers endorsed in blank.

(b) All Indebtedness of Holdings, the Borrower and each Subsidiary that is owing to any Credit Party that is a party to the Pledge Agreement as of the Closing Date shall, to the extent exceeding $2,500,000 (individually), be evidenced by one or more global promissory notes and shall have been pledged pursuant to the Pledge Agreement, and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank.

(c) All documents and instruments, including Uniform Commercial Code or other applicable personal property security financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording.

(d) The Administrative Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by an Authorized Officer of the Borrower, together with all attachments contemplated thereby.

Notwithstanding anything to the contrary herein, with respect to any Collateral (other than Collateral consisting of the Capital Stock of the Borrower and the Capital Stock of any Domestic Subsidiary required to be pledged pursuant to Section 6.2(a)), the security interest in which may not be perfected by the filing of a UCC financing statement, if the perfection of the Collateral Agent’s security interest in such Collateral may not be accomplished on or prior to the Closing Date without undue burden or expense and without the taking of any action that goes beyond commercial reasonableness, then the delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial Credit Event to occur on the Closing Date. To the extent that any such security interest is not so perfected on or

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prior to the Closing Date, then Holdings and the Borrower agree to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests, on or prior to the date that is 60 days after the Closing Date or such longer period of time as may be agreed to by the Collateral Agent in its sole discretion.

6.3 Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

(a) the legal opinion of Simpson Thacher & Bartlett LLP, special New York counsel to Holdings, the Borrower and its Subsidiaries, substantially in the form of Exhibit G-1;

(b) the legal opinion of Akerman Senterfitt, special Florida counsel to Holdings to certain Subsidiaries of the Borrower, substantially in the form of Exhibit G-2; and

(c) the legal opinion of Andrews Kurth LLP, local Texas counsel to certain Subsidiaries of the Borrower, substantially in the form of Exhibit G-3.

6.4 Structure and Terms of the Transactions. (a) The Merger shall have been consummated, or shall be consummated substantially simultaneously with the initial Credit Event, in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments or waivers thereto that are material and adverse to the interests of the Lenders without the prior written consent of the Joint Lead Arrangers (such consent not to be unreasonably withheld or delayed). The Administrative Agent shall have received certified copies of the Acquisition Agreement and all material certificates and other material documents delivered thereunder.

(b) The Equity Contribution shall have been made, or substantially simultaneously with the initial Credit Event hereunder shall be made, in at least the amount set forth in the third recital to this Agreement, which to the extent constituting other than common stock shall be on terms and conditions and pursuant to documentation reasonably satisfactory to the Joint Lead Arrangers to the extent material to the interests of the Lenders.

(c) The Borrower shall have received, or substantially simultaneously with the initial Credit Event shall receive, $500,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes, which Senior Subordinated Notes shall have (i) a maturity date that is not earlier than the eighth anniversary of the Closing Date, (ii) customary subordination provisions and (iii) covenants, events of default, guarantees and other terms which, taken as a whole, are not more restrictive to the Borrower and the Restricted Subsidiaries than those contained in this Agreement.

(d) The Administrative Agent shall have received (i) a fully executed pay-off letter, confirming that the repayment in full of, and the termination of any commitments to make extensions of credit under, all of the outstanding Indebtedness listed on Schedule 6.4(d) and (ii) such UCC (or equivalent) termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in intellectual property and other instruments from any person holding any Lien securing any such Indebtedness, in each case in proper form for recording or filing, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such Indebtedness.

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6.5 Closing Certificates. The Administrative Agent shall have received a certificate of each Person that is a Credit Party as of the Closing Date, dated the Closing Date, substantially in the form of Exhibit H, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Credit Party, and attaching the documents referred to in Sections 6.6 and 6.7.

6.6 Corporate Proceedings. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or other governing body, as applicable, of each Person that is a Credit Party as of the Closing Date (or a duly authorized committee thereof) authorizing (a) if applicable, the consummation of the Merger, (b) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (c) in the case of the Borrower, the extensions of credit contemplated hereunder and under the Revolving Credit Documents.

6.7 Corporate Documents. The Administrative Agent shall have received true and complete copies of the Organizational Documents of each Person that is a Credit Party as of the Closing Date.

6.8 Fees and Expenses. The fees in the amounts previously agreed in writing by the Agents to be received on the Closing Date and all reasonable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel) for which invoices have been presented on or prior to the Closing Date shall have been paid in full.

6.9 Solvency Certificate. The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower in form, scope and substance reasonably satisfactory to the Administrative Agent, with appropriate attachments and demonstrating that after giving effect to the consummation of the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

6.10 Financial Statements. (a) The Administrative Agent shall have received: (i) the Historical Financial Statements and (ii) an unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries, as at December 31, 2007, and a pro forma consolidated statement of income of the Borrower and its consolidated Subsidiaries for the 12-month period ending on December 31, 2007, in each case adjusted to give effect to the Merger, the related financings and the other Transactions as if such Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).

(b) The Borrower shall have delivered to the Joint Bookrunners, and the Joint Bookrunners shall have acknowledged receiving, the financial projections of the Borrower and its subsidiaries through the 2013 fiscal year.

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6.11 Insurance Certificates. The Administrative Agent shall have received copies of insurance certificates evidencing the insurance required to be maintained by the Borrower and the Restricted Subsidiaries pursuant to Section 9.3.

6.12 Company Material Adverse Effect. Except as disclosed in reasonable detail in the Company SEC Documents (as defined in the Acquisition Agreement) filed prior to the date of the Acquisition Agreement (other than disclosure referred to in the “Factors That May Affect Future Results,” “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” or “Forward-Looking Statements” sections of such Company SEC Documents) or in the Company Disclosure Letter (as defined in the Acquisition Agreement), since June 30, 2007, there shall not have been any changes, facts, events, developments or state of circumstances that have had or constitutes, individually or in the aggregate, any Company Material Adverse Effect (as such expression is defined in the Acquisition Agreement).

6.13 Closing EBITDA. The Administrative Agent shall have received a certificate from the chief financial officer confirming that Closing EBITDA of the Company and its Subsidiaries, on a consolidated basis, for the twelve-month period ended December 31, 2007, shall equal at least $255,000,000, and showing in reasonable detail the support for such calculation.

6.14 Representations and Warranties. The representations and warranties made by the Company in the Acquisition Agreement relating to the Company, its Subsidiaries and their respective businesses that are material to the interests of the Lenders shall be true and correct on and as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) unless, as a result of any failure to be so true and correct, Holdings does not have the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations.

SECTION 7. Conditions Precedent to All Credit Events

7.1 No Default; Representations and Warranties. The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the satisfaction of the condition precedent that at the time of each such Credit Event and also after giving effect thereto (a) except in the case of the Credit Events to occur on the Closing Date, no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided that, in the case of the initial Credit Event to occur on the Closing Date, such representations and warranties shall be limited to the Specified Representations. For purposes of this Section 7.1, the Specified Representations shall mean the representations and warranties set forth in Sections 8.1(a), 8.2 (other than clause (b) of the last

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sentence thereof), 8.5, 8.7 and, subject to the last paragraph of Section 6.2, section 3.3 of the Security Agreement and section 5(f) of the Pledge Agreement. The acceptance of the benefits of each such Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that the conditions contained in this Section 7.1 have been met as of such date.

7.2 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.

(b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

SECTION 8. Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement, make the Loans and issue or participate in Letters of Credit as provided for herein, each of Holdings and the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit:

8.1 Corporate Status. Holdings, the Borrower and each Restricted Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

8.2 Corporate Power and Authority; Enforceability. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law). Holdings, the Borrower and each of the Restricted Subsidiaries (a) is in compliance with all Applicable Laws and (b) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted except, in each case to the extent that failure to be in compliance therewith or to have all such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

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8.3 No Violation. None of (a) the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party and compliance with the terms and provisions thereof, (b) the consummation of the Merger or (c) the consummation of the other transactions contemplated hereby or thereby on the relevant dates therefor will (i) contravene any applicable provision of any material Applicable Law of any Governmental Authority, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any of Holdings, the Borrower or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents and the Term Loan Credit Documents) pursuant to, the terms of any indenture, loan agreement, lease agreement, mortgage or deed of trust or any other Contractual Obligation to which Holdings, the Borrower or any of their Restricted Subsidiaries is a party or by which they or any of their property or assets is bound, except to the extent that any such conflict, breach, contravention, default, creation or imposition could not reasonably be expected to result in a Material Adverse Effect or (iii) violate any provision of the Organizational Documents of Holdings, the Borrower or any of their Restricted Subsidiaries.

8.4 Litigation. There are no actions, suits, investigations or proceedings (including Environmental Claims) pending or, to the knowledge of Holdings or the Borrower, threatened with respect to Holdings, the Borrower or any of the Restricted Subsidiaries that (a) involve any of the Credit Documents or (b) could reasonably be expected to result in a Material Adverse Effect.

8.5 Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

8.6 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required in connection with (a) the execution, delivery and performance of any Credit Document or (b) the legality, validity, binding effect or enforceability of any Credit Document, except, in the case of either clause (a) or (b), (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of Liens created pursuant to the Security Documents.

8.7 Investment Company Act. None of the Credit Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8 True and Complete Disclosure. (a) None of the factual information and data (taken as a whole) heretofore or contemporaneously furnished by Holdings, the Borrower, any of their respective Subsidiaries or any of their respective authorized representatives in writing to any Agent or any Lender on or before the Closing Date (including (i) the Confidential Information Memorandum (including all information incorporated by reference therein) and (ii) all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of material fact or omitted to state any material fact necessary to make such

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information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or general industry nature.

(b) The projections and pro forma financial information contained in the information and data referred to in Section 8.8(a) were prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable at the time made; it being recognized by the Agents and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

8.9 Financial Statements. The (a) unaudited historical consolidated financial information as set forth in the Confidential Information Memorandum and (b) the Historical Financial Statements, in each case present fairly in all material respects the financial position and results of operations of the Company and its consolidated Subsidiaries at the respective dates of such information and for the respective periods covered thereby subject, in the case of the unaudited financial information, to changes resulting from audit, normal year end audit adjustments and the absence of footnotes. The financial statements referred to in clause (b) of this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto.

8.10 Tax Returns and Payments, etc. Holdings, the Borrower and each of the Restricted Subsidiaries have filed all Federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes and assessments payable by them that have become due, other than those not yet delinquent or being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established on the applicable financial statements in accordance with GAAP. Each of Holdings, the Borrower and the Restricted Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of, all material Federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Closing Date. As of the Closing Date, neither the Borrower, Holdings, nor any of the Restricted Subsidiaries has engaged in any “listed transactions” within the meaning of the Code.

8.11 Compliance with ERISA. Each Plan is in compliance with ERISA, the Code and any Applicable Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to any of Holdings, the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate; no Plan (other than a multiemployer plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); none of Holdings, the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate has incurred (or is reasonably likely expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or

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Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to any of Holdings, the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate; and the conditions for imposition of a lien that could be imposed under the Code or ERISA on the assets of any of Holdings, the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate do not exist (or are not reasonably likely to exist) nor has Holdings, the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of any of Holdings, the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect or relates to any matter disclosed in the financial statements of the Borrower contained in the Confidential Information Memorandum. No Plan (other than a multiemployer plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11, be reasonably likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 8.11, other than any made with respect to (a) liability under Section 4201 or 4204 of ERISA or (b) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

8.12 Subsidiaries. On the Closing Date (after giving effect to the Transactions), Holdings does not have any Subsidiaries other than the Subsidiaries listed on Schedule 8.12. Schedule 8.12 sets forth, as of the Closing Date, the name and the jurisdiction of organization of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by any Credit Party and the designation of such Subsidiary as a Guarantor, a Restricted Subsidiary, an Unrestricted Subsidiary, a Specified Subsidiary or an Immaterial Subsidiary. The Borrower does not own or hold, directly or indirectly, any Capital Stock of any Person other than such Subsidiaries and Investments permitted by Section 10.5.

8.13 Intellectual Property. Each of Holdings, the Borrower and each of the Restricted Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, trademarks, servicemarks, trade names, copyrights and all applications therefor and licenses thereof, and all other intellectual property rights, free and clear of all Liens (other than Liens permitted by Section 10.2), that are necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such title, license or rights could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, to the Borrower’s knowledge, no patent, patent application, trademark, trademark application, service mark, trade name, copyright, copyright application, Internet domain name, other intellectual property (excluding any copyright license, patent license, or trademark license), slogan or other advertising device, product, process, method, substance, part or component, or other material now employed by any of the Credit Parties infringes upon, misappropriates, or otherwise violates any rights owned by any other Person with regard to any Intellectual Property, and no material claim or litigation regarding the foregoing is pending or, to the Borrower’s knowledge, threatened.

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8.14 Environmental Laws. (a) Except as could not reasonably be expected to have a Material Adverse Effect, (i) Holdings, the Borrower and each of the Restricted Subsidiaries are and have been in compliance with all Environmental Laws (including having obtained and complied with all material permits required under Environmental Laws for their current operations); (ii) to the knowledge of Holdings or the Borrower, there are no facts, circumstances or conditions arising out of or relating to the operations of Holdings, the Borrower or any of the Restricted Subsidiaries or any currently or formerly owned, operated or leased Real Estate that would reasonably be expected to result in Holdings, the Borrower or any of the Restricted Subsidiaries incurring liability under any Environmental Law; and (iii) none of Holdings, the Borrower or any of the Restricted Subsidiaries has become subject to any pending or, to the knowledge of Holdings or the Borrower, threatened Environmental Claim or, to the knowledge of the Borrower, any other liability under any Environmental Law.

(b) None of Holdings, the Borrower or any of the Restricted Subsidiaries has treated, stored, transported, released or disposed of Hazardous Materials at or from any currently or formerly owned, operated or leased Real Estate in a manner that could reasonably be expected to have a Material Adverse Effect.

8.15 Properties, Assets and Rights. (a) As of the Closing Date and as of the date of each Credit Event thereafter, each of Holdings, the Borrower and each of the Restricted Subsidiaries have good and marketable title to, valid leasehold interest in, or easements, licenses or other limited property interests in, all properties (other than Intellectual Property) that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect. None of such properties and assets is subject to any Lien, except for Liens permitted under Section 10.2 and minor defects in title that do not materially interfere with any Credit Party’s ability to conduct its business or to utilize such property for its intended purposes.

(b) Set forth on Schedule 8.15 hereto is a complete and accurate list of all real property owned in fee by the Credit Parties on the Closing Date after giving effect to the Transactions, showing as of the Closing Date the street address, county or other relevant jurisdiction, state and record owner thereof.

(c) All permits required to have been issued or appropriate to enable all Real Estate of the Credit Parties to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those permits the failure of which to be issued or to so enable lawful occupation and use could not reasonably be expected to have a Material Adverse Effect.

8.16 Solvency. On the Closing Date after giving effect to the Transactions, the Credit Parties, on a consolidated basis, are Solvent.

8.17 Material Adverse Change. Since the Closing Date, there have been no events or developments that have had or could reasonably be expected to have a Material Adverse Effect.

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SECTION 9. Affirmative Covenants

Each of Holdings and the Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Total Commitment and all Letters of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions satisfactory to the applicable Letter of Credit Issuer following the termination of the Commitments) and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than Cash Management Obligations under Secured Cash Management Agreements and contingent indemnification obligations), are paid in full:

9.1 Information Covenants. The Borrower will furnish to the Administrative Agent for prompt further distribution to each Lender:

(a) Annual Financial Statements. As soon as available and in any event on or before the date that is 90 days after the end of each such fiscal year (or in the case of financial statements for the fiscal year ended December 31, 2007, on or before the date that is 120 days after the end of such fiscal year), the consolidated balance sheet of the Borrower and its consolidated Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statement of operations and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year (or, in lieu of such audited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and its consolidated Subsidiaries, on the other hand), all in reasonable detail and prepared in accordance with GAAP and, except with respect to such reconciliation, certified by independent registered public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower and its consolidated Subsidiaries as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its consolidated Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm has obtained no knowledge of any Event of Default relating to Section 10.11 (if such covenant is required to be computed at such time) that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof. Notwithstanding the foregoing, the obligations in this Section 9.1(a) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the Borrower’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to Holdings (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under the first sentence of this Section 9.1(a), such materials are accompanied by an opinion of an independent registered public accounting firm of recognized national standing, which opinion shall not be qualified as to the scope of audit or as to the status of Holdings (or such parent) and its consolidated Subsidiaries as a going concern.

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(b) Quarterly Financial Statements. As soon as available and in any event on or before the date that is 45 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, in the case of financial statements for the fiscal quarters ended March 31, 2008 and June 30, 2008, on or before the date that is 60 days after the end of such fiscal quarter), the consolidated balance sheet of the Borrower and its consolidated Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (or in lieu of such audited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand and the Borrower and its consolidated Subsidiaries on the other hand), all in reasonable detail and all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit, normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, the obligations in this Section 9.1(b) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the Borrower’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information relates to Holdings (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand.

(c) Budget. Within 90 days after the commencement of each fiscal year of the Borrower (and for the first time with respect to the fiscal year of the Borrower starting on January 1, 2009), a detailed quarterly budget of the Borrower and its Restricted Subsidiaries in reasonable detail for that fiscal year as customarily prepared by management of the Borrower for its internal use consistent in scope with the financial statements provided pursuant to Section 9.1(a) (but including, in any event, a projected consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income) and setting forth the principal assumptions upon which such budget is based.

(d) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.1(a) and 9.1(b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) if applicable, the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the provisions of Section 10.11 as at the end of such fiscal year or period, as the case may be, (ii) the calculations required to establish the Consolidated

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Total Debt to Consolidated Total EBITDA Ratio as at the end of such fiscal year or period, as the case may be for the purpose of determining the Commitment Fee payable pursuant to Section 4.1(a); (iii) a specification of any change in the identity of the Restricted Subsidiaries, the Unrestricted Subsidiaries, the Specified Subsidiaries, the Immaterial Subsidiaries and the Foreign Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries, the Unrestricted Subsidiaries, the Specified Subsidiaries, the Immaterial Subsidiaries and the Foreign Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be, (iv) the then applicable pricing level, (v) the calculations and basis, in reasonable detail, of any “run rate” cost savings added back to Consolidated EBITDA pursuant to the provisions of clause (a)(xi) of the definition thereof and (vi) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case in reasonable detail, the calculations and basis therefor. At the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth (i) in reasonable detail the calculation of the Available Amount and the Available Equity Amount as at the end of the fiscal year to which such financial statements relate and (ii) the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this Section 9.1(d), as the case may be.

(e) Management Discussion. Concurrently with the delivery of each set of consolidated financial statements referred to in Sections 9.1(a) and 9.1(b), management’s discussion and analysis of financial condition and results of operations of the Borrower and its consolidated Subsidiaries.

(f) Notice of Certain Events. Promptly after an Authorized Officer of Holdings, the Borrower or any of its Restricted Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings or the Borrower proposes to take with respect thereto, (ii) any litigation or governmental proceeding pending against Holdings, the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect and (iii) any other event that could reasonably be expected to result in a Material Adverse Effect.

(g) Environmental Matters. Promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

(i) any pending or threatened Environmental Claim against Holdings, the Borrower or any of the Restricted Subsidiaries or any Real Estate;

(ii) any condition or occurrence on any Real Estate that (x) results in noncompliance by Holdings, the Borrower or any of the Restricted Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Holdings, the Borrower or any of the Restricted Subsidiaries or any Real Estate;

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(iii) any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal, remedial action and the response thereto. The term “Real Estate” shall mean land, buildings and improvements owned or leased by Holdings, the Borrower or any of the Restricted Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

(h) Other Information. Promptly upon filing thereof, (i) copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by Holdings, the Borrower or any of the Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent for further delivery to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8), (ii) copies of all financial statements, proxy statements, notices and reports that Holdings, the Borrower or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of Holdings, the Borrower and/or any of the Restricted Subsidiaries in their capacity as such holders (in each case to the extent not theretofore delivered to the Administrative Agent for further delivery to the Lenders pursuant to this Agreement) and (iii) with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time.

(i) Pro Forma Adjustment Certificate. Not later than any date on which financial statements are delivered with respect to any period in which a Pro Forma Adjustment is made, a certificate of an Authorized Officer of the Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

Documents required to be delivered pursuant to Sections 9.1(a), 9.1(b), 9.1(c), 9.1(e) and 9.1(h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 12.2; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the

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Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Section 9.1(d) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

(j) Insurance. Together with each delivery of any financial statement for any fiscal year pursuant to Section 9.1(a), a summary of all material insurance coverage maintained as of the end of such fiscal year by the Borrower or any Subsidiary, together with such other related documents and information as the Administrative Agent may reasonably require.

(k) Borrowing Base Certificates. (i) As soon as available and in any event within 10 Business Days after the end of each calendar month, a Borrowing Base Certificate, certified on behalf of the Borrower by a Authorized Officer as complete and correct in all material respects, setting forth the Borrowing Base and the Excess Availability as at the last day of the immediately preceding fiscal month; and (ii) in addition, after the occurrence and during the continuance of any Cash Dominion Event, on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), a Borrowing Base Certificate showing the Borrower’s reasonable estimate (which shall be based on the most current accounts receivable aging reasonably available and shall be calculated in a consistent manner with the most recent Borrowing Base Certificates delivered pursuant to clause (i) above) of the Borrowing Base (but not the calculation of Excess Availability) as of the close of business on the last day of the immediately preceding calendar week.

(l) Inventory. At the Administrative Agent’s request, concurrently with the delivery of the Borrowing Base Certificate, with respect to Credit Parties, a summary of inventory by location and type with a supporting perpetual inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion.

(m) Aging Balance. At the Administrative Agent’s request, concurrently with the delivery of the Borrowing Base Certificate, with respect to Credit Parties, a monthly trial balance and Accounts aging report showing Accounts outstanding aged (i) with respect to Other Accounts, from invoice date and/or due date and (ii) with respect to Distributor Accounts, from the date of sale of the product, in each case, as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion.

(n) To the Administrative Agent, at the Administrative Agent’s request, at the time of delivery of each of the quarterly and/or annual financial statements delivered pursuant to Sections 9.1(a) and 9.1(b):

(i) a reconciliation of the most recent Borrowing Base, general ledger and quarter-end and/or year-end inventory reports of the Borrower to the Borrower’s general ledger

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and quarterly and/or annual financial statements delivered pursuant to Sections 9.1(a) and 9.1(b), in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

(ii) a reconciliation of the perpetual inventory by location to the Borrower’s most recent Borrowing Base Certificate, general ledger and quarterly and/or annual financial statements delivered pursuant to Sections 9.1(a) and 9.1(b), in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

(iii) an accounts payable trial balance and a reconciliation of that accounts payable trial balance to the Borrower’s general ledger and quarterly and/or annual financial statements delivered pursuant to this Sections 9.1(a) and 9.1(b), in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion; and

(iv) a reconciliation of the outstanding Loans as set forth in the quarterly loan account statement provided by the Administrative Agent to the Borrower’s general ledger and quarterly and/or annual financial statements delivered pursuant to Sections 9.1(a) and 9.1(b), in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

provided that, if requested by any Lender, the Administrative Agent shall make available to such Lender the documents that it has received under this Section 9.1(n);

(o) at the time of delivery of the annual financial statements delivered pursuant to Section 9.1(a), the Borrower, at its own expense, shall deliver to the Administrative Agent the results of those annual physical verifications, if any, that the Borrower or any of the Credit Parties may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their inventory located at manufacturing sites where a full annual physical inventory verification was performed;

9.2 Books, Records and Inspections. (a) Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or such Restricted Subsidiary, as the case may be. Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties (to the extent it is within such Person’s control to permit such inspection), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default or Cash Dominion Event, only the Administrative Agent on behalf of the Lenders may

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exercise rights of the Administrative Agent and the Lenders under this Section 9.2(a) and the Administrative Agent shall not exercise such rights more often than once during any calendar year absent the existence of an Event of Default at the Borrower’s expense; and provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

(b) Independently, of or in connection with the visits and inspections provided for in Section 9.2(a), but not more than twice a year at the expense of the Borrower in respect of appraisals and not more than twice a year at the expense of the Borrower in respect of field examinations (in each case, unless required by Applicable Law or unless an Event of Default or Cash Dominion Event has occurred and is continuing in which case the Administrative Agent may cause additional appraisals and field examinations to be undertaken at the expense of the Borrower), upon the request of the Administrative Agent after reasonable prior notice, the Borrower will permit the Administrative Agent or professionals reasonably acceptable to the Borrower (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations (including updates thereof), including, without limitation, (i) of the Borrower’s practices in the computation of the Borrowing Base, and (ii) inspecting, verifying and auditing the Collateral. The Borrower shall pay the fees and expenses of the Administrative Agent or such professionals with respect to such evaluations and appraisals in accordance with the provisions set forth in the immediately preceding sentence.

9.3 Maintenance of Insurance. Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by Holdings, the Borrower and the Restricted Subsidiaries; and will furnish to the Administrative Agent for further delivery to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

9.4 Payment of Taxes. Holdings and the Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which such payments become due, and all lawful material claims in respect of taxes imposed, assessed or levied that, if unpaid, could reasonably be expected to become a material Lien upon any properties of Holdings, the Borrower or any of the Restricted Subsidiaries; provided that none of Holdings, the Borrower or any of the Restricted Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being diligently contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

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9.5 Consolidated Corporate Franchises. Holdings and the Borrower will do, and will cause each of the Restricted Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights, privileges and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that Holdings, the Borrower and the Restricted Subsidiaries may consummate any transaction permitted under Sections 10.3, 10.4 or 10.5.

9.6 Compliance with Statutes. Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all Applicable Laws (including Environmental Laws and permits required thereunder), except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.7 ERISA. Promptly after Holdings, the Borrower or any of the Restricted Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, Holdings or the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of Holdings or the Borrower setting forth details as to such occurrence and the action, if any, that Holdings, the Borrower, such Restricted Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by Holdings, the Borrower, such Restricted Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a Lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against Holdings, the Borrower, a Restricted Subsidiary thereof or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified Holdings, the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that Holdings, the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that Holdings, the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

9.8 Good Repair. Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, ensure that its properties and equipment used or

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useful in its business in whomsoever’s possession they may be to the extent that it is within the control of such party to cause same, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in the industry in which the Borrower and the Restricted Subsidiaries conduct business and consistent with third party leases, except in each case to the extent the failure to do so could not be reasonably expected to have a Material Adverse Effect.

9.9 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (a) each of its, and each of the Restricted Subsidiaries’, fiscal years to end on December 31 of each year and (b) each of its, and each of the Restricted Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end and the Borrower’s past practice; provided, however, that the Borrower may, upon written notice to, and consent by, the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.10 Additional Guarantors and Grantors. Subject to any applicable limitations set forth in the Guarantee or the Security Agreement, as applicable, Holdings and the Borrower will cause (i) any direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition) and (ii) any Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case to execute a supplement to each of the Guarantee, the Security Agreement and the Intercreditor Agreement, substantially in the form of Annex B, Annex 1 or Annex II, as applicable, to the respective agreement in order to become a Guarantor under the Guarantee and a grantor under the Security Agreement.

9.11 Pledges of Additional Stock and Evidence of Indebtedness. (a) Subject to any applicable limitations set forth in the Pledge Agreement, Holdings and the Borrower will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.10) to pledge, to the Collateral Agent (or its non-fiduciary agent or designee) for the benefit of the Secured Parties, (i) all the Capital Stock (other than any Excluded Capital Stock) of each Subsidiary owned by Holdings, the Borrower or any Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.10), in each case, formed or otherwise purchased or acquired after the Closing Date, pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto, (ii) all evidences of Indebtedness in excess of $2,500,000 (individually) received by Holdings, the Borrower or any Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.10), in each case pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto, and (iii) any global promissory notes executed after the Closing Date evidencing Indebtedness in excess of $2,500,000 (individually) of Holdings, the Borrower and each of its Subsidiaries that is owing to Holdings, the Borrower or any Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.10), in each case pursuant to a supplement to the Pledge Agreement in the form of Annex A thereto.

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(b) Each of Holdings and the Borrower agrees that all Indebtedness of Holdings, the Borrower and each of its Subsidiaries that is owing to any Credit Party shall be evidenced by one or more global intercompany promissory notes in the form of Exhibit J.

9.12 Use of Proceeds. The Borrower will use the proceeds of the Revolving Credit Loans solely (a) to fund, in part, the Merger Funds, (b) to provide working capital and (c) for other general corporate purposes, including the financing of Permitted Acquisitions.

9.13 Changes in Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and its Restricted Subsidiaries, taken as a whole, on the Closing Date and other business activities incidental or related to any of the foregoing.

9.14 Further Assurances. (a) Holdings and the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any Applicable Law, or which the Administrative Agent, the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents, all at the expense of the Borrower and its Restricted Subsidiaries.

(b) Subject to any applicable limitations set forth in the Security Agreement, any Mortgage and in Section 6.2, if any assets (including any owned real estate or improvements thereto (but not any leased real property) or any interest therein) with a book value or Fair Market Value in excess of $2,500,000 (individually) are acquired by the Borrower or any other Credit Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof or assets subject to a Lien granted pursuant to Section 10.2(c)) that are of the nature secured by the Security Agreement or any Mortgage, as the case may be, the Borrower will notify the Collateral Agent (who shall thereafter notify the Lenders) thereof and will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in Section 9.14(a), all at the expense of the Credit Parties.

(c) Any Mortgage delivered to the Collateral Agent in accordance with Section 9.14(b) shall be accompanied by (x) (i) a policy or policies of title insurance or a marked unconditional binder thereof issued by a nationally recognized title insurance company insuring the Lien of such Mortgage as a valid Lien (with the priority described therein) on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2,

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together with such endorsements and reinsurance as the Administrative Agent or the Collateral Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located; and (ii) unless the Collateral Agent shall have otherwise agreed, either (A) a survey for which all necessary fees (where applicable) have been paid (1) prepared by a surveyor reasonably acceptable to the Collateral Agent, (2) dated or re-certificated not earlier than three months prior to the date of such delivery, (3) certified to the Administrative Agent, the Collateral Agent and the title insurance company issuing the title insurance policy for such Mortgaged Property pursuant to clause (i), which certification shall be reasonably acceptable to the Collateral Agent and (4) complying with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA, ACSM and NSPS in 1999 (except for such deviations as are acceptable to the Collateral Agent) or (B) coverage under the title insurance policy or policies referred to in clause (i) above that does not contain a general exception for survey matters and which contains survey-related endorsements reasonably acceptable to the Collateral Agent, and (y) a local opinion of counsel to the Borrower with respect to the enforceability and perfection of the applicable Mortgages and any related fixture filings (or in the event a Subsidiary of the Borrower is the mortgagor, to such Subsidiary) in form and substance reasonably satisfactory to the Collateral Agent.

(d) Notwithstanding anything herein to the contrary, if the Collateral Agent and the Borrower reasonably determine that the cost of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.

9.15 Designation of Subsidiaries. The board of directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 9.11 of the Term Loan Credit Agreement (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (c) the Borrower may not be designated as an Unrestricted Subsidiary and (d) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purposes of any Senior Subordinated Notes Document or the Term Loan Credit Document or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the net book value of the Borrower’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

9.16 Interest Rate Protection. No later than the 90th day after the Closing Date, the Borrower shall enter into, and for a minimum of two years thereafter maintain, interest rate Hedging Agreements that result in no less than 50% of the sum of the aggregate principal amount of (i) the Term Loans then outstanding and (ii) the Senior Subordinated Notes then outstanding being effectively subject to a fixed or maximum interest rate.

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9.17 Senior Indebtedness. The Obligations shall constitute Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under the Senior Subordinated Notes Documents.

9.18 Cash Management. The Credit Parties will establish and maintain the cash management systems described below:

(a) Within 60 days after the Closing Date (or such later date as the Administrative Agent may reasonably agree in writing), the Borrower will, and will cause each of the Subsidiary Guarantors to, establish and maintain, at its sole expense, blocked accounts or lockboxes and related deposit accounts (in each case, “Blocked Accounts”) with such banks as are reasonably acceptable to Collateral Agent into which Borrower and the Subsidiary Guarantors shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner and shall be identified and segregated from all other funds of the Credit Parties. All proceeds of the Loans shall be deposited into a Blocked Account. The Borrower and the Subsidiary Guarantors shall deliver, or cause to be delivered, to Collateral Agent a Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of the Borrower or any Subsidiary Guarantor is maintained. Except as permitted by Section 9.18(b)(iii), the Borrower and the Subsidiary Guarantors shall not establish any deposit accounts after the Closing Date, unless the Borrower or the Subsidiary Guarantor (as applicable) have complied in full with the provisions of this Section 9.18 with respect to such deposit accounts.

(b) At all times after the initial Blocked Accounts are established pursuant Section 9.18(a), the Borrower and each Subsidiary Guarantor shall maintain a cash management system which is acceptable to the Administrative Agent and the Collateral Agent (the “Cash Management System”). The Cash Management System shall contain, among other things, the following:

(i) With respect to the Blocked Accounts of Borrower and such Subsidiary Guarantors as the Collateral Agent shall determine in its sole discretion, the applicable bank maintaining such Blocked Accounts shall agree, pursuant to the applicable Control Agreement, to forward daily all amounts in each Blocked Account to one Blocked Account designated as concentration account in the name of the Borrower (the “Concentration Account”) at the bank that shall be designated as the Concentration Account bank for the Borrower (the “Concentration Account Bank”). The Concentration Account Bank shall agree, pursuant to the applicable Control Agreement from and after the receipt of a notice (an “Activation Notice”) from the Collateral Agent (which Activation Notice may be given by Collateral Agent or the Administrative Agent at any time during the existence of a Cash Dominion Event) and so long as such Cash Dominion Event is continuing, to forward daily all amounts in the Concentration Account to the account designated as collection account (the “Collection Account”) which shall be under the exclusive dominion and control of the Collateral Agent and the Administrative

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Agent; provided that at any time when no Cash Dominion Event is continuing, the balance standing to the credit of the Concentration Account shall be distributed as directed by the Borrower in accordance with this Section 9.18;

(ii) With respect to the Blocked Accounts of such Guarantors as the Collateral Agent shall determine in its sole discretion, the applicable bank maintaining such Blocked Accounts shall agree, from and after the receipt of an Activation Notice from the Collateral Agent (which Activation Notice may be given by Collateral Agent at any time during the existence of a Cash Dominion Event) and so long as such Cash Dominion Event is continuing, to forward all immediately available collected funds in each Blocked Account, as of the close of business on the prior Business Day, to the Collection Account and to commence the process of daily sweeps for such Blocked Account into the Collection Account; and

(iii) Any provision of this Section 9.18 to the contrary notwithstanding, the Credit Parties may maintain payroll accounts, trust accounts, investment accounts, securities accounts or other accounts that are not a part of the Cash Management Systems or subject to a Control Agreement provided that no Credit Party shall accumulate or maintain cash in such accounts (other than cash not constituting proceeds of Collateral or Loans) as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements plus $2,500,000 in the aggregate for all such accounts of all Credit Parties.

(c) At all times following the establishment of the Cash Management Systems pursuant to Section 9.18(a) and after the occurrence and during the continuation of a Cash Dominion Event and notification thereof by the Administrative Agent to the Borrower (subject to the provisions of the Security Agreement and the Intercreditor Agreement), on each Business Day, at or before 1:00 p.m. (New York City time), the Administrative Agent shall apply all immediately available funds credited to the Collection Account in accordance with Section 5.2(e).

(d) The Borrower and its directors, employees, agents and other Affiliates and Subsidiary Guarantors shall, acting as trustee for Collateral Agent, receive, as the property of Collateral Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts, Inventory or other Collateral which come into their possession or under their control and, following the establishment of the Cash Management Systems pursuant to this Section 9.18, within three (3) Business Days after receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to the Collateral Agent.

9.19 Post-Closing Covenants. The Borrower shall, and shall cause each Subsidiary to, comply with the terms and conditions set forth on Schedule 9.19.

SECTION 10. Negative Covenants

Each of Holdings and the Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Total Commitment and all Letters of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions

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satisfactory to the Letter of Credit Issuer following the termination of the Commitments) and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder (other than Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), are paid in full:

10.1 Limitation on Indebtedness. Holdings and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness, except:

(a) (i) Indebtedness arising under the Credit Documents and (ii) Indebtedness under the Term Loan Credit Documents (subject to the limitations set forth in the Intercreditor Agreement) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(b) Indebtedness of (i) Holdings, the Borrower or any Subsidiary Guarantor owing to Holdings, the Borrower or any Subsidiary; provided that any such Indebtedness owing shall be evidenced by an intercompany note substantially in the form of Exhibit J; (ii) any Subsidiary that is not a Subsidiary Guarantor owing to any other Subsidiary that is not a Subsidiary Guarantor and (iii) to the extent permitted by Section 10.5, any Subsidiary that is not a Subsidiary Guarantor owing to Holdings, the Borrower or any Subsidiary Guarantor.

(c) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims) but in any event, not in respect of Hedging Agreements;

(d) except as provided in clauses (h), (k), and (l) below, Guarantee Obligations incurred by (i) any Restricted Subsidiary in respect of Indebtedness of the Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement and (ii) Holdings or the Borrower in respect of Indebtedness of the Borrower or any Restricted Subsidiary that is permitted to be incurred under this Agreement;

(e) Guarantee Obligations incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors and licensees;

(f) (i) Indebtedness (including Attributable Indebtedness and other Indebtedness arising under Capitalized Leases) the proceeds of which are used to finance the acquisition, construction, repair, replacement, expansion or improvement of fixed or capital assets or otherwise incurred in respect of Capital Expenditures; provided that (A) such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement, expansion or improvement, (B) the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, with the covenants set forth in Section 9.11 of the Term Loan Credit Agreement, as such covenants are recomputed as at the last day of the most recently ended Test

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Period as if the incurrence of such Indebtedness had occurred on the first day of such Test Period and (C) such Indebtedness is not incurred to acquire Capital Stock of any Person and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(g) (i) Indebtedness arising under Capitalized Leases, other than Capitalized Leases in effect on the Closing Date (and set forth on Schedule 10.1) or Capitalized Leases entered into pursuant to Section 10.1(f), and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness provided that (A) any obligations existing on the Closing Date (x) that were not included on the balance sheet of the Borrower and the Restricted Subsidiaries as Capitalized Lease Obligations and (y) that are subsequently recharacterized as Capitalized Lease Obligations due to a change in accounting treatment shall not be treated as Capitalized Lease Obligations for the purpose of this Section 10.1(g) and (B) the aggregate principal amount of Indebtedness outstanding permitted under this Section 10.1(g), when combined with the aggregate principal amount of Indebtedness outstanding under Sections 10.1(k) and 10.1(l), shall not exceed $60,000,000 at any time;

(h) (i) Closing Date Indebtedness (other than Indebtedness permitted under Sections 9.1(a) and 9.1(j)) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(i) Indebtedness in respect of Hedging Agreements incurred in the ordinary course of business and not for speculative purposes;

(j) (i) Indebtedness in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $500,000,000 plus the PIK Interest Amount and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (including such PIK Interest Amount);

(k) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Closing Date as the result of a Permitted Acquisition; provided that (x) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (y) such Indebtedness is not guaranteed in any respect by Holdings, the Borrower or any Restricted Subsidiary (other than any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries) and (z)(A) the Capital Stock of such Person is pledged to the Collateral Agent to the extent required under Section 9.11 and (B) such Person executes a supplement to each of the Guarantee, the Security Agreement, the Pledge Agreement and the Intercreditor Agreement (or alternative guarantee and security arrangements in relation to the Obligations) to the extent required under Sections 9.10, 9.11 or 9.14(b), as applicable; provided that the assets covered by such pledges and security interests may, to the extent permitted by Section 10.2, equally and ratably secure such Indebtedness assumed with the Secured Parties subject to intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent); provided, further; that the requirements of this clause (z) shall not apply to any Indebtedness of the type that could have been incurred under Section 10.1(f); and (ii) any Permitted Refinancing

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Indebtedness incurred to Refinance such Indebtedness; provided that the aggregate principal amount of Indebtedness outstanding under this Section 10.1(k), when combined with the aggregate principal amount of Indebtedness outstanding under Sections 10.1(g) and 10.1(l) shall not exceed $60,000,000 at any time;

(l) (i) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance a Permitted Acquisition; provided that (x) such Indebtedness is not guaranteed in any respect by Holdings, the Borrower or any other Subsidiary Guarantor except to the extent permitted under Section 10.5, and (y)(A) the Borrower or such other relevant Credit Party pledges the Capital Stock of any Person acquired in such Permitted Acquisition (the “acquired Person”) to the Collateral Agent to the extent required under Section 9.11 and (B) such acquired Person executes a supplement to the Guarantee, the Security Agreement, the Pledge Agreement and the Intercreditor Agreement (or alternative guarantee and security arrangements in relation to the Obligations) to the extent required under Sections 9.10, 9.11 or 9.14(b), as applicable (provided that the assets covered by such pledges and security interests may, to the extent permitted by Section 10.2, equally and ratably secure such Indebtedness incurred with the Secured Parties subject to intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent); and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that the aggregate principal amount of Indebtedness outstanding under this Section 10.1(l), when combined with the aggregate principal amount of Indebtedness outstanding under Sections 10.1(g) and 10.1(k) shall not exceed $60,000,000 at any time;

(m) (i) unsecured Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligation) in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements and (ii) unsecured Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(n) Indebtedness arising from agreements of Holdings, the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case entered into in connection with the disposition of any business, assets or Capital Stock permitted hereunder, other than Guarantee Obligations incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition; provided that (i) such Indebtedness is not reflected on the balance sheet of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and the Restricted Subsidiaries in connection with such disposition;

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(o) Indebtedness arising from agreements of Holdings, the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case entered into in connection with Permitted Acquisitions or other Investments permitted under Section 10.5;

(p) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money or Hedging Agreements;

(q) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money or Hedging Agreements;

(r) (i) unsecured Indebtedness representing deferred compensation to employees, consultants or independent contractors of Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business; and (ii) Indebtedness consisting of obligations of Holdings (or any direct or indirect parent thereof), the Borrower or the Restricted Subsidiaries under deferred compensation to their employees, consultants or independent contractors or other similar arrangements incurred by such Persons in connection with the Transactions and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(s) unsecured Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Capital Stock of Holdings (or any direct or indirect parent thereof to the extent such direct or indirect parent use the proceeds to finance the purchase or redemption (directly or indirectly) of Capital Stock of Holdings), or the Borrower permitted by Section 10.6;

(t) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business provided that such Indebtedness (other than credit or purchase cards) is extinguished within 10 Business Days of its incurrence and such Indebtedness in respect of credit or purchase cards is extinguished within 60 days of its incurrence;

(u) additional Indebtedness and any refinancing, refunding, renewal or extension thereof; provided that the aggregate principal amount of Indebtedness outstanding at any time pursuant to this Section 10.1(u) shall not exceed $25,000,000 at any time; provided, further, that, if the most recent compliance certificate delivered pursuant to Section 9.1(d) demonstrates, on a Pro Forma Basis, a Consolidated Total Debt to Consolidated EBITDA Ratio of 4.00:1.00 or less as of the last day of the Test Period to which such compliance certificate relates, the Borrower or any of its Restricted Subsidiaries may incur up to $25,000,000 of additional Indebtedness under this Section 10.1(u);

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(v) (i) Indebtedness incurred in connection with any Permitted Sale Leaseback and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(w) Indebtedness in respect of Permitted Additional Notes to the extent that the Net Cash Proceeds therefrom are offered to prepay the Term Loans in accordance with Section 4.2(a)(i) of the Term Loan Credit Agreement;

(x) Indebtedness of Restricted Foreign Subsidiaries (and if such Restricted Foreign Subsidiary is not a Subsidiary Guarantor without recourse against the Borrower or Subsidiary Guarantors, in each case except as permitted under Section 9.5) for working capital purposes in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; and

(y) all customary premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in each of the Sections 10.1(a) through 10.1(x) above.

10.2 Limitation on Liens. Neither Holdings nor any Borrower will, nor will they permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of Holdings, the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens created pursuant to the Credit Documents to secure the Obligations or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

(b) Permitted Liens;

(c) Liens securing Indebtedness permitted pursuant to Section 10.1(f) or 10.1(g); provided that (i) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction, expansion or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property, except for accessions to such property, other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(d) Liens on property and assets existing on the Closing Date and listed on Schedule 10.2 or, to the extent not listed in such Schedule, such property or assets have a Fair Market Value that does not exceed $1,000,000 in the aggregate; provided that (i) such Lien does not extend to any other property or asset of Holdings, the Borrower or any Restricted Subsidiary other than after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted by Section 10.1 and proceeds and products thereof and (ii) such Lien shall secure only those obligations that it secures on the Closing Date and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 10.1;

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(e) The modification, replacement, extension or renewal of any Lien permitted by clauses (c), (d), (f), (g), (h), (q), (u) and (v) of this Section 10.2 upon or in the same assets theretofore subject to such Lien (other than after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 10.1 and proceeds and products thereof) or the Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness as permitted by Section 10.1;

(f) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 9.15), or existing on assets acquired, pursuant to a Permitted Acquisition or any other Investment permitted under Section 10.5 to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(k); provided that such Liens attach at all times only to the same assets that such Liens (other than after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 10.1 and proceeds and products thereof) attached to, and secure only the same Indebtedness or obligations (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 10.1) that such Liens secured, immediately prior to such Permitted Acquisition or such other Investment, as applicable;

(g) (i) Liens placed upon the Capital Stock of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 10.1(l) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary to secure (A) a guarantee by such Restricted Subsidiary of any such Indebtedness of the Borrower or any other Restricted Subsidiary or (B) Indebtedness of such Restricted Subsidiary, in either case incurred pursuant to Section 10.1(l) in connection with such Permitted Acquisition;

(h) Liens on the Collateral securing Indebtedness permitted pursuant to Section 10.1(a)(ii) and any related obligations with respect to cash management and hedging arrangements contemplated thereby; provided that such Liens are subject to the terms of the Intercreditor Agreement;

(i) Liens securing Indebtedness or other obligations of Holdings, the Borrower or a Subsidiary in favor of Holdings, the Borrower or any Subsidiary that is a Guarantor and Liens securing Indebtedness or other obligations of any Subsidiary that is not a Guarantor in favor of any Subsidiary that is not a Guarantor;

(j) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right to set off) and which are within the general parameters customary in the banking industry;

(k) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise

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dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(l) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(m) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments permitted under Section 10.5;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit, automatic clearing house or sweep accounts of Holdings, the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business;

(o) Liens solely on any cash earnest money deposits made by Holdings, the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q) Liens in respect of Permitted Sale Leasebacks;

(r) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(s) agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(t) Liens on Capital Stock in joint ventures securing obligations of such joint venture;

(u) Liens with respect to property or assets of any Restricted Foreign Subsidiary securing Indebtedness of a Restricted Foreign Subsidiary permitted under Section 10.1(x); and

(v) Liens not otherwise permitted by this Section 10.2 so long as the aggregate outstanding amount of Indebtedness and other obligations secured thereby does not exceed $12,500,000; provided that, if the most recent compliance certificate delivered pursuant to Section 9.1(d) demonstrates, on a Pro Forma Basis, a Consolidated Total Debt to Consolidated EBITDA Ratio of 3.00:1.00 or less as of the last day of the Test Period to which such compliance certificate relates, the Borrower or any of its Restricted Subsidiaries may secure up to $7,500,000 of additional obligations under this clause 10.2(v).

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10.3 Limitation on Fundamental Changes. Except as expressly permitted by Sections 10.4 or 10.5, neither Holdings nor any Borrower will, nor will they permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all its business units, assets or other properties, except that:

(a) any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into the Borrower; provided that (i) the Borrower shall be the continuing or surviving corporation or, in the case of a merger, amalgamation or consolidation with or into the Borrower, the Person formed by or surviving any such merger, amalgamation or consolidation (if other than the Borrower) shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Default or Event of Default has occurred and is continuing at the date of such merger, amalgamation or consolidation or would result from such consummation of such merger, amalgamation or consolidation, (iv) if such merger, amalgamation or consolidation involves the Borrower, the Successor Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such merger, amalgamation or consolidation, with the covenants set forth in Section 9.11 of the Term Loan Credit Agreement, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such merger, amalgamation or consolidation had occurred on the first day of such Test Period, (v) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation or unless the Successor Borrower is the Borrower, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (vi) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation or unless the Successor Borrower is the Borrower, shall have by a supplement to the Credit Documents that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (vii) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation or unless the Successor Borrower is the Borrower, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (viii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and any supplements to the Credit Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, (ix) if reasonably requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Credit Document; provided, further, that if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement and (x) if the merger, amalgamation or consolidation involves a Person that is not a Subsidiary of the Borrower, such merger, amalgamation or consolidation complies with all the conditions set forth in the definition of the term “Permitted Acquisition”;

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(b) any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving corporation or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee, the Security Agreement, the Pledge Agreement and any applicable Mortgage in form and substance reasonably satisfactory to the Collateral Agent in order for the surviving Person to become a Guarantor and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties, (iii) no Default or Event of Default has occurred and is continuing on the date of such merger, amalgamation or consolidation or would result from the consummation of such merger, amalgamation or consolidation, (iv) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such merger, amalgamation or consolidation, with the covenants set forth in Section 9.11 of the Term Loan Credit Agreement, as such covenant are recomputed as at the last day of the most recently ended Test Period under such Section as if such merger, amalgamation or consolidation had occurred on the first day of such Test Period, (v) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to any Credit Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Agreement and (vi) if the merger, amalgamation or consolidation involves a Person that is not a Subsidiary of the Borrower, such merger, amalgamation or consolidation complies with all the conditions set forth in the definition of the term “Permitted Acquisition”;

(c) any Restricted Subsidiary that is not a Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Subsidiary Guarantor and (ii) sell, lease, license, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower;

(d) any Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Subsidiary Guarantor, (ii) merge, amalgamate or consolidate with or into any other Subsidiary which is not a Subsidiary Guarantor, provided that if such Subsidiary Guarantor is not the surviving entity, such merger, amalgamation or consolidation shall be deemed to be an “Investment” and subject to the limitations set forth in Section 10.5 and (iii) sell, lease, license, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor;

(e) any Restricted Subsidiary may liquidate or dissolve if (x) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) to the extent such

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Restricted Subsidiary is a Subsidiary Guarantor, any assets or business not otherwise disposed of or transferred in accordance with Sections 10.4 or 10.5, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Guarantor after giving effect to such liquidation or dissolution;

(f) the Merger may be consummated; and

(g) to the extent that no Default or Event of Default would result from the consummation of such disposition, the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation or disposition, the purpose of which is to effect a disposition permitted pursuant to Section 10.4.

10.4 Limitation on Sale of Assets. Neither Holdings nor the Borrower will, nor will they permit any of the Restricted Subsidiaries to, directly or indirectly, (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from a Recovery Event), or (ii) sell to any Person (other than the Borrower or a Guarantor) any shares owned by it of any Restricted Subsidiary’s Capital Stock, except that:

(a) Holdings (solely in the case of clause (iii)), the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of the following in the ordinary course of business: (i) obsolete, worn-out, used or surplus assets to the extent such assets are not necessary for the operation of the Borrower’s and its Subsidiaries’ business; (ii) inventory and goods held for sale or other immaterial assets; and (iii) cash and Permitted Investments;

(b) the Borrower and the Restricted Subsidiaries may lease, sublease, license (or cross-license) (on a non-exclusive basis with respect to intellectual property or on an exclusive basis with respect to intellectual property if done in the ordinary course of business consistent with past practice) or sublicense (or cross-sublicense) (on a non-exclusive basis with respect to intellectual property or on an exclusive basis with respect to intellectual property if done in the ordinary course of business consistent with past practice) real or personal property in the ordinary course of business;

(c) the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of other assets (other than accounts receivable except in connection with a Disposition to which such accounts receivable relate) (each a “Disposition”) for Fair Market Value; provided that (i) with respect to any Disposition pursuant to this Section 10.4(c) for a purchase price in excess of $5,000,000, Holdings, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that, for purposes of determining what constitutes cash under this clause (i), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing and (B) any securities received by the Borrower or such Restricted

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Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, (ii) any non-cash proceeds received in the form of Indebtedness or Capital Stock are pledged to the Collateral Agent to the extent required under Section 9.11, (iii) after giving effect to any such Disposition, no Default or Event of Default shall have occurred and be continuing; (iv) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such Disposition (including the prepayment of Indebtedness with the proceeds of such Disposition), with the covenants set forth in Section 9.11 of the Term Loan Credit Agreement, as such covenants are recomputed as at the last day of the most recently ended Test Period as if such Disposition had occurred on the first day of such Test Period, (v) the aggregate amount of consideration received from all Dispositions under this Sections 10.4(c), when combined with the aggregate amount of Permitted Sale Leasebacks consummated pursuant to Section 10.4(g), shall not exceed $300,000,000 for all transactions consummated after the Closing Date and (vi) to the extent applicable, the Net Cash Proceeds thereof are promptly offered to prepay the Term Loans as required by Section 4.2(a)(i) of the Term Loan Credit Agreement (it being understood that, to the extent that the aggregate amount of Net Cash Proceeds from all Dispositions made pursuant to Section 10.4(c) and Permitted Sale Leasebacks consummated pursuant to Section 10.4(g) from the Closing Date to the date of such disposition exceeds $150,000,000, all Net Cash Proceeds in excess of such amount shall be promptly offered to prepay the Term Loans and may not be reinvested in the business of the Borrower or its Subsidiaries);

(d) (i) the Borrower and the Restricted Subsidiaries may sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and (ii) sell or transfer account receivables so long as the Net Cash Proceeds thereof are promptly applied to the prepayment of the Term Loans pursuant to Section 4.2(a)(i) of the Term Loan Credit Agreement;

(e) Holdings, the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of property or assets to Holdings, the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Guarantor or the Borrower (i) the transferee thereof must either be the Borrower or a Guarantor or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 10.5;

(f) Holdings, the Borrower and the Restricted Subsidiaries may sell, transfer and otherwise dispose of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(g) the Borrower and its Restricted Subsidiaries may enter into Sale Leasebacks, so long as, (i) after giving effect to any such transaction, no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such transaction, with the covenants set forth in Section 9.11 of the Term Loan Credit Agreement, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Section as if such transaction had occurred on the first day of such Test Period, (iii) to the extent applicable, the Net Cash Proceeds thereof to the

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Borrower and its Restricted Subsidiaries are promptly offered to prepay the Term Loans pursuant to Section 4.2(a)(i) of the Term Loan Credit Agreement, (iv) the aggregate amount of all Permitted Sale Leasebacks consummated under this Section 10.4(g), when combined with the aggregate amount of consideration received from all Dispositions made pursuant to Section 10.4(c), shall not exceed $300,000,000 for all transactions consummated after the Closing Date and (v) to the extent applicable, the Net Cash Proceeds thereof are promptly offered to prepay the Term Loans as required by Section 4.2(a)(i) of the Term Loan Credit Agreement (it being understood that, to the extent that the aggregate amount of Net Cash Proceeds from all Dispositions made pursuant to Section 10.4(c) and Permitted Sale Leasebacks consummated pursuant to Section 10.4(g) from the Closing Date to the date of such disposition exceeds $150,000,000, all Net Cash Proceeds in excess of such amount shall be offered to prepay the Term Loans and may not be reinvested in the business of the Borrower or its Subsidiaries);

(h) Holdings, the Borrower and the Restricted Subsidiaries may sell, transfer and otherwise dispose of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(i) Holdings, the Borrower and the Restricted Subsidiaries may effect any transaction permitted by Sections 10.3, 10.5 or 10.6;

(j) Dispositions of inventory of the Borrower and its Restricted Subsidiaries determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of the Restricted Subsidiaries;

(k) Dispositions listed on Schedule 10.4;

(l) the unwinding of any Hedging Agreement;

(m) Dispositions of any asset between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (l) above; and

(n) subject to the provisions of the definition of “Holdings”, Holdings may take any action which is necessary to achieve a substitution by a New Holdings of a Previous Holdings.

10.5 Limitation on Investments. Neither Holdings nor the Borrower will, nor will they permit any of the Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit, asset purchases (including purchases of inventory, supplies and materials), the lease of any asset and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

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(b) Permitted Investments;

(c) loans and advances to officers, directors, employees and consultants of Holdings (or any direct or indirect parent thereof), the Borrower or any of its Subsidiaries (i) to finance the purchase of Capital Stock of Holdings (or any direct or indirect parent thereof); provided that the amount of such loans and advances used to acquire such Capital Stock shall be contributed to the Borrower in cash as common equity, (ii) for reasonable and customary business related travel expenses, entertainment expenses, moving expenses and similar expenses, in each case incurred in the ordinary course of business, and (iii) for additional purposes not contemplated by subclause (i) or (ii) above; provided that the aggregate principal amount at any time outstanding with respect to this clause 10.5(c)(iii) shall not exceed $10,000,000;

(d) Investments (i) existing or contemplated on the Closing Date and listed on Schedule 10.5 and any modifications, replacements, extensions, renewals or reinvestments thereof and (ii) Investments existing on the Closing Date of the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, replacement, renewal, extension or reinvestment thereof, so long as the aggregate amount of all Investments pursuant to this clause 10.5(d) is not increased at any time above the amount of such Investments existing on the Closing Date;

(e) Investments in Hedging Agreements permitted by Section 10.1(i);

(f) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(g) Investments to the extent that the payment for such Investments is made solely with the Capital Stock of Holdings (or any direct or indirect parent thereof) or the Borrower;

(h) Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.4;

(i) Investments in the Borrower or any Guarantor and Investments by any Subsidiary that is not a Subsidiary Guarantor in the Borrower or any other Subsidiary;

(j) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(k) the Borrower may make a loan to Holdings (or any direct or indirect parent thereof) that could otherwise be made as a Dividend permitted under Section 10.6;

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(l) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(m) advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;

(n) Guarantees by Holdings, the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(o) Investments made to repurchase or retire Capital Stock of Holdings (or any direct or indirect parent thereof) or the Borrower owned by any employee stock ownership plan or key employee stock ownership plan of Holdings (or any direct or indirect parent thereof) or the Borrower;

(p) the Transactions;

(q) Investments constituting Permitted Acquisitions; provided that any portion of the Permitted Acquisition Consideration of such Permitted Acquisition made or provided by the Borrower or any Subsidiary Guarantor in any Subsidiary that shall not be, or after giving effect to such Permitted Acquisition, shall not become a Subsidiary Guarantor, shall not cause the aggregate amount of all such Investments made pursuant to this Section 10.5(q) to exceed the sum of (i) $25,000,000, (ii) the Available Equity Amount at such time, (iii) the Available Amount at such time and (iv) to the extent not otherwise included in the determination of the Available Amount or the Available Equity Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made);

(r) any additional Investments (including Investments in Minority Investments, Investments in Unrestricted Subsidiaries, Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries, Investments constituting Permitted Acquisitions and Investments in Restricted Subsidiaries that are not, and do not become, Guarantors), as valued at the Fair Market Value of such Investment at the time each such Investment is made; provided that the aggregate amount of such Investment (as so valued) shall not cause the aggregate amount of all such Investments made pursuant to this Section 10.5(r) (as so valued) to exceed the sum of (i) $25,000,000, (ii) the Available Equity Amount at such time, (iii) the Available Amount at such time and (iv) to the extent not otherwise included in the determination of the Available Amount or the Available Equity Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made); provided, further, that intercompany current liabilities incurred in the ordinary course of business and consistent with past practices, in connection with the cash management operations of the Borrower and the Restricted Subsidiaries shall not be included in calculating the limitation in this paragraph at any time;

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(s) Investments arising as a result of Permitted Sale Leasebacks;

(t) Investments held by any Person acquired after the Closing Date or of any Person merged into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 10.3 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(u) Investments in Unrestricted Subsidiaries for the purpose of consummating transactions permitted under Sections 10.4(g); and

(v) Investments consisting of Indebtedness, fundamental changes, Dispositions and Dividends permitted under Sections 10.1, 10.3, 10.4 and 10.6.

10.6 Limitation on Dividends. Neither Holdings nor the Borrower will declare or pay any dividends (other than with respect to Holdings, dividends payable solely in the Capital Stock of Holdings and with respect to the Borrower, dividends payable solely to Holdings in the Capital Stock of the Borrower) or return any capital to its equity holders or make any other distribution, payment or delivery of property or cash to its equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Capital Stock or the Capital Stock of any direct or indirect parent now or hereafter outstanding (or any options or warrants or stock appreciation rights issued with respect to any of its Capital Stock), or set aside any funds for any of the foregoing purposes, or permit the Borrower or any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.5) any shares of any class of the Capital Stock of Holdings (or any direct or indirect parent thereof) or the Capital Stock of the Borrower, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued with respect to any of the Capital Stock of Holdings (or any direct or indirect parent thereof) or the Capital Stock of the Borrower) (all of the foregoing “Dividends”); provided that:

(a) each of Holdings and the Borrower may (or may pay dividends to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Capital Stock for another class of Capital Stock or rights to acquire its Capital Stock or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Capital Stock; provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Capital Stock are at least as advantageous to the Lenders as those contained in the Capital Stock redeemed thereby;

(b) so long as no Default or Event of Default has occurred, is continuing or would result therefrom, each of Holdings and the Borrower may redeem, acquire, retire or repurchase (and the Borrower may declare and pay Dividends to Holdings, the proceeds of which are used to so redeem, acquire, retire or repurchase) shares of its Capital Stock (or any options or warrants or stock appreciation rights issued with respect to any of such Capital Stock)

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(or to allow any of the Borrower’s direct or indirect parent companies to so redeem, retire, acquire or repurchase their Capital Stock) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Holdings (or any direct or indirect parent thereof) and its Subsidiaries, with the proceeds of Dividends from, seriatim, Holdings or the Borrower, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, except with respect to non-discretionary repurchases, acquisitions, retirements or redemptions pursuant to the terms of any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreement or equity holders’ agreement, the aggregate amount of all cash paid in respect of all such shares of Capital Stock (or any options or warrants or stock appreciation rights issued with respect to any of such Capital Stock) so redeemed, acquired, retired or repurchased in any calendar year does not exceed the sum of (i) $7,500,000 (which shall increase to $15,000,000 subsequent to the consummation of a Qualifying IPO) plus (ii) all net cash proceeds obtained by Holdings or the Borrower during such calendar year from the sale of such Capital Stock to other present or former officers, consultants, employees and directors in connection with any permitted compensation and incentive arrangements plus (iii) all net cash proceeds obtained from any key-man life insurance policies received during such calendar year; notwithstanding the foregoing, 100% of the unused amount of payments in respect of this Section 10.6(b)(i) (before giving effect to any carry forward) may be carried forward to the immediately succeeding fiscal year (but not any other) and utilized to make payments pursuant to this Section 10.6(b) (any amount so carried forward shall be deemed to be used last in the subsequent fiscal year);

(c) Holdings and the Borrower may make Investments permitted by Section 10.5;

(d) to the extent constituting Dividends, Holdings and the Borrower may enter into and consummate transactions expressly permitted by any provision of Section 10.3, and the Borrower may pay Dividends to Holdings as and when necessary to enable Holdings to effect such Dividends;

(e) Holdings and the Borrower may repurchase Capital Stock of Holdings (or any direct or indirect parent thereof) or the Borrower, as applicable, upon exercise of stock options or warrants if such Capital Stock represents all or a portion of the exercise price of such options or warrants, and the Borrower may pay Dividends to Holdings as and when necessary to enable Holdings to effect such repurchases;

(f) in addition to the foregoing Dividends and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings may make additional Restricted Payments in an aggregate amount not to exceed an amount equal to the sum of (i) the Available Equity Amount at the time such Dividend is paid and (ii) if the Borrower’s ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of the immediately preceding Test Period is less than 3.00:1.00, after giving Pro Forma Effect to such Dividend, (A) $15,000,000 and (B) the Available Amount at the time such Dividend is paid; and the Borrower may pay Dividends to Holdings as and when necessary to effect such Dividends;

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(g) the Borrower may make and pay Dividends to Holdings:

the proceeds of which will be used to pay (or to make Dividends to allow any direct or indirect parent of Holdings to pay) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings (or such parent), but only to the extent of taxes that Borrower would have to pay if it filed a tax return on a standalone basis for itself and its Subsidiaries;

the proceeds of which shall be used by Holdings to pay (or to make Dividends to allow any direct or indirect parent of Holdings to pay) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $2,000,000 in any fiscal year plus any actual, reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof);

the proceeds of which shall be used by Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

the proceeds of which shall be used by Holdings to make Investments contemplated by Sections 10.5(c) and Dividends contemplated by Section 10.6(b));

the proceeds of which shall be used by Holdings to pay (or to make Dividends to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering, disposition or acquisition transaction permitted by this Agreement; and

the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers, employees and consultants of Holdings (or any direct or indirect parent thereof) to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(h) Holdings and the Borrower may (i) pay cash in lieu of fractional shares in connection with any Dividend, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(i) Holdings and the Borrower may pay Dividends in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) and any repurchases of Capital Stock in consideration of such payments including deemed repurchases in connection with the exercise of stock options; provided in each case that payments made under this Section 10.6(i) shall not exceed $5,000,000 in the aggregate; and

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(j) Holdings and the Borrower may make payments described in Sections 10.12 (c), (e), (h), (i), (j), (l) and (q) (subject to the conditions set out therein).

10.7 Limitations on Debt Payments and Amendments. (a) Holdings and the Borrower will not, and will not allow any of the Restricted Subsidiaries to, prepay, repurchase, redeem or otherwise defease any Indebtedness incurred pursuant to Section 10.1(j) (it being understood that payments of regularly scheduled interest shall be permitted); provided, however, that so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower or any Restricted Subsidiary may prepay, repurchase, redeem or defease any Indebtedness incurred pursuant to Section 10.1(j) with (i) the proceeds of any Permitted Refinancing Indebtedness or (ii) an aggregate amount not to exceed the sum of (A) the Available Equity Amount at the time of such prepayment, redemption, repurchase or defeasance and (B) if, on a Pro Forma Basis after giving effect to such prepayment, redemption, repurchase or defeasance, the Borrower’s ratio of Consolidated Total Debt to Consolidated EBITDA for the most recent Test Period ended on or prior to the date of such prepayment, redemption, repurchase or defeasance, is less than 4.00:1.00, (x) $15,000,000 and (y) the Available Amount at the time of such prepayment, redemption, repurchase or defeasance.

(b) Holdings and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, waive, amend, modify, terminate or release the Senior Subordinated Notes Documents (or any document governing any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness) to the extent that any such waiver amendment, modification, termination or release, taken as a whole, would be adverse to the Lenders in any material respect. Notwithstanding anything to the contrary in this Agreement, the Borrower may make any “AHYDO” catch-up payments in respect of Indebtedness incurred under Section 10.1(j).

10.8 Limitations on Sale Leasebacks. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

10.9 Negative Pledge Clauses. Neither Holdings nor any Borrower will, nor will they permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Credit Document) that limits the ability of Holdings, the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Credit Documents; provided that the foregoing shall not apply to Contractual Obligations that (i)(x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 10.9) are listed on Schedule 10.9 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness or other obligations, are set forth in any agreement evidencing any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or obligation so long as such Permitted Refinancing Indebtedness does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered

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into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, (iii) represent Indebtedness of a Restricted Subsidiary of the Borrower that is not a Guarantor to the extent such Indebtedness is permitted by Section 10.1, (iv) arise pursuant to agreements entered into with respect to any sale, transfer, lease or other disposition permitted by Section 10.4 and applicable solely to assets under such sale, transfer, lease or other disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 10.5 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 10.1, but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 10.1 to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) are imposed by Applicable Law; (xiii) exist under the Term Loan Credit Documents or any documentation governing any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness and (xiv) customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligation.

10.10 Passive Holding Company. Holdings shall not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Capital Stock of the Borrower, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and Borrower, (iv) the performance of its obligations under and in connection with the Credit Documents, the Revolving Credit Documents, the Senior Subordinated Notes Documents, any documentation governing Permitted Refinancing Indebtedness of the Revolving Credit Documents or the Senior Subordinated Notes Documents, the Acquisition Agreement, the other agreements contemplated by the Acquisition Agreement and the other agreements contemplated hereby and thereby, (v) any public offering of its common stock or any other issuance or registration of its Capital Stock for sale or resale not prohibited by Section 9, including the costs, fees and expenses related thereto, (vi) any transaction that Holdings is permitted to enter into or consummate under this Section 9, including making any Dividend permitted by Section 10.6 or holding any cash received in connection with Dividends made by the Borrower in accordance with Section 10.6 pending application thereof by Holdings in the manner contemplated by Section 10.6, (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and directors and as otherwise permitted in Section 9, (ix) activities incidental to the consummation of the Transactions and (x) activities incidental to the businesses or activities described in clauses (i) to (ix) of this Section 10.10. Notwithstanding anything to

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the contrary herein, Holdings will not own or acquire any assets (other than shares of Capital Stock of the Borrower, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Credit Documents, the Revolving Credit Documents, the Senior Subordinated Notes Documents, any documentation governing Permitted Refinancing Indebtedness of the Revolving Credit Documents or the Senior Subordinated Notes Documents, and other liabilities expressly permitted to be incurred by it by the terms hereof and liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement).

10.11 Financial Covenant. The Borrower will not permit its Consolidated EBITDA to Consolidated Fixed Charges Ratio as of the last day of any Test Period to be lower than 1.00 to 1.00; provided that such Consolidated EBITDA to Consolidated Fixed Charges Ratio will only be tested as of the last day of the Test Period ending immediately prior to the date on which a Borrowing Base Certificate shows that the Excess Availability is less than $30,000,000 and shall continue to be tested as of the last day of each Test Period thereafter until such Test Period in which a Borrowing Base Certificate shows that the Excess Availability is more than $30,000,000.

10.12 Transactions with Affiliates. Neither Holdings nor the Borrower shall, nor shall they permit any of the Restricted Subsidiaries to, enter into any transaction with any Affiliate of the Borrower except: (a) such transactions that are made on terms substantially as favorable to Holdings, the Borrower or such Restricted Subsidiary as would be obtainable by Holdings, the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (b) if such transaction is among Credit Parties or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, (c) the payment of Transaction Expenses, (d) the issuance of Capital Stock of Holdings or the Borrower to the management of Holdings (or any direct or indirect parent thereof), the Borrower or any of its Subsidiaries in connection with the Transactions or pursuant to arrangements described in clause (m) below, (e) the payment of indemnities and reasonable expenses incurred by the Sponsor and its Affiliates in connection with any services provided to Holdings, the Borrower or any of its Subsidiaries, (f) equity issuances, repurchases, retirements or other acquisitions or retirements of Capital Stock by Holdings or the Borrower permitted under Section 10.6, (g) loans, guarantees and other transactions by Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries to the extent permitted under Section 9, (h) employment and severance arrangements and health, disability and similar insurance or benefit plans between Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries and their respective directors, officers, employees (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former employees, officers or directors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the Board of Directors of Holdings or the Borrower, (i) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, the Borrower and the

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Restricted Subsidiaries, (j) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 10.12 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect, (k) Dividends, redemptions and repurchases permitted under Section 10.6, (l) customary payments (including reimbursement of fees and expenses) by Holdings, the Borrower and any Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures, whether or not consummated), which payments (i) are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings or the Borrower, in good faith; and (ii) do not exceed, in the aggregate, $1,500,000 in any calendar year of the Borrower, (m) any issuance of Capital Stock, or other payments, awards or grants in cash, securities, Capital Stock or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Holdings or the Borrower, as the case may be, (n) any purchase by Holdings of the Capital Stock of the Borrower, as the case may be; provided that, to the extent required by Section 9.11, any Capital Stock of the Borrower so purchased shall be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement, (o) transactions with wholly owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice, (p) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice, and (q) payments by Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent), the Borrower and the Restricted Subsidiaries on customary terms.

SECTION 11. Events of Default

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1 Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawing of any other amounts owing hereunder or under any other Credit Document (other than any amount referred to in clause 11.1(a)); or

11.2 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate, statement, report or other document delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.3 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(f), 9.5 (with respect to the existence of the Borrower or Holdings only), 9.9, or 9.15 or Section 10 or (b) default in the due performance or observance by it of any term, covenant or agreement (other

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than those referred to in Section 11.1, Section 11.2 and clause (a) of this Section 11.3) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days (or 2 Business Days with respect to Sections 9.1(k)) after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

11.4 Default Under Other Agreements. (a) Holdings, the Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than any Indebtedness described in Section 11.1) in excess of $20,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, with respect to Indebtedness consisting of any Hedging Agreements, termination events or equivalent events pursuant to the terms of such Hedging Agreements), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedging Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedging Agreements), prior to the stated maturity thereof; or

11.5 Bankruptcy, etc. Holdings, the Borrower or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under Title 11 of the United States Code entitled “Bankruptcy,”; or an involuntary case, proceeding or action is commenced against Holdings, the Borrower or any Specified Subsidiary and the petition is not controverted within 10 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against Holdings, the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any Specified Subsidiary; or Holdings, the Borrower or any Specified Subsidiary commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or any Specified Subsidiary; or there is commenced against Holdings, the Borrower or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or Holdings, the Borrower or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or Holdings, the Borrower or any Specified Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, the Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; or

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11.6 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof) in a manner that results in a liability under Title IV of ERISA; any Plan shall have an accumulated funding deficiency (whether or not waived); any of Holdings, the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

11.7 Guarantee. The Guarantee or any material provision thereof shall cease to be in full force or effect or any Guarantor thereunder or any Credit Party shall deny or disaffirm in writing any Guarantor’s obligations under the Guarantee; or

11.8 Security Documents. Any Security Document or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof) or any grantor, pledgor or mortgagor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s, pledgor’s or mortgagor’s obligations under such Security Document; or

11.9 Subordination. The Obligations or the obligations of the Guarantors pursuant to the Guarantee shall cease to constitute senior indebtedness under the subordination provisions of the Senior Subordinated Notes Documents or such subordination provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms; or

11.10 Judgments. One or more judgments or decrees shall be entered against Holdings, the Borrower or any of their Restricted Subsidiaries involving a liability of $20,000,000 or more in the aggregate for all such judgments and decrees for Holdings, the Borrower and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

11.11 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement: (i) declare the Total

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Commitment or the Swingline Commitment terminated and whereupon any such Commitment, if any, of each Lender or the Swingline Lender, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind, (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, it will pay) to the Administrative Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrower’s reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding; (provided that, if an Event of Default specified in Section 11.5 shall occur, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii), (iii) and (iv) above shall occur automatically without the giving of any such notice and all Obligations shall be automatically become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower).

11.12 Borrower’s Right to Cure.

(a) Financial Covenant. Notwithstanding anything to the contrary contained in this Section 11, in the event that the Borrower fails to comply with the requirements of the Financial Covenant, until the expiration of the 10th day subsequent to the date the certificate calculating the Financial Covenant is required to be delivered pursuant to Section 9.1(d), Holdings (or any direct or indirect parent thereof) shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to (or in the case of any direct or indirect parent of Holdings receive equity interests in Holdings for its cash contributions to) the capital of Holdings (collectively, the “Cure Right”), and upon contribution by Holdings of such cash to the Borrower (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right, the Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i) Consolidated EBITDA shall be increased, solely for the purpose of measuring the Financial Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred shall be deemed cured for purposes of this Agreement.

(b) Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (i) in each four fiscal-quarter period there shall be at least three fiscal quarters

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during which the Cure Right is not exercised, (ii) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Covenant and (iii) all Cure Amounts shall be disregarded for purposes of determining any baskets, the Available Amount or the Available Equity Amount with respect to the covenants contained in the Credit Documents.

SECTION 12. The Administrative Agent and Collateral Agent

12.1 Appointment. Each Lender hereby irrevocably designates and appoints GECC as Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. The Joint Lead Arrangers, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 11. Each Lender hereby appoints GECC (together with any successor Collateral Agent pursuant to Section 12.11) as the Collateral Agent hereunder and authorizes the Collateral Agent to (i) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Collateral Agent under such Credit Documents and (iii) exercise such powers as are reasonably incidental thereto.

12.2 Limited Duties. Under the Credit Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 2.5(c)), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Credit Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Credit Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Credit Document, and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

12.3 Binding Effect. Each Lender agrees that (i) any action taken by the Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Credit Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

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12.4 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

12.5 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Guarantor, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower, any Guarantor or any other Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

12.6 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex, electronic mail message or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

12.7 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the

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Administrative Agent shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable).

12.8 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, any Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Guarantor and any other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Guarantor and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower, any Guarantor or any other Credit Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates. Notwithstanding anything herein to the contrary, each Lender also acknowledges that the lien and security interest granted to the Collateral Agent pursuant to the Security Documents and the existence of any right or remedy by the Collateral Agent thereunder are subject to the provisions of the Intercreditor Agreement. In the event of a conflict between the terms of the Intercreditor Agreement and any Security Document, the terms of the Intercreditor Agreement shall govern and control. Each Lender hereby authorizes the Collateral Agent to enter into the Intercreditor Agreement on behalf of such Lender.

12.9 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the Total Commitment in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the

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Total Commitment in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section 12.9 shall survive the payment of the Loans and all other amounts payable hereunder.

12.10 GECC in its Individual Capacity. GECC and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, any Guarantor and any other Credit Party as though GECC were not the Administrative Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, GECC shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include GECC in its individual capacity.

12.11 Successor Agent. The Administrative Agent and/or the Collateral Agent may resign as Administrative Agent and/or Collateral Agent, as the case may be, upon 20 days’ prior written notice to the Lenders and the Borrower. If the Administrative Agent and/or Collateral Agent shall resign as Administrative Agent and/or the Collateral Agent, as the case may be, under this Agreement and the other Credit Documents, then (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders within 30 days, or (b) the Administrative Agent and/or Collateral Agent, as applicable, may, on behalf of the Lenders, appoint a successor Administrative Agent and/or the Collateral Agent, as the case may be, selected from among the Lenders. In either case, the successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld and shall not be required if an Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and/or the Collateral Agent, as applicable, and the term “Administrative Agent” and/or “Collateral Agent”, as the case may be, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s and/or Collateral Agent’s, as applicable, rights, powers and duties as Administrative Agent and/or Collateral Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent and/or Collateral Agent, as the case may be, or any of the parties to this Agreement or any Lenders or other holders of the Loans. After any retiring Administrative Agent’s and/or the Collateral Agent’s resignation as Administrative Agent and/or Collateral Agent, as the case may be, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and/or Collateral Agent, as the case may be, under this Agreement and the other Credit Documents.

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12.12 Withholding Tax. To the extent the Administrative Agent reasonably believes that it is required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. The agreements in this Section 12.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

12.13 Duties as Collateral Agent and as paying agent. Without limiting the generality of Section 12.1 above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Credit Documents (including in any proceeding described in Section 11.5 or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Credit Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 11.5 or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Credit Documents, (vi) except as may be otherwise specified in any Credit Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Credit Documents, applicable requirements of law or otherwise and (vii) execute any amendment, consent or waiver under the Credit Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Permitted Investments held by such Lender and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

12.14 Authorization to Release Liens and Guarantees. The Administrative Agent and the Collateral Agent are hereby irrevocably authorized by each of the Lenders to effect any release or subordination of Liens or the Guarantees contemplated by Section 13.17 without further action or consent by the Lenders.

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SECTION 13. Miscellaneous

13.1 Amendments and Waivers.

(a) Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent shall, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, the Administrative Agent and/or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver, amendment, supplement or modification shall directly (i) reduce or forgive any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate of any interest on the Loans or the stated rate of the fees (provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.8(c)), or reduce or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and other than as a result of a waiver or amendment of any mandatory prepayment of Revolving Credit Loans (which shall not constitute an extension, forgiveness or postponement of any date for payment of principal, interest or fees)), or reduce or extend the date for payment of any Unpaid Drawings, or extend the final expiration date of any Lender’s Commitment or extend the final expiration date of any Letter of Credit beyond the Letter of Credit Maturity Date, or increase the aggregate amount of any Commitment of any Lender or amend or modify any provisions of Section 13.8(a) or any other provision that provides for the pro rata nature of disbursements by or payments to Lenders, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1 or the last sentence of Section 5.2(e) or reduce the percentages specified in the definition of the term “Required Lenders” or “Supermajority Lenders” consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and/or the Collateral Agent, as applicable, or (iv) amend, modify or waive any provision of Section 3 without the written consent of the Letter of Credit Issuer, or (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender, or (vi) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee), or release all or substantially all of the Collateral under the Security Documents, in each case without the prior written consent of each Lender, or (vii) amend Section 2.9 so as to permit Interest Period intervals greater than six months if not available to all applicable Lenders

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in each case without the prior written consent of each applicable Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

(b) Notwithstanding anything to the contrary contained in Section 13.1, Holdings, the Borrower and the Administrative Agent may, without the input or consent of the other Lenders, effect changes to Exhibit C as may be necessary or appropriate in the opinion of the Collateral Agent.

(c) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement (i) which modify the definition of the Borrowing Base or the constituent definitions thereof in a manner that is intended to increase availability under the Revolving Facility in any material respect and (ii) modifications to the advance rates specified in the definition of “Borrowing Base” in a manner that is intended to increase availability under the Revolving Facility in any material respect, shall be effective unless the same shall be in writing and signed by the Administrative Agent, the Supermajority Lenders and the Borrower.

13.2 Notices and Other Communications; Facsimile Copies

(a) General. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) the party to be notified and sent to the address or facsimile number indicated in Schedule 13.2, or (B) otherwise to the party to be notified at its address specified on the signature page of any applicable Assignment and Acceptance Agreement, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of the Administrative Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing to Borrower and the Administrative Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

(b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon

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sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or the Administrative Agent) designated in Schedule 13.2 to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

(c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5 Payment of Expenses and Taxes; Indemnification. (a) The Borrower agrees, (i) to pay or reimburse the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Weil, Gotshal & Manges LLP and one counsel in each relevant local jurisdiction approved by the Borrower, (ii) to pay or reimburse each Lender, the Collateral Agent and the Administrative Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one firm or counsel to the Administrative Agent and the Collateral Agent and, to the extent required, one firm or local counsel in each relevant local jurisdiction, (iii) to pay, indemnify, and hold harmless each Lender and the Administrative Agent from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise,

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property, intangible, mortgage recording and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, (iv) to pay, indemnify and hold harmless each Lender, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, the Joint Lead Arrangers and their respective Related Parties (the “Indemnified Parties”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of one firm of counsel for all Indemnified Parties (and, in the case of an actual or perceived conflict of interest where the Indemnified Party affected by such conflict has retained its own counsel, of another firm of counsel for such affected Indemnified Party) , and to the extent required, one firm or local counsel in each relevant jurisdiction for all Indemnified Parties, arising out of, or with respect to the Transactions or to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents or the use of the proceeds thereof, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or any actual or alleged presence of Hazardous Materials applicable to the operations of the Borrower, any of its Subsidiaries or any of the Real Estate (all the foregoing in this clause (iv), collectively, the “indemnified liabilities”); provided that the Borrower shall have no obligation hereunder to any Indemnified Party with respect to indemnified liabilities arising from (A) the gross negligence, bad faith or willful misconduct of such Indemnified Party or its Related Parties, (B) a material breach of the obligations of such Indemnified Party or its Related Parties under the Credit Documents or (C) disputes between or among the Indemnified Parties. All amounts payable under this Section 13.5 shall be paid within 5 Business Days after receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder.

(b) No Credit Party nor any Indemnified Party shall have any liability for any punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Indemnified Party or any of its Related Parties.

Without limiting the generality of the foregoing, but only to the extent representing reasonable and documented out of pocket costs and expenses, the expenses, costs, charges and fees described above may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals (if any such accountants, environmental advisors, appraisers, investment bankers and management and other consultants have been retained with the prior written consent of the Borrower); photocopying and duplication expenses; long distance telephone charges; air express charges; and telegram or telecopy charges.

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13.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), except that (i) except as set forth in Section 10.3(a), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in Section 13.6(c)) and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph 13.6(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed; it being understood that, without limitation, the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with Applicable Law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender (unless increased costs would result therefrom, except if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing), an Approved Fund or, if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing, any other assignee; and

(B) the Administrative Agent, the Swingline Lender, the Letter of Credit Issuer; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of (i) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) an assignment of the entire remaining amount of the assigning Lender’s Commitments or (iii) an assignment by any Joint Bookrunner, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than, in the case of Revolving Credit Commitments or Revolving Credit Loans, $1,000,000, unless each of the Borrower and the

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Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; and provided, further, that contemporaneous assignments to a single assignee made by affiliated Lenders or related Approved Funds or by a single assignor to related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B) the payment to the Administrative Agent of an assignment in an amount equal to $3,500 (save for transfer made by any Joint Bookrunner or one of their Affiliates);

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent the tax form required by Section 5.4 and an administrative questionnaire in a form approved by the Administrative Agent in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and Applicable Laws, including Federal and state securities laws.

For the purpose of this Section 13.6(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank or commercial loans and similar extensions of credit and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to Section 13.6(b)(vi), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.6(c).

(iv) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to

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confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment, and the outstanding balances of its Revolving Credit Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (B) except as set forth in (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any Subsidiary or the performance or observance by Holdings, the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (D) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 8.9 or delivered pursuant to Section 9.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (E) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(v) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans (and interest thereon) and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Letter of Credit Issuer, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vi) Upon its receipt of and, if required, consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire and the tax form required by Section 5.4

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(unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by Section 13.6(b)(i), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer or the Swingline Lender, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 13.1 that affects such Participant. Subject to Section 13.6(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Sections 2.10, 2.11, 3.5 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Each Lender having sold a participation in any of its Obligations, acting as agent of the Borrower solely for this purpose and solely for tax purposes, shall establish and maintain at its address a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such participant (and each change thereto, whether by assignment or otherwise) and (B) the rights, interest or obligation of each such participant in any Obligation, in any Commitment and in any right to receive any payment hereunder.

(d) Any Lender may, without the consent of the Borrower, the Collateral Agent or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any

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time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit I, evidencing the Revolving Credit Loans owing to such Lender.

(e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

13.7 Replacements of Lenders under Certain Circumstances. (a) The Borrower, at its sole expense, shall be permitted to replace any Lender (or any Participant) that (i) requests reimbursement for amounts owing pursuant to Section 2.10, 2.11, 3.5 or 5.4, (ii) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (iii) becomes a Defaulting Lender, with a replacement bank or other financial institution; provided that (A) such replacement does not conflict with any Applicable Law, (B) no Event of Default shall have occurred and be continuing at the time of such replacement, (C) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts) pursuant to Section 2.10, 2.11, 3.5 or 5.4, as the case may be, owing to such replaced Lender prior to the date of replacement, (D) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 and (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender or that the replaced Lender shall have against the Borrower and the other parties for indemnity, contribution, payment of disputed and other unpaid amounts and otherwise.

(b) If any Lender (such Lender a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination, which pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Default or Event of Default has occurred and is continuing, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent), at its own cost and expense, to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and Commitments to one or more assignees reasonably acceptable to the Administrative Agent; provided that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest and/or fees thereon, (iii) the replacement Lender shall consent to the proposed amendment, waiver, discharge or termination and (iv) all Lenders (except all Non-Consenting Lenders which are simultaneously replaced) have consented to such proposed amendment, waiver, discharge or termination. In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

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13.8 Adjustments; Set-off. (a) If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tiff”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Holdings, the Borrower and the Administrative Agent.

13.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11 Integration. This Agreement and the other Credit Documents represent the agreement of Holdings, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof, and there are no promises,

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undertakings, representations or warranties by the Collateral Agent, the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

13.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its respective address set forth in Section 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages.

13.14 Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings or the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

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(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

13.15 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16 Confidentiality. Each Agent, and each Lender shall hold all non-public information furnished by or on behalf of Holdings and the Borrower and their Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender or such Agent pursuant to the requirements of this Agreement (“Confidential Information”) confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental agency or representative thereof or regulatory authority having jurisdiction over it (including any self-regulatory authority or representative thereof) or pursuant to legal process or to such Lender’s or such Agent’s trustees, attorneys, professional advisors or independent auditors or Affiliates, in each case who need to know such information in connection with the administration of the Credit Documents and are informed of the confidential nature of such information or with the consent of the Borrower or to the extent such Confidential Information becomes publicly available other than as a breach of this Section 13.16; provided that unless specifically prohibited by applicable law or court order, each Lender, each Agent shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender or such Agent by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender or any Agent be obligated or required to return any materials furnished by Holdings, the Borrower or any Subsidiary of the Borrower. Each Lender and each Agent agrees that it will not provide to prospective Transferees, pledgees referred to in Section 13.6(d) or to prospective direct or indirect contractual counterparties under Hedging Agreements to be entered into in connection with Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 13.16.

13.17 Release of Collateral and Guarantee Obligations; Subordination of Liens. (a) The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the sale, transfer or other disposition of such Collateral (including as part of or in connection with any other sale, transfer or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale, transfer or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased

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to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee (in accordance with the second succeeding sentence) and (vi) as required to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary, or in the case of a Previous Holdings in the conditions set forth in the definition of “Holdings”. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated.

(b) Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than (i) Cash Management Obligations in respect of any Secured Cash Management Agreements and (ii) any contingent or indemnification obligations not then due) have been paid in full, upon request of the Borrower, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Credit Document, whether or not on the date of such release there may be any (i) Cash Management Obligations in respect of any Secured Cash Management Agreements and (ii) any contingent or indemnification obligations not then due. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrowers or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(c) Notwithstanding anything to the contrary contained herein or in any other Credit Document, upon request of the Borrower in connection with any Liens permitted by the Credit Documents, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to subordinate the Lien on any Collateral to any Lien permitted under Section 10.2.

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13.18 USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT ACT”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT ACT.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

CHILL ACQUISITION, INC. (which on the Closing Date shall be merged with and into GOODMAN GLOBAL, INC. with GOODMAN GLOBAL, INC. surviving such merger as the Borrower),

By:	/s/ Erik D. Ragatz
Name:	Erik D. Ragatz
Title:	Vice President, Treasurer and Secretary

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CHILL INTERMEDIATE HOLDINGS, INC.,

By:	/s/ Erik D. Ragatz
Name:	Erik D. Ragatz
Title:	Vice President, Treasurer and Secretary

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The undersigned hereby confirms that, as a result of its merger with Chill Acquisition, Inc., it hereby assumes all of the rights and obligations of Chill Acquisition, Inc. under this Credit Agreement (in furtherance of, and not in lieu of, any assumption or deemed assumption by operation of law) and hereby agrees to be joined to the Credit Agreement as a Borrower thereunder

GOODMAN GLOBAL, INC.,

By:	/s/ Lawrence M. Blackburn
Name:	Lawrence M. Blackburn
Title:	Executive Vice President and Chief Financial Officer

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GENERAL ELECTRIC CAPITAL CORPORATION., as Administrative Agent, Collateral Agent, Letter of Credit Issuer, Joint Lead Arranger, Joint Bookrunner and Lender,

By:	/s/ Kimberly Massa
Name:	Kimberly Massa
Title:	Its duly authorized signatory

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BARCLAYS BANK PLC, as Joint Lead Arranger, Joint Bookrunner and a Lender

By:	/s/ Ann E. Suttan
Name:	Ann E. Suttan
Title:	Associate Director

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CALYON BANK NEW YORK BRANCH, as Joint Bookrunner and a Lender,

By:	/s/ Alex Averbakh
Name:	Alex Averbakh
Title:	Director

By:	/s/ Elvis Grgurovic
Name:	Elvis Grgurovic
Title:	Vice President

Schedules to the

Revolving Credit Agreement

Schedule 1.1(a)

Commitments and Addresses of Lenders

Lender	Address	Revolving Credit Commitment
Allied Irish Banks, p.l.c.	Allied Irish Banks, p.l.c. 601 S. Figueroa St., Suite 4650 Los Angeles, CA 90017 Attn : Martin Chin Tel : (213) 593-4765 Fax : (213) 593-4766 Email: martin.chin@aibla.com	$10,000,000.00

Bank of America, N.A.	Bank of America, N.A. 335 Madison Ave., 6th Floor New York, NY Attn: Robert Anchundia Tel: (212) 503-7483 Fax: (212) 503-7330 Email: robert.anchundia@bankofamerica.com	$15,000,000.00

Compass Bank	Compass Bank 24 Greenway Plaza, Suite 1403 Houston, Texas 77046 Attn: Tom Brosig Tel: (713) 968-8264 Fax: (713) 968-8211 Email: tom.brosig@compassbank.com	$8,000,000.00

General Electric Capital Corporation	GE Commercial Finance 299 Park Avenue New York, NY 10171 Attn: Michael Emmet, Account Manager Tel: (646) 428-7242 Fax: (646) 428-7299 Email: michael.emmet@ge.com	$115,000,000.00

Isreael Discount Bank of New York	Isreael Discount Bank of New York 511 Fifth Avenue New York, NY 10017 Attn: Rahum N. Williams Tel: (212) 551-8664 Fax: (212) 986-4786 Email: rwilliams@idbny.com	$12,000,000.00

Lender	Address	Revolving Credit Commitment
JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A. 2200 Ross Ave., 9th Floor Dallas, TX 725201 Attn: Christy West Tel: (214) 965-2364 Fax: (214) 965-2594 Email: christy.l.west@chase.com	35,000,000.00

Lloyds TSB Commercial Finance Limited	Lloyds TSB Commercial Finance Limited 1251 Avenue of the Americas, 39th Floor New York, NY 10020 Attn: Jeremy Harrison, ABL Director Tel: (212) 930-5025 Fax: (212) 930-5098 Email:jharrison@lloydstsb-usa.com	$10,000,000.00

Union Bank of California, N.A.	Union Bank of California, N.A. 400 California Street, 8th Floor San Francisco, CA 94104 Attn: Michele Mojabi Tel: (415) 765-2264 Fax: (415) 765-2170 Email: michele.mojabi@uboc.com	$15,000,000.00

U.S. Bank National Association	U.S. Bank National Association U.S. Bank Tower Cincinnati, OH Attn: Joe Seaglione Tel: (513) 287-8373 Fax: (513) 632-2040 Email: joe.seaglione@usbank.com	$10,000,000.00

Wachovia Capital Finance Corporation (Central)	Wachovia Capital Finance 5001 LBJ Freeway, Suite 1050 Dallas, TX 75244 Attn: Paul Truax Tel: (214) 712-3547 Fax: (214) 748-6893 Email: paul.truax@wachovia.com	$25,000,000.00

Lender	Address	Revolving Credit Commitment
Webster Business Credit	Webster Business Credit Corp 360 Lexington Ave., 5th Floor New York, NY 10017 Attn: Brad Mitch Tel: (212) 806-4523 Fax: (212) 806-4510 Email: bmitch@websterbcc.com	$8,000,000

Wells Fargo Foothill, LLC	Wells Fargo Foothill, LLC c/o Wells Fargo Bank 201 Third St. San Francisco, CA 94013 Attn: Julia Vexler Tel: (415) 222-6343 Fax: (415) 947-5945 Email: julia.v.vexler@wellsfargo.com	$37,000,000.00

TOTAL		$300,000,000.00

Schedule 1.1(b)

Mortgaged Property

Street Address	County	State	Record Owner
1810 Wilson Pkwy Fayetteville, TN	Lincoln	Tennessee	Goodman Company, L.P.

4518 Brittmore Houston, TX	Harris	Texas	Quietflex Manufacturing Company, L.P.

1501 Seamist Houston, TX (a/k/a Block 1 Highland Industrial Park)	Harris	Texas	Goodman Manufacturing Company, L.P.

3300 W. 11th St. Houston, TX	Harris	Texas	Goodman Manufacturing Company, L.P.

Schedule 6.4(d)

Indebtedness to be refinanced on the Closing Date

1.	Indebtedness in the outstanding principal amount of $76,125,000 under the credit agreement, dated as of December 23, 2004, among Goodman Global, Inc., Goodman Global Holdings, Inc., the lending and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders thereunder, UBS Securities LLC, as syndication agent, and Credit Suisse First Boston, acting through its Cayman Islands branch, as documentation agent.

2.	Existing Notes.

Schedule 8.12

Subsidiaries

Name	Jurisdiction	Corporate Ownership	Guarantor	Restricted	Unrestricted	Specified	Immaterial

Domestic Subsidiaries

Goodman Global, Inc.	Delaware	Chill Intermediate Holdings, Inc. (100%)	—	Y	—	Y	—

Goodman Global Holdings, Inc.	Delaware	Goodman Global, Inc. (100%)	Y	Y	—	Y	—

Goodman Appliance Holding Company	Texas	Goodman Global Holdings, Inc. (100%)	Y	Y	—	—	Y

Goodman Distribution, Inc.	Texas	Goodman Global Holdings, Inc. (100%)	Y	Y	—	Y	—

Goodman Distribution Southeast, Inc.	Florida	Goodman Global Holdings, Inc. (100%)	Y	Y	—	Y	—

Goodman Holding Company	Texas	Goodman Global Holdings, Inc. (100%)	Y	Y	—	—	Y

Quietflex Holding Company	Delaware	Goodman Global Holdings, Inc. (100%)	Y	Y	—	—	Y

Goodman Sales Company	Texas	Goodman Distribution, Inc. (100%)	Y	Y	—	Y	—

Goodman II Holdings Company, L.L.C.	Delaware	Goodman Global Holdings, Inc. (100%)	Y	Y	—	—	Y

Goodman Manufacturing I LLC	Delaware	Goodman Global Holdings, Inc. (100%)	Y	Y	—	Y	—

Goodman Manufacturing II LLC	Delaware	Goodman Global Holdings, Inc. (100%)	Y	Y	—	—	Y

Goodman Holding Company, L.L.C.	Delaware	Goodman Manufacturing II LLC (100%)	Y	Y	—	—	Y

Name	Jurisdiction	Corporate Ownership	Guarantor	Restricted	Unrestricted	Specified	Immaterial

Goodman Canada, L.L.C.	Delaware	Goodman Manufacturing Company, L.P. (100%)	Y	Y	—	—	—

AsureCare Corp.	Florida	Goodman Company, LP (100%)	—	Y	—	—	—

Goodman Manufacturing Company, L.P.	Texas	Goodman Holding Company (1.15009%) Goodman Manufacturing I LLC (98.84981%) Goodman Appliance Holding Company (.0001%)	Y	Y	—	Y	—

Quietflex Manufacturing Company, L.P.	Texas	Quietflex Holding Company (.1%) Goodman Manufacturing Company, L.P. (99.9%)	Y	Y	—	—	—

Nitek Acquisition Company, L.P.	Texas	Goodman Holding Company (.1%) Goodman Manufacturing Company, L.P. (99.9%)	Y	Y	—	Y	—

Goodman Company, L.P.	Delaware	Goodman Holding Company (.1%) Goodman Manufacturing Company, L.P. (99.9%)	Y	Y	—	Y	—

Name	Jurisdiction	Corporate Ownership	Guarantor	Restricted	Unrestricted	Specified	Immaterial

Foreign Subsidiaries

Goodman Company Canada	Canada	Goodman Canada L.L.C. (100%)	—	Y	—	—	—

Schedule 8.15

Owned Real Property

Street Address	County	State	Record Owner

13200 Automobile Blvd. Clearwater, FL (a/k/a 4650 Ulmerton Road)	Pinellas	Florida	Pioneer Metals Inc.*

3200 Hanson St. Unit 2 Ft. Myers, FL	Lee	Florida	Pioneer Metals Inc.*

900 Farmers Market Rd. Ft. Pierce, FL	St. Lucie	Florida	Pioneer Metals Inc.*

3606 Progress Ave. Naples, FL	Collier	Florida	Pioneer Metals Inc.*

1426 NE 8th Ave. Ocala, FL	Marion	Florida	Pioneer Metals Inc.*

1353 Blountstown Hwy. Tallahassee, FL	Leon	Florida	Pioneer Metals Inc.*

997 Contract St. Lexington, KY	Fayette	Kentucky	Goodman Distribution, Inc.

Land adjacent to 990 Manufacturers Rd. Dayton, TN	Rhea	Tennessee	Goodman Holding Company

1810 Wilson Pkwy Fayetteville, TN	Lincoln	Tennessee	Goodman Company, L.P.

N. Earl Rudder Freeway College Station Bryan, TX	Brazos	Texas	Goodman Manufacturing Company, L.P.

2702 Industrial Dr. Conroe, TX (a/k/a Brookmeadow Office Warehouse Park)	Montgomery	Texas	Goodman Manufacturing Company, L.P.

4518 Brittmore Houston, TX	Harris	Texas	Quietflex Manufacturing Company, L.P.

1440 Greengrass Houston, TX	Harris	Texas	Goodman Manufacturing Company, L.P.

1501 Seamist Houston, TX (a/k/a Block 1 Highland Industrial Park)	Harris	Texas	Goodman Manufacturing Company, L.P.

3300 W. 11th St. Houston, TX	Harris	Texas	Goodman Manufacturing Company, L.P.

*	The legal name of Pioneer Metals Inc. was changed to Goodman Distribution Southeast, Inc. on July 19, 2007.

Schedule 9.19

Post-Closing Covenant

To the extent that any Mortgage with respect to each property listed on Schedule 1.1(b) and/or the Mortgage Supporting Documents have not been executed, recorded and/or delivered on or prior to the Closing Date, then Holdings and the Borrower agree to deliver or cause to be delivered to the Collateral Agent such Mortgages and/or Mortgage Supporting Documents, and take or cause to be taken such other actions as may be reasonably required to perfect such security interests, on or prior to the date that is 60 days after the Closing Date, unless waived or extended by the Collateral Agent in its sole discretion.

Schedule 10.1

Indebtedness

1.	Existing Letters of Credit:

Issuance Bank	Beneficiary	Letter of Credit Number	Expiration Date	Amount
Wells Fargo Bank, N.A.	Office of Insurance Commissioner of the State of Washington	NZS528972	10/08/08	$25,000.00

JPMorgan Chase Bank, N.A.	Texas Department of Licensing and Regulation	D-203113	7/07/08	$85,000.00

JPMorgan Chase Bank, N.A.	Texas Department of Licensing and Regulation	D-203125-	7/07/08	$25,000.00

JPMorgan Chase Bank, N.A.	State of Nevada Department of Business and Industry, Division of Insurance	D-213860	5/23/08	$25,000.00

JPMorgan Chase Bank, N.A.	State of Nevada Department of Business and Industry, Division of Insurance	D-213868	5/23/08	$25,000.00

JPMorgan Chase Bank, N.A.	Pacific Employers Insurance Company	D-214129	4/28/08	$9,000,000.00

JPMorgan Chase Bank, N.A.	Pacific Employers Insurance Company	D-217391	4/28/08	$3,000,000.00

JPMorgan Chase Bank, N.A.	State of Virginia Department of Agriculture and Consumer Services Officer of Consumer Affairs	D-236254	4/01/08	$100,000.00

JPMorgan Chase Bank, N.A.	State of Hawaii - Department of Commerce and Consumer Affairs	D-236255	4/01/08	$25,000.00

JPMorgan Chase Bank, N.A.	State of Hawaii - Department of Commerce and Consumer Affairs	D-236261	4/01/08	$25,000.00

JPMorgan Chase Bank, N.A.	State of Virginia Department of Agriculture and Consumer Services Officer of Consumer Affairs	D-236262	4/01/08	$95,000.00

Issuance Bank	Beneficiary	Letter of Credit Number	Expiration Date	Amount
JPMorgan Chase Bank, N.A.	ACE American Insurance Company; ACE Indemnity Insurance Company; Pacific Employers Insurance Company	D-237143	5/05/08	$10,500,000.00

JPMorgan Chase Bank, N.A.	ACE American Insurance Company; ACE Indemnity Insurance Company; Pacific Employers Insurance Company	D-246942	3/26/08	$6,508,644.00

JPMorgan Chase Bank, N.A.	South Carolina Department of Insurance	D-250020	7/20/08	$25,000.00

JPMorgan Chase Bank, N.A.	The State of Wyoming Insurance Department	D-250021	7/20/08	$25,000.00

JPMorgan Chase Bank, N.A.	Reliance National Indemnity Company and/or United Pacific Insurance Company	D-290584	4/28/08	$1,404,610.00

JPMorgan Chase Bank, N.A.	State of Nevada Department of Business and Industry, Division of Insurance	D-612815	10/08/08	$25,000.00

JPMorgan Chase Bank, N.A.	National Union Fire Insurance Company of Pittsburgh, PA	I-454028	4/28/08	$2,397,000.00

TOTAL:				$33,315,254.00

2.	Capital Leases:

Lessee	Lessor	Description	Start Date	End Date	Lease Rate
Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A195656	08/01/07	07/31/10	$293.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A225586	08/01/07	07/31/10	$326.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A222116	08/01/07	07/31/10	$326.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A217371	08/01/07	07/31/10	$262.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A275126	08/01/07	07/31/10	$409.00 per month

Lessee	Lessor	Description	Start Date	End Date	Lease Rate
Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A204856	08/01/07	07/31/10	$400.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A236166	08/01/07	07/31/10	$400.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A232014	08/01/07	07/31/10	$400.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Mitsu Lift Serial No. AF83D00243	01/14/07	01/13/09	$527.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Mitsu Lift Serial No. AF83D00228	01/14/07	09/13/09	$527.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A212466	01/14/07	05/13/09	$697.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A235183	01/14/07	05/13/09	$688.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A223879	01/14/07	05/13/09	$688.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A223878	01/14/07	05/13/09	$697.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A222009	01/14/07	05/13/09	$697.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A175388	01/14/07	05/13/09	$697.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A229983	01/14/07	05/13/09	$697.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Crown Reach Truck Serial No. 1A238247	01/14/07	05/13/09	$697.00 per month

Goodman Company, L.P.	The Bailey Company Inc.	Cat Lift Serial No. AT3503095	01/14/07	05/13/09	$729.00 per month

Goodman Manufacturing Company, L.P.	Industrial Development Board of the City of Dayton	Property located in the Third Civil District of Rhea County, Tennessee	03/08/94	12/31/10	$40,000 per annum

3.	Goodman Manufacturing Company, L.P. Aluminium Swaps (total maximum Swap Termination Value exposure of $30,592,516):

Counterparty	Trade Date	Maturity Date
JPMorgan Chase Bank, N.A.	09/03/07	02/29/08
JPMorgan Chase Bank, N.A.	09/03/07	03/31/08
JPMorgan Chase Bank, N.A.	09/03/07	04/30/08
JPMorgan Chase Bank, N.A.	09/03/07	05/31/08
JPMorgan Chase Bank, N.A.	09/03/07	06/30/08
JPMorgan Chase Bank, N.A.	09/03/07	07/31/08
JPMorgan Chase Bank, N.A.	09/03/07	08/31/08
JPMorgan Chase Bank, N.A.	09/03/07	09/30/08
JPMorgan Chase Bank, N.A.	10/08/07	02/29/08
JPMorgan Chase Bank, N.A.	10/08/07	03/31/08
JPMorgan Chase Bank, N.A.	10/08/07	04/30/08
JPMorgan Chase Bank, N.A.	10/08/07	05/31/08
JPMorgan Chase Bank, N.A.	10/08/07	06/30/08
JPMorgan Chase Bank, N.A.	10/08/07	07/31/08
JPMorgan Chase Bank, N.A.	10/08/07	08/31/08
JPMorgan Chase Bank, N.A.	10/08/07	09/30/08
JPMorgan Chase Bank, N.A.	10/08/07	10/31/08
JPMorgan Chase Bank, N.A.	12/04/07	02/29/08
JPMorgan Chase Bank, N.A.	12/04/07	03/31/08
JPMorgan Chase Bank, N.A.	12/04/07	04/30/08
JPMorgan Chase Bank, N.A.	12/04/07	05/31/08
JPMorgan Chase Bank, N.A.	12/04/07	06/30/08
JPMorgan Chase Bank, N.A.	12/04/07	07/31/08
JPMorgan Chase Bank, N.A.	12/04/07	08/31/08
JPMorgan Chase Bank, N.A.	12/04/07	09/30/08
JPMorgan Chase Bank, N.A.	12/04/07	10/31/08
JPMorgan Chase Bank, N.A.	12/13/07	06/30/08
JPMorgan Chase Bank, N.A.	12/13/07	07/31/08
JPMorgan Chase Bank, N.A.	12/13/07	08/31/08
JPMorgan Chase Bank, N.A.	12/13/07	09/30/08
JPMorgan Chase Bank, N.A.	12/13/07	10/31/08
JPMorgan Chase Bank, N.A.	12/13/07	11/30/08
JPMorgan Chase Bank, N.A.	12/13/07	12/31/08

4.	Goodman Manufacturing Company, L.P. Copper Swaps (total maximum Swap Termination Value exposure of $70,348,817):

Counterparty	Trade Date	Maturity Date
JPMorgan Chase Bank, N.A.	08/16/07	02/29/08
JPMorgan Chase Bank, N.A.	08/16/07	03/31/08
JPMorgan Chase Bank, N.A.	08/16/07	04/30/08
JPMorgan Chase Bank, N.A.	08/16/07	05/31/08
JPMorgan Chase Bank, N.A.	08/16/07	06/30/08
JPMorgan Chase Bank, N.A.	11/09/07	02/29/08

Counterparty	Trade Date	Maturity Date
JPMorgan Chase Bank, N.A.	11/09/07	03/31/08
JPMorgan Chase Bank, N.A.	11/09/07	04/30/08
JPMorgan Chase Bank, N.A.	11/09/07	05/31/08
JPMorgan Chase Bank, N.A.	11/09/07	06/30/08
JPMorgan Chase Bank, N.A.	11/19/07	02/29/08
JPMorgan Chase Bank, N.A.	11/19/07	03/31/08
JPMorgan Chase Bank, N.A.	11/19/07	04/30/08
JPMorgan Chase Bank, N.A.	11/19/07	05/31/08
JPMorgan Chase Bank, N.A.	11/19/07	06/30/08
JPMorgan Chase Bank, N.A.	11/19/07	07/31/08
JPMorgan Chase Bank, N.A.	11/19/07	08/31/08
JPMorgan Chase Bank, N.A.	11/19/07	09/30/08
JPMorgan Chase Bank, N.A.	11/19/07	10/31/08
JPMorgan Chase Bank, N.A.	11/19/07	11/30/08
JPMorgan Chase Bank, N.A.	11/19/07	12/31/08
JPMorgan Chase Bank, N.A.	11/21/07	02/29/08
JPMorgan Chase Bank, N.A.	11/21/07	03/31/08
JPMorgan Chase Bank, N.A.	11/21/07	04/30/08
JPMorgan Chase Bank, N.A.	11/21/07	05/31/08
JPMorgan Chase Bank, N.A.	11/21/07	06/30/08
JPMorgan Chase Bank, N.A.	11/21/07	07/31/08
JPMorgan Chase Bank, N.A.	11/21/07	08/31/08
JPMorgan Chase Bank, N.A.	11/21/07	09/30/08
JPMorgan Chase Bank, N.A.	11/21/07	10/31/08
JPMorgan Chase Bank, N.A.	11/21/07	11/30/08
JPMorgan Chase Bank, N.A.	11/21/07	12/31/08

5.	Guarantees on real estate leases and trade payables made by Goodman Global Holdings, Inc. or Goodman Manufacturing Company, L.P.

Schedule 10.2

Liens

1.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Quietflex Manufacturing Company, L.P.

Texas	Arcadia Textile Machinery, Inc.	UCC-1	12/19/05	05-0038564253

Collateral Encumbered:

1 Semi & Fully Curing Oven; 1 Curing Oven w/Addtn’l Options; 1 Fiber Dryer with 21 Meter heated Lenghth and 2.5 Meter Wide; 1 Two Bale Openers; 1 Blending Station; 1 Metal detection System and Separation; 1 Master Emergency System;1 Fiber Chute Feeder with Suction Hood, Material Separator with Fans and Control System; 1 Sheet forming Machine Type 1048-2800; 1 Disk Breaks for Lickers in Drums – 2 each; 1 Powder Strewer with Automatic Powder Supply; 1 Edge Cutting Equipment; 1 Weighing Device in Powder Strewer; 1 Weighing Device for Control/Documentation; 1 Modem to help Troubleshoot from Wels, Australia.

2.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number	Collateral Encumbered

Debtor: Goodman Distribution Southeast, Inc. (f/k/a Pioneer Metals, Inc.)

Florida	Thompson Tractor Co., Inc.	UCC-1	06/14/04	200407170950	1 Mitsubishi FGC15, s/n AF81C02075

3.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Company, L.P.

Texas	CIT Communications Finance Corporation	UCC-1	10/29/03	32841503

Collateral Encumbered:

Equipment now or thereafter acquired, which is leased to Lessee by Lessor pursuant to lease No. 0004139, including but not limited to, Avaya Inc. DEFINITY/MULTIVANTAGE/INTUITY, and all attachments, accessions, additions, substitutions, products, replacements, and rentals and a right to use license for any software related to any of the foregoing, and proceeds therefrom (including insurance proceeds). Equipment location, includes, but is not limited to: 1810 Wilson Parkway, Fayetteville, TN 37334.

4.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Company, L.P.

Delaware	Wolverine Tube, Inc.	UCC-1	12/30/04	43691872 (Amendment: 2007 4231873 11/06/2007)

Collateral Encumbered:

All metal tubing, supplied by Secured Party and located from time to time at any of the Goodman Manufacturing Company, L.P., warehouses in the United States, including, but not limited to, those warehouses located at 4301 Blalock, Houston, Texas 77040, that has not been released by Secured Party to Debtor, and all proceeds and products of the foregoing.

5.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Global Holdings, Inc.

Delaware	CSI Leasing, Inc.	UCC-1	02/07/07	0497858

Delaware	CSI Leasing, Inc.	UCC-3 (Assignment)	04/24/07	1593556

Collateral Encumbered: (Assignment from CSI Leasing, Inc. to National City Commercial Capital Company, LLC) Computer equipment: 1 ONSTOR PNS-2240HA-2, Pantera 2240 Cluster Consisting of 2 Nodes

6.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Global Holdings, Inc.

Delaware	Toyota Motor Credit Corporation	UCC-1	05/08/07	1737997

Collateral Encumbered: 1 Toyota, 7FGCU18, SERIAL #73146

7.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Global Holdings, Inc.

Delaware	CSI Leasing, Inc.	UCC-1	05/18/07	1891141

Delaware	CSI Leasing, Inc.	UCC-3 (Assignment)	10/04/07	4040878

Collateral Encumbered:

(Assignment from CSI Leasing, Inc. to National City Commercial Capital Company, LLC) Computer equipment (together with all repairs, accessions, accessories and replacements) leased to Lessee pursuant to Equipment Schedule Two to Master Lease 209865, as detailed in Exhibit A to the Assignment.

8.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Global Holdings, Inc.

Delaware	Toyota Motor Credit Corporation	UCC-1	10/29/07	4091368

Collateral Encumbered: New Toyota 8FGCU18-11619, 189FSV, Located at: 7401 Security Way, Houston, TX, 77040

9.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Global Holdings, Inc.

Delaware	Toyota Motor Credit Corporation	UCC-1	10/29/07	4094800

Collateral Encumbered: New Toyota 7FGCU18-73170, 189FSV, Located at: 14 Fountain Place, Mount Vernon, IL 62864

10.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Global Holdings, Inc.

Delaware	Toyota Motor Credit Corporation	UCC-1	10/29/07	4095534

Collateral Encumbered: New Toyota 7FGCU18-73169, 189FSV, Located at: 2620 East Byrd Ave, Fresno, CA, 93706

11.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Global Holdings, Inc.

Delaware	Toyota Motor Credit Corporation	UCC-1	10/29/07	4096029

Collateral Encumbered: New Toyota 7FGCU25-15987, 240QFV, Located at: 1600 N. Florida Mango Road, West Palm Beach, Florida, FL 33409

12.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Global Holdings, Inc.

Delaware	Toyota Motor Credit Corporation	UCC-1	11/06/07	4217328

Collateral Encumbered: New Toyota 7FGCU25-73159, 189FSV, Located at: 2625 Commerce Parkway unit 1-7, North Port, FL 34289

13.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Global Holdings, Inc.

Delaware	Toyota Motor Credit Corporation	UCC-1	11/06/07	4217401

Collateral Encumbered: New Toyota 7FGCU18-73168, 189FSV, Located at: 1934 West Beaver Street, Jacksonville, FL 32209

14.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Manufacturing Company, L.P.

Texas	Raymond Leasing Corporation	UCC-1	07/14/03	03-0034289039

Collateral Encumbered:

GENERAL MX312960B BF81055, BF81055, BF81057 Raymond OPC30TT 32678, 32679, 32660 GENERAL 12125G15 MBF724449, MBF724450, MBF724493 RAYMOND O & M MANUAL O& M MANUAL, Freight/Install, Freight/Install, Freight/Install, Freight/Install, Freight/Install, GENERAL 12125G15 MBF724446, MBF724447, MBF724448

15.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Manufacturing Company, L.P.

Texas	Raymond Leasing Corporation	UCC-1	08/04/03	03-0036806369

Collateral Encumbered:

RAYMOND SACSR30T 03325, 03326, 03327 RAYMOND O & M MANUAL O& m MANULA GENERAL 24125G13 MBG725299 MBF7252300 MBF7252301 Freight/Install, Freight/Install, Freight/Install, Freight/Install, Freight/Install GENERAL 24125G13 MBF7252308 MBF7252309 MBF7252310 GENERAL MX324775B BF82076, BF82077 BF82078

16.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Manufacturing Company, L.P.

Texas	CIT Communications Finance Corporation	UCC-1	10/29/03	04-0046399904

Collateral Encumbered:

Equipment now or hereafter acquired, which is leased to Lessee by Lessor pursuant to Lease No. 0004139, including but not limited to, Avaya Inc. DEFINITY MULTIVANTAGE/ INTUITY, and all attachments, accessions, additions, substitutions, products, replacements, and rentals and a right to use license for any software related to any of the foregoing and proceeds therefrom (including insurance proceeds)

17.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Manufacturing Company, L.P.

Texas	Intellipack	UCC-1	06/10/04	04-0070959983

Collateral Encumbered: Smart Bagger s/n: AV-000-04049-1267

18.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Manufacturing Company, L.P.

Texas	Wolverine Tube, Inc.	UCC-1	12/31/04	04-0093211686

Texas	Wolverine Tube, Inc.	UCC-3 (Amendment)	11/07/07	07-00379873

Collateral Encumbered:

All metal tubing supplied by Secured Party and located from time to time at any of the Goodman Manufacturing Company, L.P., warehouses in the United States, including, but not limited to, those warehouses located at 4301 Blalock, Houston, Texas 77041 and at 7400 Security Way, Suite 100, Houston, Texas 77040, that has not been released by secured Party to Debtor, and all proceeds and products of the foregoing.

19.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Manufacturing Company, L.P.

Texas	Campbell Industrial Sales, Inc.	UCC-1	01/25/06	06-0002719782

Collateral Encumbered: 1 Hurco Model VMX64/40T-24 Vertical Machining Center S/N M64206004095BHA

20.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Manufacturing Company, L.P.

Texas	Campbell Industrial Sales, Inc.	UCC-1	04/07/06	06-0011342259

Collateral Encumbered:

A purchase money security interest in: One 20 HP Control Techniques Unidrive, 300 in.lb. Motor, Braking resister, Application Solution Module, gear Box Adapter, Device Net, Pulley, Sprockets and Timing Belt.

21.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Manufacturing Company, L.P.

Texas	Campbell Industrial Sales, Inc.	UCC-1	05/24/06	06-0017801477

Collateral Encumbered:

A purchase money security interest in:

- 1 Model RF 4x42 Cabinet Mounted Feedlease Roll Feed – Key Pad Digital Controlled – Duplicate of Feedlease s/n 4979

- 1 Feedlease Model FL-40032 Five Roll & Power Pinch Roll Pull Through Straightener

- 1 300 IN/LB Drive Upgrade

- 2 Feedlease Reel & Load Car Retrofit, Per Feedlease Quote # 8647

22.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Manufacturing Company, L.P.

Texas	Intellipack	UCC-1	12/24/07	07-0043108396

Collateral Encumbered: Smart Bagger System serial # OX-000-03020-1175

23.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)

Maryland	State of Maryland, Comptroller of the Treasury	Notice of Lien of Judgment for unpaid tax	07/21/03	24-L-03-003625

Collateral Encumbered: Amounts as of 07/15/03: $12,947.68

24.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)

New Jersey	General Electric Capital Corporation	UCC-1	06/05/06	2363240-0

Collateral Encumbered:

All accounts receivable for which Honeywell International Inc. is the Account Debtor and which have been purchased from Debtor pursuant to the Agreement, dated as of 5/31/2006, between the Debtor and the secured Party, and all proceeds thereof.

25.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Distribution, Inc.

Texas	Houston Industrial Assets, L.P.	UCC-1	02/16/05	05-0005071321

Collateral Encumbered: All office equipment, furniture, inventory, and the proceeds from a sale thereof for the facility located at 1325 South Creek, Suites 350 & 400, Houston, Texas 77084

26.

Jurisdiction	Secured Party	Filing Type	Filing Date	Filing Number

Debtor: Goodman Distribution, Inc.

Texas	Stonehollow A. LTD	UCC-1	12/22/05	05-0038992006

Collateral Encumbered: Reference is made to Lease Agreement entered into by Stonehollow A., LTD (Landlord) and Goodman Distribution, Inc. (Tenant) as of 11/07/2005.

27.	Security interest on patent number 5,437,263, HIGH EFFICIENCY FURNACE METHOD AND APPARATUS, granted by Goodman Manufacturing Company, L.P. to Bankers Trust Company on September 10, 1997, recorded by the United States Patent and Trademark Office at reel/frame 008766/0574 on 10/29/1997.

28.	Capital Lease, dated August 1, 2007, by and between Goodman Company, L.P. and The Bailey Company Inc., relating to the reach trucks and liquid propose lifts identified in Schedule 9.1.

29.	Capital Lease, dated March 8, 1995, as modified, extended and ratified as of December 17, 2007, by and between Goodman Manufacturing Company, L.P. and the Industrial Development Board of the City of Dayton, relating to property located in the Third Civil District of Rhea County, Tennessee.

30.	$2,500,000 United States Treasury Bill on deposit at US Bank in Florida as reserves against extended service contract service obligations for AsureCare Corp. in Florida.

31.	$200,000 United States Treasury Bill on deposit at JPMorgan Chase in Oklahoma as reserves against extended service contract service obligations for AsureCare Corp. in Oklahoma.

Schedule 10.4

Dispositions

1.	The Company intends to sell the following owned properties:

A.	13200 Automobile Blvd., Clearwater, FL 33762 (a/k/a 4650 Ulmerton Road)

B.	3200 Hanson Street; Unit 2, Fort Myers, FL 33916-7513

C.	900 Farmers Market Road, Fort Pierce, FL 34982-6652

D.	3606 Progress Ave., Naples, FL 34104-3646

E.	1426 NE 8th Avenue, Ocala, FL 34470-4298

F.	1353 Blountstown Highway, Tallahassee, FL 32304-1319 (currently under contract)

Certain of the transactions contemplated above may be structured as sale/leasebacks.

2.	The Company intends to sell the DOA type 1048-2800 web forming machine for non-woven fibers (including disk brakes for licker in drums, powder strewer with automatic powder supply, edge cutting equipment, weighing device in powder strewer and weighing device in sheet forming machine) owned by Quietflex Manufacturing Company, L.P.

3.	Leased Company Owned Real Property:

A.	3200 Hanson Street, Unit No. 2, Fort Myers Inc. Lease Agreement by and between Walter James Smith and Hajoca Corporation, dated as of April 26, 1994; Lease Extension Agreement dated August 1, 2007; Lease Extension Agreement dated November 23, 2003; Lease Extension Agreement dated July 12, 2007.

B.	7618 Ellis Road W., Melbourne, Florida 34104-3646 Business Lease by and between Tom K. Davis and DAL-TILE dated as of June 17, 1987; Addendum to Lease Agreement dated December 1987; Third Extension Lease dated August 1998; Notice of Exercises of Option to Extend dated July 1, 2001.

C.	3606 Progress Ave., Naples, Florida 34104-3646 Lease by and between Pioneer Metals of Naples, Inc. (succeeded by Goodman Distribution Southeast, Inc. (formerly Pioneer Metals, Inc.)) and Mastec North America, Inc. dated as of May 1, 1999; Agreement to Extend Lease Term and Option to Renew dated May 31, 2003.

Schedule 10.5

Investments

1.	$2,500,000 United States Treasury Bill on deposit at US Bank in Florida as reserves against extended service contract service obligations for AsureCare Corp. in Florida.

2.	$200,000 United States Treasury Bill on deposit at JPMorgan Chase in Oklahoma as reserves against extended service contract service obligations for AsureCare Corp. in Oklahoma.

3.	The following notes receivable:

Payee	Payor	Amount Due as of 01/31/08
Goodman Distribution, Inc.	Absolute Mechanical	58,316.34
Goodman Distribution, Inc.	W M Plumbing & Heating	5,616.17
Goodman Distribution, Inc.	D&D Refrigeration	52,424.29
Goodman Distribution, Inc.	DAVID A/C & Heating	7,462.29
Goodman Distribution, Inc.	Gold Canyon	17,682.13
Goodman Distribution, Inc.	Four Season’s A/C & Heating	25,618.66
Goodman Distribution, Inc.	Repair USA	12,278.92
Goodman Distribution, Inc.	Classy Heating	484,084.89
Goodman Distribution Southeast, Inc.	Action Air, Inc.	170,675.50
Goodman Distribution Southeast, Inc.	Affordable, Inc.	50,203.19
Goodman Distribution Southeast, Inc.	Wholesale A/C	15,570.78
Goodman Distribution Southeast, Inc.	Honest Air	33,863.54
Goodman Distribution Southeast, Inc.	Environmental Control	34,950.24
Goodman Distribution Southeast, Inc.	Total Comfort A-C	34,937.99
Goodman Distribution Southeast, Inc.	Comfort Makers	62,344.29
Goodman Distribution Southeast, Inc.	Specialty Air	12,204.48
Goodman Distribution Southeast, Inc.	Weather Changer	5,160.90
Goodman Distribution Southeast, Inc.	Scott Air Tech	36,886.39

TOTAL:		$1,120,280.99

Schedule 10.9

Negative Pledge Clauses

1.	The Senior Subordinated Notes Documents.

Schedule 10.12

Transactions with Affiliates

1.	Stockholders Agreement entered into as of February 13, 2008, by and among Chill Holdings, Inc., a Delaware corporation, Chill Acquisition, Inc., Hellman & Friedman Capital Partners VI, L.P., a Delaware limited partnership, Hellman & Friedman Capital Partners VI (Parallel), L.P., a Delaware limited partnership, Hellman & Friedman Capital Associates VI, LLC, a Delaware limited liability company and H&F Chill Partners, L.P., a Delaware limited partnership, GSO Capital Opportunities Fund LP, GSO Special Situations Fund LP, Origination Funding Partners LP, GSO Special Situations Overseas Master Fund Ltd., GSO Credit Opportunities Fund (Helios), L.P., Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P., AlpInvest Partners Mezzanine 2007 C.V., CMP Initial Holdings, L.L.C., the other parties identified on the signature page thereof as an initial equity co-investor and any other Person who becomes a party thereto.

2.	Management Stockholders Agreement entered into as of February 13, 2008, by and among Chill Holdings, Inc., a Delaware corporation, Chill Acquisition, Inc., Hellman & Friedman Capital Partners VI, L.P., a Delaware limited partnership, Hellman & Friedman Capital Partners VI (Parallel), L.P., a Delaware limited partnership, Hellman & Friedman Capital Associates VI, LLC, a Delaware limited liability company and H&F Chill Partners, L.P., a Delaware limited partnership, the other signatories listed on Schedule I thereto as initial management investors and any other Person who becomes a party thereto.

3.	Subscription Agreement entered into as of February 13, 2008, by and among Chill Holdings, Inc., a Delaware corporation, and each of the investors listed on Schedule 1 thereto.

4.	The Revolving Credit Documents.

5.	The Senior Subordinated Notes Documents.

Schedule 13.2

Addresses for Notices

To the Borrower:

Goodman Global, Inc.

5151 San Felipe, Suite 500

Houston, TX 77056

Facsimile No.: (713) 426-1248

Attention:      Ben D. Campbell, Executive Vice President, Secretary and General Counsel

To Holdings:

c/o Hellman & Friedman LLC

One Maritime Plaza, 12th Floor

San Francisco, CA 94111

Facsimile No.: (415) 835-5408

Attention:      General Counsel, Arrie Park, Esq.

To the Administrative Agent:

General Electric Capital Corporation

c/o GE Commercial Finance

299 Park Avenue

New York, NY 10171

Attn: Michael Emmet, Account Manager

Tel: (646) 428-7242

Fax: (646) 428-7299

Email: michael.emmet@ge.com

with copies to:

Weil, Gotshal & Manges

767 5th Avenue

New York, NY 10153

Attn: Douglas Urquhart, Esq.

Tel: (212) 310-8001

Fax: (212) 310-8007

Email: douglas.urquhart@weil.com

EXHIBIT A

TO THE REVOLVING

CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date (as defined below) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Acceptance and not otherwise defined herein shall have the meanings specified in the Revolving Credit Agreement, dated as of February 13, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CHILL INTERMEDIATE HOLDINGS, INC., CHILL ACQUISITION, INC. (which on the Closing Date shall be merged with and into GOODMAN GLOBAL, INC., with GOODMAN GLOBAL, INC. surviving such merger as the borrower, the “Borrower”), the lending institutions from time to time parties thereto, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Lead Arrangers, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, CALYON NEW YORK BRANCH and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Bookrunners, and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer.

The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions set forth in Annex 1 hereto and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of the Credit Facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1. Assignor (the “Assignor”): [NAME OF ASSIGNOR]

2. Assignee (the “Assignee”): [NAME OF ASSIGNEE]

3. Assigned Interest:

Exhibit A – 1

EXHIBIT A

TO THE REVOLVING

CREDIT AGREEMENT

Credit Facility	Total Commitment of all Lenders under each Credit Facility	Amount of Credit Facility Assigned		Percentage Assigned of Total Commitment of all Lenders under each Credit Facility[1]
Initial Revolving Commitment	$300,000,000	$	[ ]	[0.000000000	]%

4. Effective Date of Assignment (the “Effective Date”):                     , 20    .2 [subject to the payment of an assignment fee in an amount of $3,500 to the Administrative Agent]3.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

by
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

by
Name:
Title:

[1]	To be set forth, to at least 9 decimals, as a percentage of the Total Commitment of all Lenders under each Credit Facility.
[2]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the Register therefor.
[3]	To be deleted for assignment made by Commitment Parties and their Affiliates.

Exhibit A – 2

[Consented to and]4 Accepted:

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent

by
Name:
Title:

[Consented to:

GOODMAN GLOBAL, INC.

by
Name:
Title: ][5]

[4]	See Section 13.6 of Credit Agreement.
[5]	See Section 13.6 of Credit Agreement.

Exhibit A – 3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties and Agreements.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any Lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender thereunder, (iii) from and after the Effective Date, it shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender, including, if it is a Non-U.S. Lender, its obligations pursuant to Section 5.4 of the Credit Agreement.

2. Payments: All payments with respect to the Assigned Interest shall be made on the Effective Date from and after the Effective Date, the Administrative Agent shall make payments in respect of the Assigned Interest (including payments of principal, interest, Fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions.

3.1 In accordance with Section 13.6 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Acceptance, from and after

Annex 1 to Exhibit A – 1

the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement with Commitments as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Acceptance, be released from its obligations under the Credit Agreement (and if this Assignment and Acceptance covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5 thereof).

3.2 This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed by one or more of the parties to this Assignment and Acceptance on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “PDF or “TIFF” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Assignment and Acceptance and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by and interpreted under the law of the state of New York.

Annex 1 to Exhibit A – 2

EXHIBIT B

TO THE REVOLVING

CREDIT AGREEMENT

FORM OF GUARANTEE

See Execution Version

EXHIBIT C

TO THE REVOLVING

CREDIT AGREEMENT

FORM OF MORTGAGE

(Subject to adjustment for local law requirements

of jurisdiction where the Mortgaged Property is located.)

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES

AND FINANCING STATEMENT

By and from

[MORTGAGOR], “Mortgagor”

to

GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as Collateral Agent,

“Mortgagee”

Dated as of [                    ], 2008

[THE MAXIMUM PRINCIPAL OBLIGATIONS WHICH IS SECURED BY THIS

MORTGAGE IS $            .]

[STATE SPECIFIC IF MORTGAGE CAP IS NECESSARY]

Premises:	[ ]
Municipality:	[ ]
State:	[ ]
County:	[ ]

2

EXHIBIT C

TO THE REVOLVING

CREDIT AGREEMENT

THIS MORTGAGE COVERS GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN EXHIBIT A HERETO. THIS MORTGAGE IS ALSO A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO CODE OF ALABAMA (1975) SECTION 7-9A-502(c), AND IS TO BE INDEXED, AMONG OTHER PLACES, IN THE FINANCING STATEMENT RECORDS OF EACH COUNTY (OR, TO THE EXTENT SIMILAR RECORDS ARE MAINTAINED AT THE CITY OR TOWN LEVEL INSTEAD OF THE COUNTY LEVEL, EACH SUCH CITY OR TOWN) IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED.

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FINANCING STATEMENT dated as of [                    ], 2008 (as it may be amended, supplemented or otherwise modified from time to time, this “Mortgage”), by and from [MORTGAGOR], a [            ], with an address at [            ], as Mortgagor (“Mortgagor”) to GENERAL ELECTRIC CAPITAL CORPORATION, with an address at 299 Park Avenue, Fifth Floor, New York NY, 10171, as Collateral Agent for the Secured Parties (as defined in the Credit Agreement) (together with its successors and assigns, in such capacity, “Mortgagee”).

WITNESSETH THAT:

Reference is made to (i) the Revolving credit agreement dated February 13, 2008 (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), among CHILL INTERMEDIATE HOLDINGS, INC. (“Holdings”), CHILL ACQUISITION, INC., GOODMAN GLOBAL, INC. (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), including, inter alia, Mortgagee and (ii) the Revolving security agreement dated February 13, 2008 (as amended, supplemented or otherwise modified from time to time, the “Revolving Security Agreement”) among Holdings, the Borrower, the subsidiaries of Holdings identified therein and Mortgagee as Collateral Agent. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Revolving Credit Agreement and the Revolving Security Agreement.

Mortgagor is a wholly owned Subsidiary of the Borrower and will derive substantial benefit from the making of the Revolving Credit Loans and the Letters of Credit by the Lenders.

[Include this paragraph for Guarantors] In order to induce the Lenders to make Revolving Credit Loans and the Letter of Credit Issuers to issue the Letters of Credit, the Mortgagor has agreed to guarantee, among other things, the due and punctual payment and performance of all of the obligations of the Borrower under the Revolving Credit Agreement pursuant to the terms of the Revolving Guarantee. As used herein, the term “Revolving Guarantee” shall mean that certain Revolving guarantee, dated February 13, 2008, among Holdings, Borrower (as successor by merger to CHILL ACQUISITION, INC.), Mortgagor and the other guarantors referred to therein, and Mortgagee as collateral agent for the Secured Parties, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

The obligations of the Lenders to make Revolving Credit Loans and the Letter of Credit issuers to issue the Letters of Credit are conditioned upon, among other things, the execution and delivery by Mortgagor of this Mortgage in the form hereof to secure the Obligations (as defined below).

Pursuant to the requirements of the Revolving Credit Agreement, Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by Mortgagor of the Obligations (as defined in the [Revolving Credit Agreement / Revolving Security Agreement]6). Pursuant to the Revolving Credit Agreement, the amount of Mortgagor’s indebtedness thereunder may increase and decrease from time to time as the Secured Parties advance, Mortgagor repays, and the Secured Parties may make Incremental Facilities available, all as more fully described in the Revolving Credit Agreement.

For purposes of this Mortgage, so long as the balance of the Obligations equals or exceeds $[            ] (the “Secured Amount”), the amount of the Obligations secured by this Mortgage shall at all times equal only the Secured Amount. The Secured Amount represents only a portion of the first sums advanced by the Secured Parties in respect of the Obligations. The Secured Amount shall be reduced only by the last and final sums that Borrower repays with respect to the Obligations and shall not be reduced by any intervening repayments of the Obligations. So long as the balance of the Obligations exceeds the Secured Amount, any payments and repayments of the Obligations shall not be deemed to be applied against, or to reduce, the portion of the Obligations secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Obligations as are secured by other collateral.

Granting Clauses

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties, Mortgagor hereby grants, conveys, mortgages, warrants, assigns and pledges to the Mortgagee, a mortgage lien on and a security interest in, all of Mortgagor’s right, title and interest in all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:

(1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);

(2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land (the “Improvements”);

[6]	Depends on the identity of the Mortgagor.

2

(3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”);

(4) all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);

(5) all general intangibles owned by Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);

(6) all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord),

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concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

(7) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by Mortgagor covering any interest in the Mortgaged Property or required by the Revolving Credit Agreement; and

(8) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein.

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to Permitted Liens (as defined in the Revolving Credit Agreement) and to satisfaction and release as provided in Section 3.04.

Representations, Warranties and Covenants of Mortgagor

Mortgagor agrees, covenants, represents and/or warrants as follows:

Title, Mortgage Lien. i) Mortgagor has good and marketable fee simple title to the Mortgaged Property, free and clear of any liens, claims or interests, other than Permitted Liens. This Mortgage creates a valid, enforceable first priority lien and security interest against the Mortgaged Property, subject to Permitted Liens.

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The execution and delivery of this Mortgage is within Mortgagor’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

The execution, delivery and recordation of this Mortgage (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect the lien of this Mortgage, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Mortgagor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Mortgagor or its assets, or give rise to a right thereunder to require any payment to be made by Mortgagor, and (iv) will not result in the creation or imposition of any Lien on any asset of Mortgagor, except the lien of this Mortgage.

This Mortgage and the UCC Financing Statements described in Section 1.09 of this Mortgage, when duly recorded in the public records identified in the Perfection Certificate will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgaged Property.

Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Liens to the extent of those rights until the Obligations are fully paid and performed.

Revolving Credit Agreement. This Mortgage is given pursuant to the Revolving Credit Agreement. Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Credit Parties to pay when due, and to timely perform, the Obligations in accordance with the terms of the Loan Documents.

Replacement of Fixtures and Personalty. Except as provided for in Section 9.4 of the Revolving Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personal Property owned or leased by Mortgagor to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or is permitted to be removed by the Revolving Credit Agreement or any other Credit Document. Payment of Taxes, and Other Obligations. i) Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all taxes and other obligations with respect to the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof in accordance with, and to the extent required by, the Revolving Credit Agreement.

In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of

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collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Security Documents, or requiring an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly (i) notify Mortgagee of such event, (ii) enter into such further instruments as Mortgagee may determine are reasonably necessary or desirable to obligate Mortgagor to make any additional payments necessary to put the Lenders and Secured Parties in the same financial position they would have been if such law, order, rule or regulation had not been passed and (iii) make such additional payments to Mortgagee for the benefit of the Lenders and Secured Parties.

Maintenance of Mortgaged Property. Mortgagor will maintain the Mortgaged Property in the manner required by the Revolving Credit Agreement.

Insurance. Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, described in the Revolving Security Agreement and shall purchase such additional insurance as may be required from time to time pursuant to the Revolving Credit Agreement. Each such policy of insurance shall name Mortgagee as the loss payee (or, in the case of liability insurance, an additional insured) thereunder for the ratable benefit of the Secured Parties. Federal Emergency Management Agency Standard Flood Hazard Determination Forms will be purchased by Mortgagor for each Mortgaged Property on which Improvements are located. If any portion of Improvements constituting part of the Mortgaged Property is located in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, Mortgagor will purchase flood insurance in an amount satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

Casualty Condemnation/Eminent Domain. Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding in accordance with, and to the extent required by, the Revolving Credit Agreement. Any Net Cash Proceeds received by or on behalf of Mortgagor in respect of any such casualty, damage or taking shall constitute trust funds held by Mortgagor for the benefit of the Secured Parties to be applied to repair, restore or replace the Mortgaged Property or, if a Prepayment Event shall occur with respect to any such Net Cash Proceeds, to be applied in accordance with the Revolving Credit Agreement.

Assignment of Leases and Rents. i) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations. Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than Mortgagee.

All Leases shall be subordinate to the lien of this Mortgage. Mortgagor will not enter into, modify or amend any Lease if such Lease, as entered into, modified or amended, will not be subordinate to the lien of this Mortgage.

Subject to Section 1.07(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.07(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.07(d), Mortgagee

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may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.07(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.

Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.

So long as an Event of Default shall have occurred and be continuing, Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals and/or other amounts payable thereunder.

Restrictions on Transfers and Encumbrances. Except as may otherwise be permitted under the terms of the Revolving Credit Agreement, Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charge or other form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof, except in each case in accordance with and to the extent permitted by the Revolving Credit Agreement; provided, that Mortgagor may, in the ordinary course of business and in accordance with reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Mortgaged Property and that do not materially and adversely affect the value, use or operation of the Mortgaged Property. If any of the foregoing transfers or encumbrances results in a Prepayment Event, any Net Cash Proceeds received by or on behalf of Mortgagor in respect thereof shall constitute trust funds to be held by Mortgagor for the benefit of the Secured Parties and applied in accordance with Section 5 of the Revolving Credit Agreement.

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Security Interest. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the UCC and other applicable law and with respect to all the Mortgaged Property described in this Mortgage that is not real property. Mortgagor hereby grants unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property. Mortgagor shall prepare and deliver to Mortgagee such financing statements, and shall execute and deliver to Mortgagee such other documents, instruments and further assurances, in each case in form and substance satisfactory to Mortgagee, as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect and preserve the security interest contemplated by the preceding sentence, including the filing of continuation statements. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Revolving Security Agreement. As used herein, the term “UCC” shall mean Uniform Commercial Code of Alabama or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Alabama, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

Filing and Recording. Mortgagor will cause this Mortgage, the UCC financing statements referred to in Section 1.09, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property until this Mortgage is terminated and released in full in accordance with Section 3.04 hereof. Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, UCC continuation statements any mortgage supplemental hereto, any security instrument with respect to the Personal Property, Permits, Plans and Warranties and Proceeds or any instrument of further assurance. After the date of this Mortgage, Mortgagor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least thirty (30) days’ prior written notice to Mortgagee.

Inspection. Mortgagor shall permit Mortgagee and the Secured Parties, and their respective agents, representatives and employees, upon reasonable prior written notice to Mortgagor, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and following the occurrence and during the continuance of an Event of Default, to conduct such environmental and engineering studies as Mortgagee or the Secured Parties may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

Further Assurances. Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee

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shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.

Fixture Filing. i) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.

The real property to which the fixtures relate is described in Exhibit A attached hereto. The record owner of the real property described in Exhibit A attached hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the “Debtor” for purposes of this financing statement are the name, type of organization and jurisdiction of organization of Mortgagor set forth in the first paragraph of this Mortgage, and the name of the “Secured Party” for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s employer identification number is [                    ] and Mortgagor’s organizational identification number is [                    ].

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Defaults and Remedies

Events of Default. Any Event of Default under the Revolving Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.

Demand for Payment. If an Event of Default shall occur and be continuing beyond any applicable notice and cure period, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and under the Revolving Credit Agreement and the Revolving Security Agreement and such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys’ fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

Rights To Take Possession, Operate and Apply Revenues. i) If an Event of Default shall occur and be continuing beyond any applicable notice and cure period, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.

If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee’s attorneys and agents with interest thereon at the rate per annum applicable to overdue amounts under the Revolving Credit Agreement as provided in Section 2.8(c) of the Revolving Credit Agreement (the “Interest Rate”); and all such expenses and compensation shall, until paid, be secured by this Mortgage.

Upon every such entry or taking of possession and for so long as an Event of Default shall have occurred and be continuing beyond any applicable notice and grace period, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property necessary for the continued use and operation of the Mortgaged Property, (iii) insure or keep the Mortgaged Property insured in the same manner required by the terms of the Revolving Credit Agreement, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or reasonably determined by Mortgagee to be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. So long as an Event of Default shall have occurred

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and be continuing beyond any applicable notice and grace period, Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.

Whenever, before any sale of the Mortgaged Property under Section 2.06, all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

Right To Cure Mortgagor’s Failure to Perform. Should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Revolving Credit Agreement (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate. Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

Right to a Receiver. If an Event of Default shall occur and be continuing beyond any applicable notice and cure period, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate.

Foreclosure and Sale. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses, institute proceedings for the complete foreclosure of this Mortgage by judicial action, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Mortgagee may determine. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. In addition to any and all other rights and remedies of Mortgagee, if an Event of Default shall have occurred, Mortgagee may, either with or without entry or taking possession as hereinafter provided or

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otherwise, sell the Premises or any portion thereof at public outcry, in front of the courthouse door of the county wherein the Premises are located, to the highest bidder for cash, either in person or by auctioneer, after first giving notice of the time, place and terms of such sale by publication once a week for three (3) successive weeks in some newspaper published in said county, and, upon the payment of the purchase money, Mortgagee or any person conducting said sale for it is authorized and empowered to execute and deliver to the purchaser at said sale, a deed to the property so purchased, in the name and on behalf of Mortgagor. The equity of redemption from this Mortgage may also be foreclosed by suit in any court of competent jurisdiction as now provided by law in the case of past due mortgages. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor subject to all applicable statutory rights of redemption under applicable law. Mortgagee or any of the Secured Parties may be a purchaser at such sale. If Mortgagee or such Secured Party is the highest bidder, Mortgagee or such Secured Party may credit the portion of the purchase price that would be distributed to Mortgagee or such Secured Party against the Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

Other Remedies. i) In case an Event of Default shall occur and be continuing beyond any applicable notice and cure period, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the Credit Documents or otherwise available at law (including the UCC) or in equity.

In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.

Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage as follows:

FIRST, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such sale, collection or realization or otherwise in connection with this Mortgage, the other Security Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Security Document on behalf of Mortgagor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Security Document;

SECOND, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

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THIRD, any surplus then remaining shall be paid to Mortgagor or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of the Mortgaged Property by the Mortgagee, the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.

Mortgagor as Tenant Holding Over. If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.

Discontinuance of Proceedings. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

Suits To Protect the Mortgaged Property. So long as an Event of Default shall have occurred and be continuing beyond any applicable notice and grace period, Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to

13

the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, so long as an Event of Default shall have occurred and be continuing, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.

Waiver. i) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

Waiver of Trial by Jury. To the fullest extent permitted by applicable law, Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

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Miscellaneous

Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

Notices. All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Revolving Credit Agreement at the address set forth on the first page of this Mortgage and to the Mortgagee as provided in the Revolving Credit Agreement.

Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

Defeasance. i) If Mortgagor shall (i) promptly pay or cause to be paid to Mortgagee the Obligations, at the times and in the manner stipulated in the Credit Documents, this Mortgage, and in all other instruments evidencing and securing the same, and (ii) shall keep, perform and observe all the other Obligations in the Credit Agreement, the Credit Documents, this Mortgage and in all other instruments evidencing and securing the Obligations to be kept, performed or observed by Mortgagor, then this Mortgage, and all the properties, interests and rights hereby granted, conveyed and assigned shall cease and be void, but shall otherwise remain in full force and effect.

Upon any sale or other transfer by Mortgagor of the Mortgaged Property that is permitted under the Revolving Credit Agreement, or upon the effectiveness of any written consent to the release of the security interests created hereby in any Collateral pursuant to the Revolving Credit Agreement, the security interests in such Collateral created hereby shall be automatically released and such Collateral sold free and clear of the Lien and security interests created hereby.

In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to Mortgagor, at Mortgagor’s expense, all documents that Mortgagor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 3.04 shall be without recourse to or warranty by the Collateral Agent.

Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”. Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is

15

prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest.

Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of Security Documents that secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation hereby secured or any collateral security therefor including the other Security Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose or exercise any other remedy available to it under any or all of the other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the other Security Documents or any of Mortgagee’s rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, lien or encumbrance.

Applicable Law; Submission to Jurisdiction; Venue. This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, without regard to principles of conflict of law. Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the Mortgaged Property is located.

Mortgagee as Agent; Successor Agents. (a) Agent has been appointed to act as Agent hereunder by the other Secured Parties. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Revolving Credit Agreement, any related agency agreement among Agent and the other Secured Parties (collectively, as amended, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Mortgage. Mortgagor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Secured Parties therefor.

(b) Mortgagee shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Mortgage. Removal of Agent pursuant to any

16

provision of the Agency Documents shall also constitute removal as Agent under this Mortgage. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Mortgage. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Mortgagee under this Mortgage, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Mortgage. After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Agent hereunder.

Notwithstanding anything herein to the contrary, the lien and security interest granted hereunder and the exercise of any rights or remedies by Mortgagee hereunder are subject to the provisions of that certain Intercreditor Agreement, dated as of February 13, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among GENERAL ELECTRIC CAPITAL CORPORATION, as Revolving Collateral Agent (as defined therein), GENERAL ELECTRIC CAPITAL CORPORATION, as ABL Collateral Agent (as defined therein), Borrower and such other parties as may from time to time become party thereto. In the event of any conflict or inconsistency between the terms of the Intercreditor Agreement and this Mortgage, the terms of the Intercreditor Agreement shall govern.

Local Law Provisions

Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article V and the other provisions of this Mortgage, the terms and conditions of this Article V shall control and be binding.

Warranty of Title. Supplementing Section 1.01, Mortgagor covenants and warrants that Mortgagor has good and absolute title to the Premises and has good right, full power and lawful authority to convey, mortgage and encumber the same as provided herein; that Mortgagee may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Premises and other real property hereby mortgaged and every part thereof; that the Premises hereby mortgaged or made subject to the security interest hereby created is free and clear of all liens, security interests, charges and encumbrances whatsoever, except for the lien of this Mortgage. Mortgagor shall make such further assurances to perfect Mortgagee’s title and security interest in and to the Premises as may reasonably be required by Mortgagee. Mortgagor fully warrants the title to the Premises hereby mortgaged or made subject to the security interest hereby created and every part thereof, and will forever defend the same against the claims of all persons whomsoever.

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18

EXHIBIT C

TO THE REVOLVING

CREDIT AGREEMENT

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED UNDER SEAL AND DELIVERED by authority duly given.

GOODMAN GLOBAL, INC., a Delaware corporation

By:
(SEAL)
Name:
Title:

STATE OF	)
:
COUNTY OF	)

I,                     , a Notary Public in and for said County, in said State, hereby certify that                      whose name as                      of GOODMAN GLOBAL, INC., a corporation, is signed to the foregoing conveyance and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the              day of              , 20    .

Notary Public

My Commission Expires:

PREPARED BY, RECORDING REQUESTED BY, AND WHEN RECORDED MAIL TO:

[    ]

Attention: [    ]

File # [    ]

EXHIBIT C

TO THE REVOLVING

CREDIT AGREEMENT

EXHIBIT A

DESCRIPTION OF THE LAND

EXHIBIT D

TO THE REVOLVING

CREDIT AGREEMENT

REVOLVING PERFECTION CERTIFICATE

February 13, 2008

Reference is made to (a) the Revolving Credit Agreement, dated as of February 13, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Chill Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), Chill Acquisition, Inc., a Delaware corporation (“Merger Sub”, which on the Closing Date shall be merged with and into Goodman Global, Inc., a Delaware corporation (the “Company”), with the Company surviving such merger as the borrower, the “Borrower”), the lending institutions from time to time parties thereto, Barclays Capital, the investment banking division of Barclays Bank PLC, and General Electric Capital Corporation, as Joint Lead Arrangers, Barclays Capital, the investment banking division of Barclays Bank PLC, Calyon New York Branch and General Electric Capital Corporation, as Joint Bookrunners, and General Electric Capital Corporation, as the Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer and (b) the Revolving Security Agreement, dated as of February 13, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Holdings, the Borrower, the Collateral Agent, and each of the subsidiaries of the Borrower party thereto. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement, as applicable.

The undersigned Authorized Officer of Holdings hereby certifies to the Administrative Agent and each other Secured Party, solely in respect of Holdings and Merger Sub, and the undersigned Authorized Officer of the Borrower hereby certifies to the Administrative Agent and each other Secured Party, solely in respect of the Borrower and each of its subsidiaries party to the Security Agreement as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective Organizational Documents, and the type of organization of each Grantor is as follows:

Chill Intermediate Holdings, Inc.	Corporation

Chill Acquisition, Inc.	Corporation

Goodman Global, Inc.	Corporation

Goodman Global Holdings, Inc.	Corporation

Goodman Appliance Holding Company	Corporation

Goodman Distribution, Inc.	Corporation

Goodman Distribution Southeast, Inc.	Corporation

Goodman Holding Company	Corporation

Quietflex Holding Company	Corporation

Goodman Sales Company	Corporation

Goodman II Holdings Company, L.L.C.	Limited Liability Company

Goodman Manufacturing I LLC	Limited Liability Company

Goodman Manufacturing II LLC	Limited Liability Company

Goodman Holding Company, L.L.C.	Limited Liability Company

Goodman Canada, L.L.C.	Limited Liability Company

Goodman Manufacturing Company, L.P.	Limited Partnership

Quietflex Manufacturing Company, L.P.	Limited Partnership

Nitek Acquisition Company, L.P.	Limited Partnership

Goodman Company, L.P.	Limited Partnership

(b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

Former Name	Current Name	Date of Change

American Distributors, Inc.	Goodman Distribution, Inc.	March 26, 2004

Pioneer Metals Inc.	Goodman Distribution Southeast, Inc.	July 19, 2007

GMC Sales Corp.	Goodman Sales Company	May 1, 2004

Frio Holdings, Inc.	Goodman Global, Inc.	November 30, 2004

Frio Inc.	Goodman Global Holdings, Inc.	November 24, 2004

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1(a), 2(a) and 2(b) of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

Other name	Entity	Relevant State

American Distributors, Inc.	Goodman Distribution, Inc.	Texas

American Distributors, Inc.	Goodman Distribution, Inc.	Arizona

American Distributors, Inc.	Goodman Distribution, Inc.	Maryland

American Distributors, Inc.	Goodman Distribution, Inc.	Nevada

American Distributors, Inc.	Goodman Distribution, Inc.	New Jersey

3

American Distributors, Inc.	Goodman Distribution, Inc.	Pennsylvania

American Distributors, Inc.	Goodman Distribution, Inc.	Virginia

American Distributors, Inc.	Goodman Distribution, Inc.	Georgia

American Distributors, Inc. of Texas	Goodman Distribution, Inc.	Indiana

American Distributors, Inc. of Texas	Goodman Distribution, Inc.	Kentucky

PMI International Disc, Inc.	Goodman Distribution, Inc.	Florida

Goodman Midwest	Goodman Distribution, Inc.	Missouri

Pioneer Metals Inc.	Goodman Distribution Southeast, Inc.	Florida

Goodman Distribution SE, Inc.	Goodman Distribution Southeast, Inc.	Florida

Texas Janitrol Distributors	Goodman Manufacturing Company, L.P.	Texas

Goodman Distributing	Goodman Manufacturing Company, L.P.	Texas

American Distributors	Goodman Manufacturing Company, L.P.	Texas

Amana Heating and Air Conditioning	Goodman Company, L.P.	Florida

Goodman Texas Company, L.P.	Goodman Company, L.P.	Oklahoma

Amana Appliances	Goodman Company, L.P.	Florida

Amana Appliances	Goodman Company, L.P.	Georgia

Amana Appliances	Goodman Company, L.P.	Michigan

Texas American Distributors, Inc.	Goodman Distribution, Inc.	Maryland

American Distributors	Goodman Sales Company	California

American Distributors, Inc.	Goodman Distribution, Inc.	Colorado

Goodman Midwest	Goodman Distribution, Inc.	Illinois

American Distributors, Inc.	Goodman Distribution, Inc.	Cobb County, Georgia

American Distributors, Inc. of Texas	Goodman Distribution, Inc.	Jefferson County, KY

American Distributors, Inc.	Goodman Distribution, Inc.	Harris County, Texas

4

American Distributors, Inc.	Goodman Distribution, Inc.	Prince William Co., Virginia

American Distributors, Inc.	Goodman Distribution, Inc.	Fairfax Co., Virginia

Goodman HVAC Company, L.P.	Goodman Company, L.P.	Texas

(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of organization of each Grantor that is a registered organization:

Chill Intermediate Holdings, Inc.	4441765

Chill Acquisition, Inc.	4439648

Goodman Global, Inc.	3882454

Goodman Global Holdings, Inc.	3882631

Goodman Appliance Holding Company	161938600

Goodman Distribution, Inc.	115494300

Goodman Distribution Southeast, Inc.	188569

Goodman Holding Company	118961100

Quietflex Holding Company	3393395

Goodman Sales Company	121025200

Goodman II Holdings Company, L.L.C.	3385900

Goodman Manufacturing I LLC	3890789

Goodman Manufacturing II LLC	3890792

Goodman Holding Company, L.L.C.	3365503

Goodman Canada, L.L.C.	3134684

Goodman Manufacturing Company, L.P.	7211610

Quietflex Manufacturing Company, L.P.	15165910

Nitek Acquisition Company, L.P.	11167310

Goodman Company, L.P.	2771431

5

(f) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

Chill Intermediate Holdings, Inc.	None

Chill Acquisition, Inc.	26-1778625

Goodman Global, Inc.	20-1932219

Goodman Global Holdings, Inc.	20-1932202

Goodman Appliance Holding Company	76-0677025

Goodman Distribution, Inc.	76-0309878

Goodman Distribution Southeast, Inc.	59-0773846

Goodman Holding Company	76-0342022

Quietflex Holding Company	76-0681233

Goodman Sales Company	76-0353690

Goodman II Holdings Company, L.L.C.	None

Goodman Manufacturing I LLC	20-1961086

Goodman Manufacturing II LLC	20-1961186

Goodman Holding Company, L.L.C.	None

Goodman Canada, L.L.C.	None

Goodman Manufacturing Company, L.P.	76-0423371

Quietflex Manufacturing Company, L.P.	76-0681290

Nitek Acquisition Company, L.P.	76-0580801

Goodman Company, L.P.	39-1904835

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Chill Intermediate Holdings, Inc.	c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111

Chill Acquisition, Inc.	c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111

Goodman Global, Inc.	5151 San Felipe, Suite 500, Houston, Texas 77056

Goodman Global Holdings, Inc.	5151 San Felipe, Suite 500, Houston, Texas 77056

Goodman Appliance Holding Company	5151 San Felipe, Suite 500, Houston, Texas 77056

6

Goodman Distribution, Inc.	5151 San Felipe, Suite 500, Houston, Texas 77056

Goodman Distribution Southeast, Inc.	5151 San Felipe, Suite 500, Houston, Texas 77056

Goodman Holding Company	5151 San Felipe, Suite 500, Houston, Texas 77056

Quietflex Holding Company	5151 San Felipe, Suite 500, Houston, Texas 77056

Goodman Sales Company	5151 San Felipe, Suite 500, Houston, Texas 77056

Goodman II Holdings Company, L.L.C.	5151 San Felipe, Suite 500, Houston, Texas 77056

Goodman Manufacturing I LL.C.	5151 San Felipe, Suite 500, Houston, Texas 77056

Goodman Manufacturing II LL.C.	5151 San Felipe, Suite 500, Houston, Texas 77056

Goodman Holding Company, L.L.C.	5151 San Felipe, Suite 500, Houston, Texas 77056

Goodman Canada, L.L.C.	5151 San Felipe, Suite 500, Houston, Texas 77056

Goodman Manufacturing Company, L.P.	5151 San Felipe, Suite 500, Houston, Texas 77056

Quietflex Manufacturing Company, L.P.	5151 San Felipe, Suite 500, Houston, Texas 77056

Nitek Acquisition Company, L.P.	5151 San Felipe, Suite 500, Houston, Texas 77056

Goodman Company, L.P.	5151 San Felipe, Suite 500, Houston, Texas 77056

(b) The jurisdiction of organization of each Grantor that is a registered organization is set forth opposite its name below:

Grantor:	Jurisdiction:

Chill Intermediate Holdings, Inc.	Delaware

Chill Acquisition, Inc.	Delaware

Goodman Global, Inc.	Delaware

Goodman Global Holdings, Inc.	Delaware

Goodman Appliance Holding Company	Texas

Goodman Distribution, Inc.	Texas

Goodman Distribution Southeast, Inc.	Florida

Goodman Holding Company	Texas

7

Quietflex Holding Company	Delaware

Goodman Sales Company	Texas

Goodman II Holdings Company, L.L.C.	Delaware

Goodman Manufacturing I LLC	Delaware

Goodman Manufacturing II LLC	Delaware

Goodman Holding Company, L.L.C.	Delaware

Goodman Canada, L.L.C.	Delaware

Goodman Manufacturing Company, L.P.	Texas

Quietflex Manufacturing Company, L.P.	Texas

Nitek Acquisition Company, L.P.	Texas

Goodman Company, L.P.	Delaware

(c) Attached hereto as Schedule 2 is a schedule setting forth all locations at which each Grantor maintains Equipment or Inventory.

3. Unusual Transactions. All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. File Search Reports. File search reports have been obtained from (i) the Uniform Commercial Code filing office of each Grantor’s jurisdiction of organization, (ii) each local jurisdiction listed in Section 2 hereof with respect to judgment liens and (iii) each filing office listed in Section 10 hereto with respect to Mortgaged Property and real property on which Collateral consisting of fixtures is or is to be located, and such search reports reflect no liens against any of the Collateral other than those permitted or scheduled under the Credit Agreement.

5. UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared by counsel to the Lenders in the appropriate form and filed in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is organized and, to the extent any of the Collateral is comprised of fixtures, timber to be cut or as extracted collateral from the wellhead or minehead, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, the filing office in which such filing is to be made.

7. Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding Capital Stock of the Borrower and each of its Subsidiaries and the record and beneficial owners of such Capital Stock. Also set forth on Schedule 7 is each equity investment of Holdings, the Borrower or any Subsidiary that represents 50% or more of the equity of the entity in which such investment was made.

8

8. Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all promissory notes, instruments, tangible chattel paper, electronic chattel paper and other evidence of indebtedness (other than checks to be deposited in the ordinary course of business) held by each Grantor that are required to be pledged under the Pledge Agreement including all intercompany notes between Holdings and each Subsidiary of Holdings and each Subsidiary of Holdings and each other such Subsidiary in excess of $5,000,000 in aggregate principal amount.

9. Advances. Attached hereto as Schedule 9 is a true and correct list of all advances in respect of Indebtedness made by any Grantor to Holdings, the Borrower or any Subsidiary of the Borrower in excess of $5,000,000 in aggregate principal amount (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Pledge Agreement.

10. Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its Organizational Document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

11. Intellectual Property. (a) Attached hereto as Schedule 11(A) in proper form for filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, is a true and correct list of all of each Grantor’s patents, patent applications, trademark registrations and applications for registration, copyright registrations and applications for registration, and domain names (collectively, the “Registered Intellectual Property”), in each case owned by a Grantor in its own name as of the date hereof, indicating for each such item, as applicable, the application and/or registration number, date and jurisdiction of filing and/or issuance, and the identity of the current applicant or registered owner.

(b) Attached hereto as Schedule 11(B) is a true and correct list of all of each Grantor’s IP Agreements (other than licenses of commercially available off-the-shelf software) in which a Grantor is, as of the date hereof, the exclusive licensee of any United States patent, patent application, trademark registration or application for registration, copyright registration or application for registration (collectively, the “Exclusive IP Agreements”).

12. Deposit Accounts and Securities Accounts. (a) Schedule 12(A) hereto sets forth all Deposit Accounts (as defined in the Security Agreement) maintained by each Grantor, including the name of each institution where each such account is held, the name (or type) of each such account and the account number of each such account and the name of each entity that holds each account, except to the extent that the amount individually or in the aggregate, of the funds held in all such accounts not identified on Schedule 12 hereto does not exceed $100,000.

(b) Schedule 12(B) hereto sets forth all Securities Accounts (as defined in the Security Agreement) maintained by each Grantor, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account, except to the extent that the Fair Market Value and/or amount, as the case may be, individually or in the aggregate, of the financial assets and/or commodity contracts, as the case may be, held in all such accounts not identified on Schedule 12 hereto does not exceed $100,000.

9

IN WITNESS WHEREOF, the undersigned have duly executed this certificate as of the date first above written.

CHILL INTERMEDIATE HOLDINGS, INC.,

By:
Name:
Title:

[Term Loan Perfection Certificate]

GOODMAN GLOBAL, INC.,

By:
Name:
Title:

[Term Loan Perfection Certificate]

Schedule 1

Entity Name	Type of Organization	Jurisdiction of Organization	Address of Chief Executive Office	Change in Corporate Structure

Goodman Distribution, Inc.	Corporation	Texas	5151 San Felipe, Suite 500, Houston, Texas 77056	Merger of P.M.I. International Disc, Inc. (Florida) with and into American Distributors, Inc. (Texas) -March 26, 2004-

Goodman Distribution, Inc.	Corporation	Texas	5151 San Felipe, Suite 500, Houston, Texas 77056	Merger of Goodman Acquisition Corp. (Missouri) with and into Goodman Distribution, Inc. (Texas) -March 26, 2004-

Goodman Distribution Southeast, Inc.	Corporation	Florida	5151 San Felipe, Suite 500, Houston, Texas 77056

Merger of Agvent Corporation, Pioneer Metal of Jacksonville, Inc., Pioneer Metals of Ft. Pierce, Inc., PMI International, Inc., PMI, Inc. (all Florida entities), into Pioneer Metals, Inc. (Florida).

-April 1, 2004-

12

Schedule 2

Locations of Equipment or Inventory

Owned Real Property

Grantor	Address	County	State
Goodman Distribution Southeast, Inc. (f/k/a Pioneer Metals Inc.)	13200 Automobile Blvd. Clearwater, FL (a/k/a 4650 Ulmerton Road)	Pinellas	Florida

Goodman Distribution Southeast, Inc. (f/k/a Pioneer Metals Inc.)	3200 Hanson St. Unit 2 Ft. Myers, FL	Lee	Florida

Goodman Distribution Southeast, Inc. (f/k/a Pioneer Metals Inc.)	900 Farmers Market Rd. Ft. Pierce, FL	St. Lucie	Florida

Goodman Distribution Southeast, Inc. (f/k/a Pioneer Metals Inc.)	3606 Progress Ave. Naples, FL	Collier	Florida

Goodman Distribution Southeast, Inc. (f/k/a Pioneer Metals Inc.)	1426 NE 8th Ave. Ocala, FL	Marion	Florida

Goodman Distribution Southeast, Inc. (f/k/a Pioneer Metals Inc.)	1353 Blountstown Hwy. Tallahassee, FL	Leon	Florida

Goodman Distribution, Inc.	997 Contract St. Lexington, KY	Fayette	Kentucky

Goodman Company, L.P.	1810 Wilson Pkwy Fayetteville, TN	Lincoln	Tennessee

Goodman Manufacturing Company, L.P.	2702 Industrial Dr. Conroe, TX (a/k/a Brookmeadow Office Warehouse Park)	Montgomery	Texas

Quietflex Manufacturing Company, L.P.	4518 Brittmore Houston, TX	Harris	Texas

Goodman Manufacturing Company, L.P.	1440 Greengrass Houston, TX	Harris	Texas

Goodman Manufacturing Company, L.P.	1501 Seamist Houston, TX (a/k/a Block 1 Highland Industrial Park)	Harris	Texas

Goodman Manufacturing Company, L.P.	3300 W. 11th St. Houston, TX	Harris	Texas

13

Leased Real Property

Grantor	Address	County	State
Goodman Distribution, Inc.	4800 South Zero, Lot 15, 5601 Old Greenwood Road, Fort Smith	Sebastian	Arkansas

Goodman Distribution, Inc.	3206 Malibu Drive, Jonesboro	Craighead	Arizona

Goodman Distribution, Inc.	4201 S. Shackleford Road, Suite 1A, Little Rock	Pulaski	Arkansas

Goodman Distribution, Inc.	334 Agnes, Tontitown (Springdale)	Washington	Arkansas

Goodman Distribution, Inc.	222 South Date Street, Mesa	Maricopa	Arizona

Goodman Distribution, Inc.	2130 S. 7th Avenue, Suite 100-110, Phoenix (Phoenix Downtown)	Maricopa	Arizona

Goodman Distribution (f/k/a American Distributors, Inc. of Texas), Inc.	21410 N. 15th Lane, Bldg. D., Suite 100, Phoenix (N. Phoenix)	Maricopa	Arizona

Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	125 N. 67th Avenue, Unit 7, Phoenix (W. Phoenix)	Maricopa	Arizona

Goodman Distribution, Inc.	7160 S. Harl Avenue, Suite 101, Tempe	Maricopa	Arizona

Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	2502 N. Jackrabbit Drive, Tucson	Pima	Arizona

Goodman Distribution, Inc.	1965 South Factor Avenue, Yuma	Yuma	Arizona

Goodman Distribution, Inc.	1225 Kraemer Blvd., Anaheim	Orange	California

Goodman Distribution, Inc.	2823 Gibson Street, Bakersfield	Kern	California

Goodman Distribution, Inc.	315 Cloverleaf Drive, Suites A & B, Baldwin Park (Duarte)	Los Angeles	California

Goodman Distribution, Inc.	4020 Nelson Avenue, Suite 100, Concord (formerly Oakland)	Contra Costa	California

Goodman Distribution, Inc.	1900 Compton Ave., Suite 102, Corona	Riverside	California

Goodman Distribution, Inc.	2364 West Winton Avenue, Hayward Industrial Center #1, Hayward (Oakland)	Alameda	California

14

Grantor	Address	County	State
Goodman Distribution, Inc.	3648 North Industry Avenue, Lakewood (Long Beach)	Los Angeles	California

Goodman Distribution, Inc.	5160-A Richton Street, Montclair	San Bernardino	California

Goodman Distribution, Inc.	300 N. Graves Avenue, Unit C, Oxnard	Ventura	California

Goodman Distribution, Inc.	1972 Essex Ct., Redlands (San Bernadino)	San Bernardino	California

Goodman Distribution, Inc.	8825 Washington Blvd., Ste. 100, Roseville	Placer	California

Goodman Distribution, Inc.	840 N. 10th Street, Suite J, Sacramento	Sacramento	California

Goodman Distribution, Inc.	9621 Oates Drive, Suites A-D, Sacramento	Sacramento	California

Goodman Distribution, Inc.	3562 Ruffin Road, San Diego	San Diego	California

Goodman Distribution, Inc.	525 Park Avenue, Suite A, San Fernando (Van Nuys)	Los Angeles	California

Goodman Distribution, Inc.	1070 Commercial Street, Suite 103, San Jose	Santa Clara	California

Goodman Distribution, Inc.	4590 Quantas Lane, Suite 1, Stockton	San Joaquin	California

Goodman Distribution, Inc.	72-048 Woburn Court, Thousand Palms (Palm Springs)	Riverside	California

Goodman Distribution, Inc.	15024 Anacapa Road, Victorville	San Bernardino	California

Goodman Distribution, Inc.	6516 NW 18th Drive, Gainesville	Alachua	Florida

Goodman Distribution Southeast, Inc. (f/k/a Pioneer Metals, Inc.)	456 B & C LPGA Blvd., Holly Hill Business Park, Holly Hill (Daytona)	Volusia	Florida

Goodman Distribution Southeast, Inc. (f/k/a Pioneer Metals, Inc.)	1934 W. Beaver Street, Jacksonville	Duval	Florida

Goodman Distribution, Inc.	2440 Smith Street, Phase I, Suite A, Kissimmee	Osceola	Florida

Goodman Distribution, Inc.	10000 NW 17th St., Miami (Doral)	Miami-Dade	Florida

Goodman Distribution, Inc.	12005 SW 130th Street, Suites 301 & 302, Miami (Kendall)	Miami-Dade	Florida

Goodman Distribution, Inc.	16351 NW 13th Avenue, Miami	Miami-Dade	Florida

15

Grantor	Address	County	State
Goodman Distribution, Inc.	6530 Orchid Lake Road, New Port Richey	Pasco	Florida

Goodman Distribution Southeast, Inc. (f/k/a Pioneer Metals, Inc.)	2610 Segrest Drive, Panama City	Bay	Florida

Goodman Distribution Southeast, Inc. (f/k/a Pioneer Metals, Inc.)	1500 Independence Blvd., Sarasota	Sarasota	Florida

Goodman Distribution Southeast, Inc.	7618 Ellis Road, Unit A, Melbourne	Brevard	Florida

Goodman Distribution, Inc.	1730 Dobbs Road, St. Augustine	Saint Johns	Florida

Goodman Distribution, Inc.	1913 US Highway 301 North, Suite 120, Tampa	Hillsborough	Florida

Goodman Distribution, Inc.	4909 Tampa West Blvd., Tampa	Hillsborough	Florida

Goodman Distribution, Inc.	1600 N. Florida Mango Road, West Palm Beach	Palm Beach	Florida

Goodman Distribution, Inc.	701 NW 42nd St., Winter Haven	Polk	Florida

Goodman Distribution, Inc.	5148 Kennedy Road, Suite 200, Forest Park	Clayton	Georgia

Goodman Distribution, Inc.	621 Hurricane Shoals, Suite L, Lawrenceville	Gwinett	Georgia

Goodman Distribution, Inc.	320 Thornton Road, Suite 101 (Westfork Industrial Center #11), Lithia Springs	Douglas	Georgia

Goodman Distribution, Inc.	112 West Macon Park Avenue, Macon	Bibb	Georgia

Goodman Distribution, Inc.	1765 West Oak Parkway, Suite 100, Marietta	Cobb	Georgia

Goodman Distribution, Inc.	2200 West Altorfer Drive, Peoria	Peoria	Illinois

Goodman Distribution, Inc.	Lot 13, 2631 Farmers Market Road, Springfield	Sangamon	Illinois

Goodman Distribution, Inc.	831-835 Franklin Street, Evansville	Vanderburgh	Indiana

Goodman Distribution, Inc.	16660, 16678, and 16680 W. 119th Street, Olathe	Johnson	Kansas

Goodman Distribution, Inc.	122 SE 31st Street, Topeka	Shawnee	Kansas

Goodman Distribution, Inc.	1749 South Sabin Road, Wichita	Sedgwick	Kansas

16

Grantor	Address	County	State
Goodman Distribution, Inc.	3904 Produce Drive, Sections 2208B, 2209A, 2209B and 2210, Louisville	Jefferson	Kentucky

Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	1800 North MacArthur Drive, Alexandria	Rapides	Louisiana

Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	108 Foreman Street, Lafayette	Lafayette	Louisiana

Goodman Distribution, Inc.	126 Hodges Street, Lake Charles	Calcasieu	Louisiana

Goodman Distribution, Inc. as assignee from Goodman Manufacturing Company	747 Southport Drive, Suite 100, Shreveport	Caddo	Louisiana

Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	308 Downing Pines, West Monroe	Ouachita	Louisiana

Goodman Distribution, Inc.	21 Fontana Lane, Suite 106-109, Baltimore (NE Baltimore)	Baltimore	Maryland

Goodman Distribution, Inc.	7079 Oakland Mills Drive, Columbia (Baltimore)	Howard	Maryland

Goodman Distribution, Inc.	3100 Kaverton Road, Side B, Forestville	Prince Georges	Maryland

Goodman Distribution, Inc.	4959 New Design Road, Suites 101-105, Frederick	Frederick	Maryland

Goodman Distribution, Inc.	2030 Shipley Drive, Salisbury	Wicomico	Maryland

Goodman Distribution, Inc.	2355 Rusmar, Cape Girardeau	Cape Girardea	Missouri

Goodman Distribution, Inc.	2000 Pennsylvania Avenue, Columbia	Boone	Missouri

Goodman Distribution, Inc.	13734-6 Shoreline Court East, Earth City	Boone	Missouri

Goodman Distribution, Inc.	137 Matrix Commons Drive, Fenton	Saint Louis	Missouri

Goodman Distribution, Inc.	1704-A W. 7th Street, Joplin	Jasper	Missouri

Goodman Distribution, Inc.	2401 N. E. Douglas Rd., Lee’s Summit	Jackson	Missouri

Goodman Distribution, Inc.	555 S. Cavalier, Springfield,	Greene	Missouri

17

Grantor	Address	County	State
Goodman Distribution, Inc.	1430 South 3rd Street, Bldg. 1, Bays 1-5, St. Louis	Saint Louis	Missouri

Goodman Distribution, Inc.	3349 Columbia Drive NE, Albuquerque	Bernalillo	New Mexico

Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	4000 W. Harmon Ave., Suites 1 & 2, Las Vegas (S. Las Vegas)	Clark	Nevada

Goodman Distribution, Inc.	3940 East Craig Road, Suite 103, N. Las Vegas (Las Vegas)	Clark	Nevada

Goodman Distribution, Inc.	802 Packer Way, Sparks (Reno)	Washoe	Nevada

Goodman Distribution, Inc.	2580 Atlantic Blvd., NE, Canton	Stark	Ohio

Goodman Distribution, Inc.	5561 Webster Street, Dayton	Montgomery	Ohio

Goodman Distribution, Inc.	34929 Curtis Boulevard, Eastlake (Euclid)	Lake	Ohio

Goodman Distribution, Inc.	150 Liberty Ct., Elyria (W Cleveland)	Loraine	Ohio

Goodman Distribution, Inc.	6070 Hillcrest Drive, Valley View	Cuyahoga	Ohio

Goodman Distribution, Inc.	212 Cascade Drive, Allentown	Lehigh	Pennsylvania

Goodman Distribution, Inc.	480 Shoemaker Road, Suite 106, King of Prussia	Montgomery	Pennsylvania

Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	540 Industrial Drive, Lewisberry	York	Pennsylvania

Goodman Distribution, Inc.	2191 Hornig Road, Suite 1, Philadelphia (NE Philadelphia)	Philadelphia	Pennsylvania

Goodman Distribution, Inc.	113B-115 Henderson Drive, Sharon Hill (S. Philadelphia)	Delaware	Pennsylvania

Goodman Distribution, Inc.	2015 S.E. 27th Street, Amarillo	Potter	Texas

Goodman Distribution, Inc. as assignee from Goodman Manufacturing Company, L.P.	3801 Avenue “E” East, Arlington	Tarrant	Texas

Goodman Distribution, Inc.	3733 Drossett Drive, Austin	Travis	Texas

Goodman Distribution, Inc.	11700 Stonehollow Drive, Suite 150, Austin	Travis	Texas

18

Grantor	Address	County	State
Goodman Distribution, Inc. as assignee from Goodman Manufacturing Company, L.P.	6640 Eastex Freeway, Warehouse Sections 11-16, Beaumont	Jefferson	Texas

Goodman Distribution, Inc.	1520 Luna Road, Suite 140, Carrollton (Dallas)	Dallas	Texas

Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	1721 Groesbeck, College Station	Brazos	Texas

Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	1621 Mussett, Corpus Christi	Nueces	Texas

Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	10401 Miller Road, Unit 10402, Dallas (Garland)	Dallas	Texas

Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	4801 West University, Denton	Denton	Texas

Goodman Distribution, Inc.	1707 Falcon Drive, Suite 105, DeSoto	Dallas	Texas

Goodman Distribution, Inc.	1030 Hawkins St., El Paso	El Paso	Texas

Goodman Distribution, Inc. as assignee from Goodman Manufacturing Company, L.P.	7451 Dogwood Park, Fort Worth (Richland Hills)	Tarrant	Texas

Goodman Distribution, Inc. as assignee from Goodman Manufacturing Company, L.P.	6903 Snowden Road, Fort Worth (S. Ft.)	Tarrant	Texas

Goodman Distribution, Inc. as assignee from Goodman Manufacturing Company, L.P.	600 Straus Lane, Unit #2, Harlingen	Cameron	Texas

Goodman Distribution, Inc.	1325 South Creek, Suites 350 & 400, Houston (Katy)	Harris	Texas

Goodman Distribution, Inc. as assignee from Goodman Manufacturing Company, L.P.	2801 North Loop West, Houston	Harris	Texas

Goodman Distribution, Inc. as assignee from Goodman Manufacturing Company, L.P.	10641 S. Sam Houston Parkway W., Suite 300, Houston (SW Houston)	Harris	Texas

Goodman Distribution, Inc.	14449 Heathrow Forest Parkway, Houston	Harris	Texas

19

Grantor	Address	County	State
Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	2719 E. Elms Road, Killeen	Bell	Texas

Goodman Distribution, Inc.	4102 B Airpark Drive, Building 7, Laredo	Webb	Texas

Goodman Distribution, Inc.	4202 Iola, Lubbock	Lubbock	Texas

Goodman Distribution, Inc.	2010 Redbud Drive, Building A, McKinney	Collin	Texas

Goodman Distribution, Inc.	5201 Catron Drive, Dallas (Mesquite)	Dallas	Texas

Goodman Distribution, Inc. as assignee from Goodman Manufacturing Company, L.P.	906 A-G Trinity, Mission	Hidalgo	Texas

Goodman Distribution, Inc. as assignee from Goodman Manufacturing Company, L.P.	6820, 6824, 6828 & 6832 Alamo Downs Parkway, San Antonio	Bexar	Texas

Goodman Distribution, Inc.	10711-10717 IH 35 North, San Antonio	Bexar	Texas

Goodman Distribution, Inc.	2260 IH 35 South, Suite 301, San Marcos	Hays	Texas

Goodman Distribution, Inc.	204 South Live Oak, Tomball	Harris	Texas

Goodman Distribution, Inc. as assignee from Goodman Manufacturing Company, L.P.	3709 Shiloh Road, Dock #5, Tyler	Smith	Texas

Goodman Distribution, Inc. as assignee from Goodman Manufacturing Company, L.P.	215 Cotton Avenue, Waco	Mc Lennan	Texas

Goodman Distribution, Inc.	12130 Galveston Road, Building 4, Webster (SE Houston)	Harris	Texas

Goodman Distribution, Inc.	1820 West Parkway Blvd., West Valley City (Salt Lake City)	Salt Lake	Utah

Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	14801 Willard Road, Chantilly	Fairfax	Virginia

Goodman Distribution, Inc. (f/k/a American Distributors, Inc.)	525 N. Perkins Street, Grand Chute (Appleton)	Outagamie	Wisconsin

20

Grantor	Address	County	State
Goodman Distribution, Inc.	2613 Seiferth Road, Madison	Dane	Wisconsin

Goodman Distribution, Inc.	W140 N5920-5930-5940 Lilly Road, Menomonee Falls (Milwaukee)	Waukesha	Wisconsin

Goodman Distribution, Inc.	I-295 Industrial Center, Units V7, V9, V10, V11 and V12 Westville	Gloucester	New Jersey

Goodman Distribution, Inc.	2620 East Byrd Avenue, Fresno	Fresno	California

Goodman Distribution, Inc.	1150 McCollum, El Centro	Imperial	California

Goodman Distribution Southeast, Inc.	2775 NW 63rd Court, Fort Lauderdale	Broward	Florida

Goodman Distribution Southeast, Inc.	2450 Silver Star Road, Orlando	Orange	Florida

Goodman Distribution, Inc.	2625 Commerce Parkway, Units 1-7, North Port	Sarasota	Florida

Goodman Distribution, Inc.	FM 802 and Central Ave, Brownsville	Cameron	Texas

Quietflex Manufacturing Company, L.P.	125 North 67th Avenue, Phoenix	Maricopa	Arizona

Quietflex Manufacturing Company, L.P.	20004 O’Brien Road, Groveland	Lake	Florida

Goodman Manufacturing Company, L.P.	900 Manufacturers Road, Dayton	Rhea	Tennessee

Goodman Manufacturing Company, L.P.	1600 Wilson Parkway, Fayetteville	Lincoln	Tennessee

Goodman Company, L.P.	1723 Pulaski Hwy., Fayetteville	Lincoln	Tennessee

Goodman Distribution, Inc.	15002 Sommermeyer, Houston	Harris	Texas

Goodman Manufacturing Company, L.P.	7401 Security Way (JV1), Houston	Harris	Texas

Goodman Manufacturing Company, L.P.	7301 Security Way (JV2), Houston	Harris	Texas

Goodman Manufacturing Company, L.P.	7400 Security Way (JV3), Suite 200, Houston	Harris	Texas

Goodman Global Holdings	5151 San Felipe, Suites 300, 500 and 700, Houston	Harris	Texas

Quietflex Manufacturing Company, L.P.	4660 Pine Timbers, Suite 150 & 160, Houston	Harris	Texas

Goodman Distribution, Inc.	4127 S. Palo Verde, Tucson	Pima	Arizona

21

Grantor	Address	County	State
Goodman Distribution, Inc.	15090 Tradesman Drive, Building 3, Suite 302, San Antonio	Bexar	Texas

Goodman Distribution, Inc.	30720 Gunther Street, Thousand Palms	Riverside	California

Goodman Distribution, Inc.	4772 Mc Farland Court, Mc Farland	Dane	Wisconsin

Goodman Distribution, Inc.	14 Fountain Place, Mt Vernon	Jefferson	Illinois

Third Party Distributors

Grantor	Address	County	State
Goodman Sales Company	935 S. Topeka, Fresno	Fresno	California

Goodman Sales Company	1826 W. Tulare Ave., Tulare	Tulare	California

Goodman Sales Company	701 N. Burke, Visalia	Tulare	California

Goodman Sales Company	1180 Roundhouse, Saint Louis Obispo	San Luis Obispo	California

Goodman Sales Company	1101 E. Hill Ave., Valdosta	Lowndes	Georgia

Goodman Sales Company	1525 Cusseta RD, Columbus	Columbus-Muscogee	Georgia

Goodman Sales Company	292 SE Park Ave., Baxley	Appling	Georgia

Goodman Sales Company	25 11th Ave. NE, Cairo	Grady	Georgia

Goodman Sales Company	631 West Commerce Park Drive (7120 S), Midvale	Salt Lake	Utah

Goodman Sales Company	108 East 400 South, Orem	Utah	Utah

Goodman Sales Company	320 Fields Ave., Aberdeen	Moore	North Carolina

Goodman Sales Company	3265 Natal RD, Fayetteville	Cumberland	North Carolina

Goodman Sales Company	120 east Hill St., Oklahoma City	Oklahoma	Oklahoma

22

Grantor	Address	County	State
Goodman Sales Company	211 west Main, Shawnee	Pottawatomie	Oklahoma

Goodman Sales Company	201 West Elm, Enid	Garfield	Oklahoma

Goodman Sales Company	9 Southwest Ave., Lawton	Comanche	Oklahoma

Goodman Sales Company	191 Covington Drive, Bloomingdale	Du Page	Illinois

Goodman Sales Company	10075 S. 76th Ave. #B, Bridgeview	Cook	Illinois

Goodman Sales Company	326 B.W. Macarthur, Cottage Hills	Madison	Illinois

Goodman Sales Company	605 Church RD, Elgin	Kane	Illinois

Goodman Sales Company	2020 Toto RD, Knox	Knox	Illinois

Goodman Sales Company	1100 Shore RD, Naperville	Du Page	Illinois

Goodman Sales Company	3687 Commercial, Northbrook	Cook	Illinois

Goodman Sales Company	7330 W. Duvan Drive, Tinley Park	Cook	Illinois

Goodman Sales Company	536 George Todd Dr., Montgomery	Montgomery	Alabama

Goodman Sales Company	761 Burdeck St., Schenectady	Schenectady	New York

Goodman Sales Company	1313 South Briggs Avenue, Durham	Durham	North Carolina

Goodman Sales Company	3801-A Woodpark Boulevard, Charlotte	Mecklenburg	North Carolina

Goodman Sales Company	1400 Westinghouse Blvd Unit 200, Charlotte	Mecklenburg	North Carolina

Goodman Sales Company	1659 Sullivan Street, Greensboro	Guilford	North Carolina

Goodman Sales Company	1615 8th. Street Drive SE, Hickory	Catawba	North Carolina

Goodman Sales Company	2501 Noblin Road, Raleigh	Wake	North Carolina

Goodman Sales Company	1401 South 6th Street, Wilmington.	New Hanover	North Carolina

Goodman Sales Company	2561 Mill Street Suite A, Winterville	Pitt	North Carolina

Goodman Sales Company	230 Feaster Road, Greenville	Greenville	South Carolina

23

Grantor	Address	County	State
Goodman Sales Company	930 Rosewood Drive, Columbia	Richland	South Carolina

Goodman Sales Company	4400-B Arco Lane, Charleston	Charleston	South Carolina

Goodman Sales Company	1131 Shine Ave Unit 4, Myrtle Beach	Horry	South Carolina

Goodman Sales Company	1025 Franke Industrial Drive, Augusta	Richmond	Georgia

Goodman Sales Company	980 Irwin Bridge Road, Conyers	Rockdale	Georgia

Goodman Sales Company	6845 Mimms Drive, Doraville	Dekalb	Georgia

Goodman Sales Company	1155 Hayes Industrial Drive, Marietta	Cobb	Georgia

Goodman Sales Company	1465 Hwy. 20 West, McDonough	Henry	Georgia

Goodman Sales Company	Suite 200, 255 Satellite Boulevard N.E, Suwanee	Gwinnett	Georgia

Goodman Sales Company	150 Osigan Blvd., Warner Robins	Houston	Georgia

Goodman Sales Company	Suite 100, Central Road, Fredericksburg	Fredericksburg City	Virginia

Goodman Sales Company	3501 East Princess Anne Road, Norfolk	Norfolk City	Virginia

Goodman Sales Company	928 North Meadow Street, Richmond	Richmond City	Virginia

Goodman Sales Company	2502-B. Melrose Avenue, Roanoke	Roanoke City	Virginia

Goodman Sales Company	127 Highway 75, Blountville	Sullivan	Tennessee

Goodman Sales Company	3798 Tag Drive, Chattanooga	Hamilton	Tennessee

Goodman Sales Company	332 Troy Circle, Knoxville	Knox	Tennessee

Goodman Sales Company	5956 Commerce Blvd, Morristown	Hamblen	Tennessee

Goodman Sales Company	32475 Stephenson Hwy, Madison Heights	Oakland	Michigan

Goodman Sales Company	45700 Woodward Ave, Pontiac	Oakland	Michigan

Goodman Sales Company	121 Shaffer Dr, Romeo	Macomb	Michigan

24

Grantor	Address	County	State
Goodman Sales Company	21211 Telegraph Rd, Southfield	Oakland	Michigan

Goodman Sales Company	12345 Delta St, Taylor	Wayne	Michigan

Goodman Sales Company	122 54th St SW, Wyoming	Kent	Michigan

Goodman Sales Company	460 Buffalo Ave. BLDG #10, Rochester	Monroe	New York

Goodman Sales Company	225 Firetower Drive (Buffalo), Tonawanda	Erie	New York

Goodman Sales Company	143 Mahoning Ave., New Castle	Lawrence	Pennsylvania

Goodman Sales Company	1525 Beaver Ave., Pittsburgh	Allegheny	Pennsylvania

Goodman Sales Company	1309 Kennedy Boulevard, Bayonne	Hudson	New Jersey

Goodman Sales Company	980 New Durham RD, Edison	Middlesex	New Jersey

Goodman Sales Company	230 Goffle RD, Hawthome	Passaic	New Jersey

Goodman Sales Company	170 Rte 36 E., Middletown	Monmouth	New Jersey

Goodman Sales Company	663 Speedwell Ave., Morris Plains	Morris	New Jersey

Goodman Sales Company	6000 Southport Road, Portage	Porter	Indiana

Goodman Sales Company	5430 West Rooselvelt Road, Chicago	Cook	Illinois

Goodman Sales Company	4 E. College Dr., Arlington Heights	Cook	Illinois

Goodman Sales Company	955 W. 115th St., Chicago	Cook	Illinois

Goodman Sales Company	1155 Dupage Ave., Lombard	Du Page	Illinois

Goodman Sales Company	1011 E. Wallace St., Ft. Wayne	Du Page	Indiana

Goodman Sales Company	1920 S. State St., Indianapolis	Allen	Indiana

Goodman Sales Company	612 Chapin St., South Bend	Marion	Indiana

Goodman Sales Company	390 E. State Rd. #2, Valparaiso	St Joseph	Indiana

Goodman Sales Company	7635 W. 183rd. St., Tinley Park	Porter	Illinois

25

Grantor	Address	County	State
Goodman Sales Company	2310 W. 35th Ave., Gary	Lake Cook	Indiana

Goodman Sales Company	9004 Technology, Fishers	Hamilton	Indiana

Goodman Sales Company	4842 Jennings Lane, Louisville	Jefferson	Kentucky

Goodman Sales Company	3845 Fortune Dr., Lafayette	Tippecanoe	Indiana

Goodman Sales Company	4100 Albany Street, Mchenry	McHenry	Illinois

Goodman Sales Company	945 Aurora Ave Rt#25, Aurora	Du Page	Illinois

Goodman Sales Company	5206 11th St, Rockford	Winnebago	Illinois

Goodman Sales Company	6279 West Howard St., Niles	Cook	Illinois

Goodman Sales Company	920 Ford Street, Colorado Springs	El Paso	Colorado

Goodman Sales Company	5901 North Broadway, Denver	Denver	Colorado

Goodman Sales Company	901 Smithfield Drive, Fort Collins	Larimer	Colorado

Goodman Sales Company	1911 Wheeler Lane, Avondale	Pueblo	Colorado

Goodman Sales Company	4340 Highway 66, Longmont	Weld	Colorado

Goodman Sales Company	45 Eagle Park East Drive, Eagle	Eagle	Colorado

Goodman Sales Company	113 West 43rd St, Boise	Ada	Idaho

Goodman Sales Company	1875 N. Holmes, Idaho Falls	Bonneville	Idaho

Goodman Sales Company	232 Commerce Parkway, Pelham	Shelby	Alabama

Goodman Sales Company	3300 11th Avenue North, Birmingham	Jefferson	Alabama

Goodman Sales Company	1502 18th Street, Tuscaloosa	Tuscaloosa	Alabama

Goodman Sales Company	2915 Jackson Hwy, Sheffield	Colbert	Alabama

Goodman Sales Company	2718 North Park Drive, Huntsville	Madison	Alabama

26

Grantor	Address	County	State
Goodman Sales Company	424 East Jeff Davis Avenue, Montgomery	Montgomery	Alabama

Goodman Sales Company	623 Wynn Road, Summerdale	Baldwin	Alabama

Goodman Sales Company	2924 Lees Lane, Mobile	Mobile	Alabama

Goodman Sales Company	7801 Sears Blvd, Unit C, Pensacola	Escambia	Florida

Goodman Sales Company	1525 Cusseta Road, Columbus	Muscogee	Georgia

Goodman Sales Company	1924 31st Street, Gulfport	Harrison	Mississippi

Goodman Sales Company	1100 Oakland RD, Lawrenceville	Gwinett	Georgia

Goodman Sales Company	411 Front St, Portsmouth	Scioto	Ohio

Goodman Sales Company	11900 Enterprise Drive, Cincinnati	Hamilton	Ohio

Goodman Sales Company	3800 Twin Creeks Dr., Columbus	Franklin	Ohio

Goodman Sales Company	6555 East 30th St Suite B, Indianapolis	Marion	Indiana

Goodman Sales Company	812 Russell St, Covington	Kenton	Kentucky

Goodman Sales Company	3412 Winchester Ave., Ashland	Boyd	Kentucky

Goodman Sales Company	123 Stover Fork Rd, Beckley	Raleigh	West Virginia

Goodman Sales Company	801 Adams Ave, Huntington	Cabell	West Virginia

Goodman Sales Company	1806 Blizzard Drive, Parkesburg	Wood	West Virginia

Goodman Sales Company	5406 Keystone Drive, Ft. Wayne	Allen	Indiana

Goodman Sales Company	415 A First Ave, Nitro	Kanawha	West Virginia

Goodman Sales Company	1014 S.E. Park Ave, Aiken	Aiken	South Carolina

Goodman Sales Company	85 Broad River Blvd, Beaufort	Beaufort	South Carolina

Goodman Sales Company	829 W Evans St, Florence	Florence	South Carolina

Goodman Sales Company	2911 Highmarket St, Georgetown	Georgetown	South Carolina

27

Grantor	Address	County	State
Goodman Sales Company	1520-A Roper Mtn Road, Greenville	Greenville	South Carolina

Goodman Sales Company	625 E Durst Ave, Greenwood	Greenwood	South Carolina

Goodman Sales Company	4 Lewis Road, Hemingway	Williamsburg	South Carolina

Goodman Sales Company	394 Lake City Hwy, Johnsonville	Florence	South Carolina

Goodman Sales Company	340 E Hwy 90hwy 90, Little River	Horry	South Carolina

Goodman Sales Company	104 S Chestnut St, Lumberton	Robeson	North Carolina

Goodman Sales Company	1430 Cannon Rd, Myrtle Beach	Horry	South Carolina

Goodman Sales Company	612 Atomic Rd, North Augusta	Aiken	South Carolina

Goodman Sales Company	4575 Rivers Ave, North Charleston	Charleston	South Carolina

Goodman Sales Company	1452 Joe S. Jeffords, Orangeburg	Orangeburg	South Carolina

Goodman Sales Company	425 S Wilson St, Rock Hill	York	South Carolina

Goodman Sales Company	9 Westgate Blvd, Savannah	Chatham	Georgia

Goodman Sales Company	1155 S Guignard Drive, Sumter	Sumter	South Carolina

Goodman Sales Company	1018 West Meeting St, W. Columbia	Lexington	South Carolina

Goodman Sales Company	7610 E. 46th, Tulsa	Tulsa	Oklahoma

Goodman Sales Company	2400-A S.W. 15th, Oklahoma City	Oklahoma	Oklahoma

Goodman Sales Company	1311 North Main, Muskogee	Muskogee	Oklahoma

Goodman Sales Company	1302 S. Muskogee, Tahlequah	Cherokee	Oklahoma

Goodman Sales Company	Southport Industrial Park, 13A,B,C Dudley Drive, Roebuck	Spartanburg	South Carolina

Goodman Sales Company	129 Southport Rd, Spartanburg	Spartanburg	South Carolina

Goodman Sales Company	2400 28th St, Gulfport	Harrison	Mississippi

28

Grantor	Address	County	State
Goodman Sales Company	122 Climate Dr., Pearl	Rankin	Mississippi

Goodman Sales Company	1901 Central Ave., Chattanooga	Hamilton	Tennessee

Goodman Sales Company	808 Live Oak Dr. Suite 123, Chesapeake	Chesapeake	Virginia

Goodman Sales Company	2408 Ownby Lane, Richmond	Richmond City	Virginia

Goodman Sales Company	700-8th Ave S., Nashville	Davidson	Tennessee

Goodman Sales Company	171 E. Hollis Street, Nashua	Hillsborough	New Hampshire

29

Schedule 5

Financing Statements

30

Schedule 6

Uniform Commercial Code Filings

Debtor	Filing Office
Chill Intermediate Holdings, Inc.	Delaware Secretary of State

Goodman Global, Inc.	Delaware Secretary of State

Goodman Global Holdings, Inc.	Delaware Secretary of State

Goodman Appliance Holding Company	Texas Secretary of State

Goodman Distribution, Inc.	Texas Secretary of State

Goodman Distribution Southeast, Inc.	Florida Secretary of State

Goodman Holding Company	Texas Secretary of State

Quietflex Holding Company	Delaware Secretary of State

Goodman Sales Company	Texas Secretary of State

Goodman II Holdings Company L.L.C.	Delaware Secretary of State

Goodman Manufacturing I LLC	Delaware Secretary of State

Goodman Manufacturing II LLC	Delaware Secretary of State

Goodman Holding Company, L.L.C.	Delaware Secretary of State

Goodman Canada, L.L.C.	Delaware Secretary of State

Goodman Manufacturing Company, L.P.	Texas Secretary of State

Quietflex Manufacturing Company, L.P.	Texas Secretary of State

Nitek Acquisition Company, L.P.	Texas Secretary of State

Goodman Company, L.P.	Delaware Secretary of State

31

Schedule 7

Subsidiary	Jurisdiction of Organization	Owner(s)	Ownership Percentage
Goodman Global, Inc.	Delaware	Chill Intermediate Holdings, Inc.	100%

Goodman Global Holdings, Inc.	Delaware	Goodman Global, Inc.	100%

Goodman Appliance Holding Company	Texas	Goodman Global Holdings, Inc.	100%

Goodman Distribution, Inc.	Texas	Goodman Global Holdings, Inc.	100%

Goodman Distribution Southeast, Inc.	Florida	Goodman Global Holdings, Inc.	100%

Goodman Holding Company	Texas	Goodman Global Holdings, Inc.	100%

Quietflex Holding Company	Delaware	Goodman Global Holdings, Inc.	100%

Goodman Sales Company	Texas	Goodman Distribution, Inc.	100%

Goodman II Holdings Company L.L.C.	Delaware	Goodman Global Holdings, Inc.	100%

Goodman Manufacturing I LLC	Delaware	Goodman Global Holdings, Inc.	100%

Goodman Manufacturing II LLC	Delaware	Goodman Global Holdings, Inc.	100%

Goodman Holding Company, L.L.C.	Delaware	Goodman Manufacturing II LLC	100%

Goodman Canada, L.L.C.	Delaware	Goodman Manufacturing Company, L.P.	100%

Goodman Manufacturing Company, L.P.	Texas	Goodman Holding Company Goodman Manufacturing I LLC Goodman Appliance Holding Company	1.15009 98.84981 .0001	% % %

Quietflex Manufacturing Company, L.P.	Texas	Quietflex Holding Company Goodman Manufacturing Company, L.P.	.1 99.9	% %

Nitek Acquisition Company, L.P.	Texas	Goodman Holding Company Goodman Manufacturing Company, L.P.	.1 99.9	% %

Goodman Company, L.P.	Delaware	Goodman Holding Company Goodman Manufacturing Company, L.P.	.1 99.9	% %

32

Schedule 8

Intercompany Note among Holdings, Merger Sub, the Borrower and each of its Subsidiaries as of the Closing Date, dated as of February 13, 2008.

33

Schedule 9

None.

34

Schedule 10

Record Owner Pre-Closing	Record Owner Post-Closing	Property Address	Filing Jurisdictions
Goodman Company, L.P.	Goodman Company, L.P.	1810 Wilson Pkwy Fayetteville, TN	Lincoln County, Tennessee

Quietflex Manufacturing Company, L.P.	Quietflex Manufacturing Company, L.P.	4518 Brittmore Houston, TX	Harris County, Texas

Goodman Manufacturing Company, L.P.	Goodman Manufacturing Company, L.P.	1501 Seamist Houston, TX (a/k/a Block 1 Highland Industrial Park)	Harris County, Texas

Goodman Manufacturing Company, L.P.	Goodman Manufacturing Company, L.P.	3300 W. 11th St. Houston, TX	Harris County, Texas

35

Schedule 11(A)

Registered Intellectual Property

A. COPYRIGHTS AND COPYRIGHT APPLICATIONS

None.

B. PATENTS AND PATENT APPLICATIONS

Domestic Patents and Patent Applications

Issued Patents

Registered Owner/Grantor	Title	Patent Number	Issue Date
Goodman Company, L.P.	Method and Apparatus for Bending Tubes Using Split end Die	5,337,590	08/16/1994

Goodman Company, L.P.	Method for Bending Tubes Using Split Die	5,284,041	02/08/1994

Goodman Company, L.P.	Method for Bending Tubes	5,142,895	09/01/1992

Goodman Company, L.P.	Tubular heat exchanger and method for bending tubes	5,222,552	06/29/1993

Goodman Company, L.P.	Air Conditioner Cabinet Front	D372,767	08/13/1996

Goodman Manufacturing Company, L.P.	High Efficiency Furnace Method and Apparatus	5,437,263	08/01/1995

Applications

Current Applicant/Grantor	Title	Serial Number	Filing Date
Goodman Manufacturing Company, L.P.	Drain Pan and Method for Fabricating a Drain Pan	11/998,900	12/03/2007

Goodman Manufacturing Company, L.P.	Variable Fin Density Coil	11/998,898	12/03/2007

36

Foreign Patents and Patent Applications

Issued Patents

Registered Owner/Grantor	Title	Country	Patent Number	Issue Date
Goodman Company, L.P.	Method and Apparatus for Bending Tubes Using Split end Die	Canada	2,133,368	07/26/2005

Goodman Manufacturing Company, L.P.	High Efficiency Furnace Method and Apparatus	Canada	2,129,875	09/24/1996

Applications

Current Applicant/Grantor	Title	Country	Serial Number	Filing Date
Goodman Manufacturing Company, L.P.	Drain Pan and Method for Fabricating a Drain Pan	Canada	Unassigned	12/05/2007

Goodman Manufacturing Company, L.P.	Variable Fin Density Coil	Canada	Unassigned	12/05/2007

C. TRADEMARKS AND TRADEMARK APPLICATIONS

Domestic Trademarks and Trademark Applications

Registered Trademarks

Registered Owner/Grantor	Title	Registration Number	Registration Date
Goodman Manufacturing Company, L.P.	ASURCARE (Florida)	T000000635	05/31/2000

37

Registered Owner/Grantor	Title	Registration Number	Registration Date
Goodman Manufacturing Company, L.P.	COMPCARE	3,002,820	09/27/2005

Goodman Manufacturing Company, L.P.	GMC and design	1,739,647	12/15/1992

Goodman Manufacturing Company, L.P.	GOODCARE	2,386,081	09/12/2000

Goodman Manufacturing Company, L.P.	GOODMAN	1,994,515	11/06/1998

Goodman Manufacturing Company, L.P.	GOODMAN and Design	2,221,340	02/02/1999

Goodman Manufacturing Company, L.P.	JANITROL	2,181,739	08/18/1998

Goodman Manufacturing Company, L.P.	THANK GOODNESS FOR GOODMAN	3,280,288	08/14/2007

Goodman Company, L.P.	COMFORT.QUALITY.TRUST	2,744,479	07/29/2003

Goodman Company, L.P.	MILLION – AIR	3,018,714	11/22/2005

Goodman Company, L.P.	TEMPASSURE	2,929,984	03/08/2005

Goodman Company, L.P.	ULTRON	2,654,415	11/26/2002

Goodman Company, L.P.	JANITROL	2,057,760	04/29/1997

Quietflex Manufacturing Company, L.P.	QUIETFLEX	2,065,289	05/27/1997

Quietflex Manufacturing Company, L.P.	QUIETFLEX and Design	3,130,726	08/15/2006

Quietflex Manufacturing Company, L.P.	TEXTUF	2,356,065	06/06/2000

Quietflex Manufacturing Company, L.P.	THE BACKSAVER	2,598,328	07/23/2002

38

Applications

Current Applicant/Grantor	Title	Serial Number
Goodman Manufacturing Company, L.P.	GOODPARTS	78/866,202

Goodman Manufacturing Company, L.P.	A PLUS DEALER	77/221,896

Goodman Manufacturing Company, L.P.	LIFETIME	78/345,212

Goodman Manufacturing Company, L.P.	TUFFTUBE	78/681,782

Goodman Company, L.P.	COMFORT ZONE	76/533,400

Foreign Trademarks and Trademark Applications

Registered Trademarks

Registered Owner/Grantor	Title	Country	Registration Number	Registration Date
Goodman Manufacturing Company, L.P.	AIR CONDITIONING HEATING GOODMAN MANUFACTURING COMPANY & design	Argentina	1,825,490	04/18/2001

Goodman Manufacturing Company, L.P.	AIR CONDITIONING HEATING GOODMAN MANUFACTURING COMPANY & design	Argentina	1,825,491	04/18/2001

Goodman Manufacturing Company, L.P.	COMPCARE	Canada	676,004	11/01/2006

Goodman Manufacturing Company, L.P.	GMC and design	Canada	481,983	09/03/1997

Goodman Manufacturing Company, L.P.	GMC and design	Mexico	486753	04/05/1995

Goodman Manufacturing Company, L.P.	GOODMAN and Design	Australia	715477	08/31/1998

Goodman Manufacturing Company, L.P.	GOODMAN and Design	Canada	643,846	07/07/2005

39

Registered Owner/Grantor	Title	Country	Registration Number	Registration Date
Goodman Manufacturing Company, L.P.	GOODMAN and Design	China	1108741	09/21/1997

Goodman Manufacturing Company, L.P.	GOODMAN and Design	South Korea	391,188	1/17/1998

Goodman Manufacturing Company, L.P.	GOODMAN and Design	Taiwan	00783054	11/01/1997

Goodman Manufacturing Company, L.P.	GOODMAN MANUFACTURING	Brazil	818090405	07/21/1998

Goodman Manufacturing Company, L.P.	GOODMAN MANUFACTURING	Brazil	818912839	07/21/1998

Goodman Manufacturing Company, L.P.	GOODMAN MANUFACTURING CO. AIR CONDITIONING & HEATING & Design	Argentina	1,827,248	04/27/2001

Goodman Manufacturing Company, L.P.	GOODMAN MANUFACTURING COMPANY	Argentina	1,825,493	04/18/2001

Goodman Manufacturing Company, L.P.	GOODMAN MANUFACTURING COMPANY AIR CONDITIONING & HEATING & Design	Argentina	1,825,492	04/18/2001

Goodman Manufacturing Company, L.P.	JANITROL	Canada	473,814	03/26/1997

Goodman Manufacturing Company, L.P.	JANITROL	Japan	4134845	04/10/1998

Goodman Manufacturing Company, L.P.	JANITROL	Mexico	469,372	08/12/1994

Goodman Manufacturing Company, L.P.	JANITROL	Thailand	TM70495	04/01/1998

Goodman Company, L.P.	ULTRON	Canada	610967	05/21/2004

40

Applications

Current Applicant/Grantor	Title	Country	Serial Number
Goodman Manufacturing Company, L.P.	A PLUS DEALER	Canada	Unassigned

Goodman Manufacturing Company, L.P.	COMFORT EXPRESS	Canada	1,304,490

Goodman Manufacturing Company, L.P.	GOODMAN	Taiwan	96050914

Goodman Manufacturing Company, L.P.	GOODMAN & Design	Canada	1,337,507

Goodman Manufacturing Company, L.P.	GOODMAN & Design	Venezuela	2006-28771

Goodman Manufacturing Company, L.P.	GOODPARTS	Canada	1,322,021

Goodman Manufacturing Company, L.P.	THANK GOODNESS FOR GOODMAN	Canada	1,211,664

Goodman Manufacturing Company, L.P.	THANK GOODNESS FOR GOODMAN	Mexico	649,032

Goodman Manufacturing Company, L.P.	TUFFTUBE	Canada	1,287,891

D. DOMAIN NAMES

Domain Name	Registered Owner
amana-hac.com – Active website	Goodman Manufacturing Company, L.P.
anama-hacglobal.com	Goodman Manufacturing Company, L.P.
amana-ptac.com – Active website	Goodman Manufacturing Company, L.P.
amanacool.com	Goodman Manufacturing Company, L.P.
amanadistributor.net	Goodman Manufacturing Company, L.P.
amanaheat.com	Goodman Manufacturing Company, L.P.
amanahvac.com	Goodman Manufacturing Company, L.P.
gmcproducts.com	Goodman Manufacturing Company, L.P.
goodmanair.com	Goodman Manufacturing Company, L.P.
goodmanairs.com	Goodman Manufacturing Company, L.P.
goodmancool.com	Goodman Manufacturing Company, L.P.
goodmandistributor.com	Goodman Manufacturing Company, L.P.
goodmandistributor.net	Goodman Manufacturing Company, L.P.
goodmanglobal.com – Active website	Goodman Manufacturing Company, L.P.
goodmanglobalac.com	Goodman Manufacturing Company, L.P.
goodmanheat.com	Goodman Manufacturing Company, L.P.
goodmanmfg.com – Active website	Goodman Manufacturing Company, L.P.
goodmanproducts.com	Goodman Manufacturing Company, L.P.
goodparts.net	Goodman Manufacturing Company, L.P.
hvacnetwork.com	Goodman Manufacturing Company, L.P.

41

janitrol.com	Goodman Manufacturing Company, L.P.
quietflex.com – Active website	Goodman Manufacturing Company, L.P.
quietflexlp.com	Goodman Manufacturing Company, L.P.

42

Schedule 11(B)

Exclusive IP Agreements

Under the Trademark License Agreement between Maytag Worldwide and Goodman Global Holdings, Inc., dated July 31, 2001, as amended on November 15, 2002, Maytag grants an exclusive license to use the AMANA marks to make air conditioners, heat pumps, HVAC systems, air handlers, evaporator coils, gas furnaces, heat pumps and HVAC equipment, along with parts and accessories for the same.

43

Schedule 12(A)

Deposit Accounts

Institution	Account Type	Account Number	Granto
JPMorgan Chase	Direct Deposit	00713444750	Goodman Global Inc.

JPMorgan Chase	Investment	3606 4574	Goodman Global Inc.

JPMorgan Chase	Direct Deposit (Cash Concentration)	00113293071	Goodman Global Holdings, Inc.

JPMorgan Chase	Investment	3605 6943	Goodman Global Holdings, Inc.

Amegy Bank	Investment	GOO 02209	Goodman Global Holdings, Inc.

Credit Suisse	Investment	2C1 707469	Goodman Global Holdings, Inc.

Evergreen	Investment	1009 35 3523	Goodman Global Holdings, Inc.

JPMorgan Chase	Controlled Disbursement	06300023804	Goodman Manufacturing Company, L.P. Group Ins.

JPMorgan Chase	Controlled Disbursement	06300068064	Goodman - Flex Benefit

JPMorgan Chase	Direct Deposit	00100912915	Goodman Manufacturing Company, L.P.

JPMorgan Chase	Lockbox	200753	Goodman Manufacturing Company, L.P. Lockbox

JPMorgan Chase	Lockbox	200756	GoodCare Lockbox

JPMorgan Chase	Lockbox	201826	CompCare Lockbox

JPMorgan Chase	Controlled Disbursement	06300023770	Goodman Manufacturing Company, L.P. A/P

JPMorgan Chase	Controlled Disbursement	06300057109	Goodman Manufacturing Company, L.P. Payroll

JPMorgan Chase	Controlled Disbursement	06300068478	Goodman Manufacturing Company, L.P. Payroll Co. 01

JPMorgan Chase	Controlled Disbursement	06300068767	Goodman Manufacturing Company, L.P. Payroll Co. 07

JPMorgan Chase	Direct Deposit	00103409612	Goodman Company, L.P. Master

JPMorgan Chase	Lockbox	203071	Goodman Company, L.P. Lockbox

JPMorgan Chase	Lockbox	201194	Asure Lockbox

JPMorgan Chase	Controlled Disbursement	06300060285	Goodman Company, L.P. A/P Acct.

JPMorgan Chase	Controlled Disbursement	06300067686	Goodman Company, L.P. Payroll Acct.

JPMorgan Chase	Direct Deposit	00113290598	Quietflex Manufacturing Company Master

44

Institution	Account Type	Account Number	Granto
JPMorgan Chase	Lockbox	201424	Quietflex Manufacturing Company Lockbox

JPMorgan Chase	Controlled Disbursement	06300050948	Quietflex Manufacturing Company A/P Acct.

JPMorgan Chase	Controlled Disbursement	06300067652	Quietflex Manufacturing Company Payroll Acct.

JPMorgan Chase	Direct Deposit	00100915108	Goodman Distribution, Inc. Master

JPMorgan Chase	Lockbox	201652	Goodman Distribution, Inc. Lockbox

JPMorgan Chase	Controlled Disbursement	06300066977	Goodman Distribution, Inc. A/P Acct.

JPMorgan Chase	Controlled Disbursement	06300067694	Goodman Distribution, Inc. Payroll Acct.

JPMorgan Chase	Direct Deposit	00113290606	Goodman Distribution Southeast, Inc. Master

JPMorgan Chase	Lockbox	201347	Goodman Distribution Southeast, Inc.

JPMorgan Chase	Controlled Disbursement	06300064832	Goodman Distribution Southeast, Inc. A/P Acct.

JPMorgan Chase	Controlled Disbursement	06300067678	Goodman Distribution Southeast, Inc. Payroll Acct.

First Bank of Tennessee	Direct Deposit	028613	Goodman Company, L.P.

Bank of America	Direct Deposit (Cash Concentration)	3752034101	Goodman Distribution Southeast, Inc.

Bank of America	Direct Deposit (Cash Concentration)	3751945000	Goodman Distribution, Inc.

Capital One	Direct Deposit (Cash Concentration)	8615499999	Goodman Distribution, Inc.

JPMorgan Chase (Bank One)	Direct Deposit (Cash Concentration)	001635525421	Goodman Distribution, Inc.

Wachovia	Direct Deposit (Cash Concentration)	2014132144666	Goodman Distribution, Inc.

Wells Fargo	Direct Deposit (Cash Concentration)	4000031815	Goodman Distribution, Inc.

Wells Fargo	Direct Deposit (Cash Concentration)	4000028175	Goodman Distribution, Inc.

Wells Fargo	Direct Deposit (Cash Concentration)	4159315563	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751520519	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3756555440	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752021444	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751975834	Goodman Distribution, Inc.

Wachovia	Sub Account of affiliated Cash Concentration Account	2000022997377	Goodman Distribution, Inc.

Wachovia	Sub Account of affiliated Cash Concentration Account	2000022997393	Goodman Distribution, Inc.

Wachovia	Sub Account of affiliated Cash Concentration Account	2000022997380	Goodman Distribution, Inc.

45

Institution	Account Type	Account Number	Granto
Wachovia	Sub Account of affiliated Cash Concentration Account	2000022997364	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751621175	Goodman Distribution, Inc.

JPMorgan Chase (Bank One)	Sub Account of affiliated Cash Concentration Account	263009510	Goodman Distribution, Inc.

Old National Bank	Direct Deposit	401079171	Goodman Distribution, Inc.

JPMorgan Chase (Bank One)	Sub Account of affiliated Cash Concentration Account	635525397	Goodman Distribution, Inc.

JPMorgan Chase (Bank One)	Sub Account of affiliated Cash Concentration Account	635525330	Goodman Distribution, Inc.

JPMorgan Chase (Bank One)	Sub Account of affiliated Cash Concentration Account	969732280	Goodman Distribution, Inc.

JPMorgan Chase (Bank One)	Sub Account of affiliated Cash Concentration Account	060068221	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752034185	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752037205	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751983017	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752034143	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752034172	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751983059	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752037658	Goodman Distribution Southeast, Inc.

Regions Bank	Direct Deposit	7880014397	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752034130	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751983020	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752034169	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752037234	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426287788	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752044379	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751983046	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751983004	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752034583	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752034114	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751983033	Goodman Distribution Southeast, Inc.

46

Institution	Account Type	Account Number	Granto
Bank of America	Sub Account of affiliated Cash Concentration Account	3752034127	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752034156	Goodman Distribution Southeast, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3756555437	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3756564321	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3756555424	Goodman Distribution, Inc.

Wachovia	Sub Account of affiliated Cash Concentration Account	2000022997351	Goodman Distribution, Inc.

BB&T	Direct Deposit	5153898105	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426287762	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3756564334	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426287775	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426287791	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426287843	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426430661	Goodman Distribution, Inc.

Wachovia	Sub Account of affiliated Cash Concentration Account	2000020884320	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426391140	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426479062	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426515285	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752020380	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752034570	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751604422	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751974767	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752019579	Goodman Distribution, Inc.

Marine Bank	Direct Deposit	00023310	Goodman Distribution, Inc.

National City Bank	Direct Deposit	628757439	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752019582	Goodman Distribution, Inc.

Regions Bank	Direct Deposit	8064023838	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751974754	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751974770	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752019566	Goodman Distribution, Inc.

47

Institution	Account Type	Account Number	Granto
U.S. Bank	Direct Deposit	4110019801	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751931315	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578699	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944582279	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3750799011	Goodman Distribution, Inc.

Capital One	Direct Deposit	882106241	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578707	Goodman Distribution, Inc.

Capital One	Direct Deposit	762035464	Goodman Distribution, Inc.

Capital One	Direct Deposit	812498495	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944584846	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944584853	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944584861	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578715	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578764	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944584879	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944335306	Goodman Distribution, Inc.

Capital One	Direct Deposit	762078279	Goodman Distribution, Inc.

Capital One	Direct Deposit	762078244	Goodman Distribution, Inc.

Capital One	Direct Deposit	762078406	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751935395	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751944836	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578673	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3750813421	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578681	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3750894741	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578731	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3751507765	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578723	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578756	Goodman Distribution, Inc.

JPMorgan Chase (Bank One)	Sub Account of affiliated Cash Concentration Account	020836618	Goodman Distribution, Inc.

48

Institution	Account Type	Account Number	Granto
JPMorgan Chase (Bank One)	Sub Account of affiliated Cash Concentration Account	611264474	Goodman Distribution, Inc.

JPMorgan Chase (Bank One)	Sub Account of affiliated Cash Concentration Account	622562114	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944727809	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944240803	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944316991	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944379825	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426287801	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426287814	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426287827	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426287830	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944727817	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944727825	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944727833	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944912021	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	3752021033	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944727841	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426391124	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426515298	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578822	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578798	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944432178	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578780	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578806	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944317049	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944317031	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944317056	Goodman Distribution, Inc.

49

Institution	Account Type	Account Number	Granto
Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944383017	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944379783	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944727858	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944578814	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944438993	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944439389	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944439397	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944439595	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944439603	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944439611	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944441443	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944247873	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944317023	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944317007	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944317015	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944317064	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944367192	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944367218	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944379809	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944379791	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944379817	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944727866	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426391137	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944912039	Goodman Distribution, Inc.

Wells Fargo	Sub Account of affiliated Cash Concentration Account	4944953249	Goodman Distribution, Inc.

Bank of America	Sub Account of affiliated Cash Concentration Account	4426479075	Goodman Distribution, Inc.

50

EXHIBIT D

TO THE REVOLVING

CREDIT AGREEMENT

Schedule 12(B)

Securities Accounts

None.

EXHIBIT E-1

TO THE REVOLVING

CREDIT AGREEMENT

FORM OF SECURITY AGREEMENT

See Execution Version

EXHIBIT E-2

TO THE REVOLVING

CREDIT AGREEMENT

FORM OF PLEDGE AGREEMENT

See Execution Version

EXHIBIT F-1

TO THE REVOLVING

CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

General Electric Capital Corporation

as Administrative Agent

299 Park Avenue, Fifth Floor

New York, N.Y. 10171

Ladies and Gentlemen:

The undersigned, [CHILL ACQUISITION, INC., a Delaware corporation (the “Initial Borrower”)] [GOODMAN GLOBAL, INC., a Delaware corporation (the “Borrower”)], refers to the Revolving Credit Agreement [to be] dated [on or about] February 13, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), among CHILL INTERMEDIATE HOLDINGS, INC., CHILL ACQUISITION, INC. (which on the Closing Date [shall be] [was] merged with and into GOODMAN GLOBAL, INC., with GOODMAN GLOBAL, INC. surviving such merger as the borrower), the lending institutions from time to time parties thereto, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Lead Arrangers, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, CALYON NEW YORK BRANCH and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Bookrunners, and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer.

Capitalized terms used herein and not otherwise defined herein are used herein as defined in the [draft of the] Revolving Credit Agreement[, dated                     , 2008].

The Borrower hereby gives you notice pursuant to Section 2.3 of the Revolving Credit Agreement that it hereby requests a Borrowing under the Revolving Credit Agreement and, in connection therewith, sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing	,

(B)	Aggregate Principle	$
amount of Borrowing

(C)	Class of Borrowing	Revolving

(D)	Type of Borrowing	[9]

[(E)	Interest Period	][10]

[9]	Specify ABR Loans or Eurodollar Loan or Swingline Loan.
[10]	Applicable to Eurodollar Revolving Borrowings only and subject to the definition of “Interest Period” and Section 2.9 of the Revolving Credit Agreement.

[The undersigned hereby certifies that (a) subject to the provisions of Section 7.1 of the Revolving Credit Agreement, all representations and warranties made by any Credit Party contained in the Revolving Credit Agreement or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the Borrowing requested hereby (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), and (b) no Default or Event of Default shall have occurred and be continuing as of the date of the Borrowing requested hereby nor, after giving effect to the Borrowing requested hereby, would such a Default or Event of Default occur.]11

[If any Borrowing of Eurodollar Loan is not made as a result of a withdrawn Notice of Borrowing, the Borrower shall, after receipt of a written request by any Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue, failure to prepay, reduction or failure to reduce, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Eurodollar Loan].12

[CHILL ACQUISITION, INC.]

By:
Name:
Title:

GOODMAN GLOBAL, INC.

By:
Name:
Title:]

[11]	Include for all Credit Events except Initial Credit Event.
[12]	Only include for Initial Credit Event.

Exhibit F-1 – 2

EXHIBIT F-2

TO THE REVOLVING

CREDIT AGREEMENT

FORM OF LETTER OF CREDIT REQUEST

No. [         ]11         Dated [         ]12

General Electric Capital Corporation

as Administrative Agent

299 Park Avenue, Fifth Floor

New York, N.Y. 10171

Ladies and Gentlemen:

The undersigned, [CHILL ACQUISITION, INC., a Delaware corporation (the “Initial Borrower”)] [GOODMAN GLOBAL, INC., a Delaware corporation (the “Borrower”)], refers to the Revolving Credit Agreement [to be] dated [on or about] February 13, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), among CHILL INTERMEDIATE HOLDINGS, INC., CHILL ACQUISITION, INC. (which on the Closing Date [shall be] [was] merged with and into GOODMAN GLOBAL, INC., with GOODMAN GLOBAL, INC. surviving such merger as the borrower), the lending institutions from time to time parties thereto, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Lead Arrangers, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, CALYON NEW YORK BRANCH and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Bookrunners, and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer.

Capitalized terms used herein and not otherwise defined herein are used herein as defined in the draft of the Revolving Credit Agreement.

The undersigned hereby requests that the Letter of Credit Issuer named above issue a Letter of Credit on [         ]13 (the “Date of Issuance”) in the aggregate stated amount of [         ]14 in Dollars.

For purposes of this Letter of Credit Request, unless otherwise defined, all capitalized terms used herein that are defined in the Credit Agreement shall have the respective meanings provided therein.

The beneficiary of the requested Letter of Credit will be [         ]15, and such Letter of Credit will be in support of [         ]16 and will have a stated termination date of [         ]17.

[11]	Letter of Credit Request Number.
[12]

Date of Letter of Credit Request (at least two Business Days prior to the Date of Issuance or such lesser number of Business Days as may be agreed by the Administrative Agent and such Letter of Credit Issuer).

[13]	Date of Issuance.
[14]	Aggregate initial stated amount of Letter of Credit.
[15]	Insert name and address of beneficiary.
[16]	Insert description of supported obligations and name of agreement to which it relates, if any.
[17]	Insert last date upon which drafts may be presented.

Exhibit F – 1

[The undersigned hereby certifies that (a) subject to the provisions of Section 7.1 of the Revolving Credit Agreement, all representations and warranties made by any Credit Party contained in the Revolving Credit Agreement or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Issuance Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), and (b) no Default or Event of Default shall have occurred and be continuing as of the issue date of the Letter of Credit requested hereby nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur].1 8

Copies of all documentation with respect to the supported transaction are attached hereto.

[CHILL ACQUISITION, INC.]

By:
Name:
Title:

GOODMAN GLOBAL, INC.

By:
Name:
Title:

[18]	Include for all Credit Events except Initial Credit Event.

Exhibit F-1 – 2

EXHIBIT G-1

TO THE REVOLVING

CREDIT AGREEMENT

FORM OF LEGAL OPINION OF SIMPSON THACHER & BARTLETT LLP

Exhibit G – 1

EXHIBIT G-2

TO THE REVOLVING

CREDIT AGREEMENT

FORM OF LEGAL OPINION OF AKERMAN SENTERFITT

Exhibit G – 2

EXHIBIT G-3

TO THE REVOLVING

CREDIT AGREEMENT

FORM OF LEGAL OPINION OF ANDREWS KURTH LLP

Exhibit G – 3

EXHIBIT H

TO THE REVOLVING

CREDIT AGREEMENT

FORM OF CLOSING CERTIFICATE

[NAME OF CERTIFYING CREDIT PARTY]

Reference is made to (i) the Term Loan Credit Agreement, dated as of February 13, 2008 (the “Term Loan Credit Agreement”), among CHILL INTERMEDIATE HOLDINGS, INC., CHILL ACQUISITION, INC. (which on the Closing Date shall be merged with and into GOODMAN GLOBAL, INC., with GOODMAN GLOBAL, INC. surviving such merger as the borrower, the “Borrower”) , the lending institutions from time to time parties thereto, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, and CALYON NEW YORK BRANCH, as Joint Lead Arrangers, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, CALYON NEW YORK BRANCH and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Bookrunners, and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and Collateral Agent, and to (ii) the Revolving Credit Agreement, dated as of February 13, 2008 (the “Revolving Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements”), among CHILL INTERMEDIATE HOLDINGS, INC., CHILL ACQUISITION, INC. (which on the Closing Date shall be merged with and into GOODMAN GLOBAL, INC., with GOODMAN GLOBAL, INC. surviving such merger as the borrower), the lending institutions from time to time parties thereto, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Lead Arrangers, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, CALYON NEW YORK BRANCH and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Bookrunners, and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer. Capitalized terms used but not defined herein have the meanings given to such terms in the respective Credit Agreements. The terms “Credit Documents” and “Credit Parties” used herein refer collectively to the Credit Documents and Credit Parties, respectively, as such terms are used in the Term Loan Credit Agreement and the Revolving Credit Agreement.

1. The undersigned Authorized Officer of [            ] (the “Certifying Credit Party”) hereby certifies as follows:

(a) The representations and warranties made by the Certifying Credit Party in each of the Credit Documents, in each case as they relate to the Credit Parties on the date hereof, are true and correct in all material respects on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(b) [                    ] is the duly elected and qualified [Assistant] Secretary of the Certifying Credit Party and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Certifying Credit Party each Credit Document to which it is a party and any certificate or other document to be delivered by the Certifying Credit Party pursuant to such Credit Documents.

2. The undersigned [Assistant] Secretary of the Certifying Credit Party hereby certifies as follows:

(a) There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Credit Party, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of the Certifying Credit Party;

Exhibit H – 1

(b) The Certifying Credit Party is a [corporation] [limited] [general] partnership] [limited liability company] duly organized, validly existing and in good standing under the laws of the State of [jurisdiction];

(c) Attached hereto as Exhibit A is a complete and correct copy of resolutions duly adopted by the [Board of Directors (or a duly authorized committee thereof)] [general partner] [members] of the Certifying Credit Party on [    ], 2008 authorizing [(a)] the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party [and (b) the extensions of credit contemplated by the Credit Agreement]21; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Certifying Credit Party now in force relating to or affecting the matters referred to therein;

(d) Attached hereto as Exhibit B is a true and complete copy of the certificate of [incorporation] [limited partnership] [formation] of the Certifying Credit Party as in effect on the date hereof, certified by the Secretary of State of the State of [            ] or appropriate Governmental Authority in the jurisdiction of organization as of a recent date;

(e) Attached hereto as Exhibit C is a true and complete copy of the [by-laws] [limited partnership agreement] [limited liability company agreement] of the Certifying Credit Party as in effect on the date hereof; and

(f) The following persons are now duly elected and qualified officers of the Certifying Credit Party holding the offices indicated next to their respective names below, and such officers hold such offices with the Certifying Credit Party on the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Credit Party each Credit Document to which it is a party and any certificate or other document to be delivered by the Certifying Credit Party pursuant to such Credit Documents:

Name	Office	Date	Signature

[ ]

[Assistant] Secretary

IN WITNESS WHEREOF, the undersigned have hereto set our names as of     ,             2008.

[21]	Borrower only.

Exhibit H – 2

Name:		Name:
Title:	[ ]	Title:	[Assistant] Secretary

Exhibit H – 3

Exhibit A

to the Closing Certificate

[Board Resolutions]

Exhibit A to the Closing Certificate

Exhibit B

to the Closing Certificate

[Certificate of Incorporation/Limited Partnership/Formation]

Exhibit B to the Closing Certificate

Exhibit C

to the Closing Certificate

[Bylaws/Limited Partnership Agreement/Limited Liability Company Agreement]

Exhibit C to the Closing Certificate

EXHIBIT I

TO THE REVOLVING

CREDIT AGREEMENT

FORM OF PROMISSORY NOTE

(REVOLVING CREDIT AND SWINGLINE LOANS)

New York

$	[ ], 200

FOR VALUE RECEIVED, the undersigned, GOODMAN GLOBAL, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [Lender] or its registered assigns (the “Lender”), at the Administrative Agent’s Office or such other place as GENERAL ELECTRIC CAPITAL CORPORATION (the “Administrative Agent”) shall have specified, in Dollars and in immediately available funds, in accordance with Section 2.5 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) on the [Revolving Credit] [Swingline] Maturity Date the principal amount of [            ] US Dollars ($[            ]) or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower as [Revolving Credit] [Swingline] Loans pursuant to the Credit Agreement. The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This Promissory Note is one of the promissory notes referred to in Section 13.6 of the Revolving Credit Agreement, dated as of February 13, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CHILL INTERMEDIATE HOLDINGS, INC., CHILL ACQUISITION, INC. (which on the Closing Date shall be merged with and into GOODMAN GLOBAL, INC., with GOODMAN GLOBAL, INC. surviving such merger as the borrower, the “Borrower”) , the lending institutions from time to time parties thereto, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Lead Arrangers, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, CALYON NEW YORK BRANCH and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Bookrunners, and GENERAL ELECTRIC CAPITAL CORPORATION as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer. This Promissory Note is subject to, and the Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the [Revolving Credit] [Swingline] Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The [Revolving Credit] [Swingline] Loans evidenced hereby are subject to prepayment prior to the [Revolving Credit] [Swingline] Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent or the Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or the Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

Exhibit I

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5(c) of the Credit Agreement, and such Person shall be treated as the Lender hereunder for all purposes of the Credit Agreement.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

GOODMAN GLOBAL, INC.

By:
Name:
Title:

Exhibit I - 2

EXHIBIT J

TO THE TERM LOAN

CREDIT AGREEMENT

FORM OF INTERCOMPANY NOTE

New York, New York

[    ], 2008

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Capitalized terms used in this intercompany promissory note (this “Note”) but not otherwise defined herein shall have the meanings given to them in (i) that certain term loan credit agreement dated as of February 13, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”) by and among Chill Intermediate Holdings, Inc. (“Holdings”), Chill Acquisition, Inc. (which on the Closing Date shall be merged with and into Goodman Global, Inc., with Goodman Global, Inc. surviving such merger as the borrower, the “Borrower”), the lending institutions from time to time parties thereto, Barclays Capital, the investment banking division of Barclays Bank PLC, and Calyon New York Branch, as Joint Lead Arrangers, Barclays Capital, the investment banking division of Barclays Bank PLC, Calyon New York Branch and General Electric Capital Corporation, as Joint Bookrunners, and General Electric Capital Corporation, as the Administrative and Collateral Agent, (ii) that certain revolving credit agreement dated as of February 13, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements”) among Holdings, the Borrower, the lending institutions from time to time parties thereto, General Electric Capital Corporation and Barclays Capital, the investment banking division of Barclays Bank PLC, as Joint Lead Arrangers, Barclays Bank PLC, Calyon New York Branch and General Electric Capital Corporation, as Joint Bookrunners, and General Electric Capital Corporation, as the Administrative and Collateral Agent, and (iii) that certain intercreditor agreement dated as of February 13, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among General Electric Capital Corporation, as collateral agent under the Term Loan Credit Agreement, and General Electric Capital Corporation, as collateral agent under the Revolving Credit Agreement, and acknowledged by Holdings, the Borrower and the other Guarantors.

This Note shall be pledged by each Payee that is a Credit Party (i) to the Term Loan Collateral Agent, for the benefit of the Term Loan Secured Parties, pursuant to the Term Loan Pledge Agreement as collateral security for such Payee’s Term Loan Obligations and (ii) to the Revolving Credit Collateral Agent (or any non-fiduciary agent or designee thereof), for the benefit of the Revolving Credit Secured Parties, pursuant to the Revolving Pledge Agreement, as collateral security such Payee’s Revolving Credit Obligations. Each Payee hereby acknowledges and agrees that (i) after the occurrence of and during the continuance of an Event of Default under and as defined in the Term Loan Credit Agreement, the Term Loan Collateral Agent may exercise all rights of the Credit Party Payees with respect to this Note and (ii) after the occurrence of and during the continuance of an Event of Default under and as defined in the Revolving Credit Agreement, but subject to the terms of the Intercreditor Agreement, the Revolving Credit Collateral Agent may exercise all rights of the Credit Party Payees with respect to this Note.

Exhibit J

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Credit Party to any Payee shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Term Loan Obligations of such Payor until the Termination Date (as defined in the Term Loan Pledge Agreement) and to all Revolving Credit Obligations of such Payor until the Termination Date (as defined in the Revolving Pledge Agreement); provided that each Payor may make payments to the applicable Payee so long as no Event of Default under and as defined in each Credit Agreement shall have occurred and be continuing (such Term Loan Obligations and such Revolving Credit Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor (except as expressly permitted by the Credit Agreements), whether or not involving insolvency or bankruptcy, then, if an Event of Default (as defined in either of the Credit Agreements) has occurred and is continuing (x) the holders of Senior Indebtedness shall be irrevocably paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations) before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are irrevocably paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) if any Event of Default (as under and defined in either of the Credit Agreements) occurs and is continuing, then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note;

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been irrevocably paid in full in cash (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered in accordance with the Security Agreement; and

(iv) Each Payor agrees to file all claims against each relevant Payee in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness, and the Collateral Agents shall be entitled to all of such Payor’s rights thereunder. If for any reason a Payor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Payor hereby irrevocably appoints each Collateral Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Payor’s name to file such claim or, in such Collateral Agent’s discretion, to assign

Exhibit J

such claim to and cause proof of claim to be filed in the name of the relevant Collateral Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Collateral Agents the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Payor hereby assigns to the Collateral Agents all of such Payor’s rights to any payments or distributions to which such Payor otherwise would be entitled. If the amount so paid is greater than such Payor’s liability hereunder, the Collateral Agents shall pay the excess amount to the party entitled thereto. In addition, each Payor hereby irrevocably appoints each Collateral Agent as its attorney in fact to exercise all of such Payor’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Payee.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Collateral Agents and the other Secured Parties. The Collateral Agents and the other Secured Parties are obligees under this Note to the same extent as if their names were written herein as such and the respective Collateral Agents may, on behalf of itself, and the Secured Parties, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not a Credit Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

It is understood that this Note shall not evidence indebtedness in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and their respective successors and assigns, including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, in any other Credit Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on, before or after the date hereof by any Payee to any other Subsidiary.

From time to time after the date hereof, additional Subsidiaries of Holdings may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor

Exhibit J

and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Payor or Payee hereunder.

Exhibit J

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

CHILL INTERMEDIATE HOLDINGS, INC.

CHILL ACQUISITION, INC.

By:

Name:

Title:

[Intercompany Note]

GOODMAN GLOBAL HOLDINGS, INC.

GOODMAN APPLIANCE HOLDING COMPANY

GOODMAN DISTRIBUTION, INC.

GOODMAN DISTRIBUTION SOUTHEAST, INC.

GOODMAN HOLDING COMPANY

QUIETFLEX HOLDING COMPANY

GOODMAN SALES COMPANY

GOODMAN II HOLDINGS COMPANY, L.L.C.

GOODMAN MANUFACTURING I LLC

GOODMAN MANUFACTURING II LLC

GOODMAN HOLDING COMPANY, L.L.C.

GOODMAN CANADA, L.L.C.

GOODMAN MANUFACTURING COMPANY, L.P.

QUIETFLEX MANUFACTURING COMPANY, L.P.

NITEK ACQUISITION COMPANY, L.P.

GOODMAN COMPANY, L.P.

ASURECARE CORP.

GOODMAN COMPANY CANADA

By:

Name:

Title:

[Intercompany Note]

The undersigned hereby confirms that, as a result of its merger with Chill Acquisition, Inc., it hereby assumes all of the rights and obligations of Chill Acquisition, Inc. under this promissory note (in furtherance of, and not in lieu of, any assumption or deemed assumption by operation of law) and hereby agrees to be joined to the promissory note.

GOODMAN GLOBAL, INC.

By:
Name:
Title:

Exhibit J – Form of Intercompany Note

EXHIBIT K

TO THE REVOLVING

CREDIT AGREEMENT

FORM OF BORROWING BASE CERTIFICATE

Pursuant to the Revolving Credit Agreement dated as of February 13, 2008 between the undersigned, certain lenders from time to time party thereto and GENERAL ELECTRIC CAPITAL CORPORATION as Agent (the “Credit Agreement”), the undersigned certifies that as of the close of business, the Borrowing Base is computed as set forth below.

The Borrowers represent and warrant that this Borrowing Base Certificate is a true and correct statement and that the information contained herein is true and correct regarding the status of Eligible Accounts, and Eligible Inventory and that the amounts reflected herein are in compliance with the provisions of the Credit Agreement and the Schedules and Exhibits thereof. The Borrowers further represent and warrant that there is no Default or Event of Default and all representations and warranties contained in the Credit Agreement and other loan documents are true and correct. The Borrowers understand that General Electric Capital Corporation and all the other lenders will extend loans in reliance upon the information contained herein.

Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement.

($USD in thousands)		Goodman Global, Inc.
Accounts Receivable (Detail on Worksheet 1)	Per Aging as of:

Less Ineligibles:

Past Due Accounts (> 60 Days Past Due Date or >90 Days Past Invoice Date)
Extended Terms (> 90 Days)
Cross-Age (≥ 50%)
Credit Balances Over 60 Days
Foreign Accounts
Affiliate Accounts (Inter-Company)
Cash Rebates
Canadian Dollar A/R (Capped @ 10% of Eligible A/R)
Account Concentration (20%-25% of Eligible A/R per Admin Agent’s discretion)
Total Ineligible A/R
Eligible Accounts Receivable

Add: Accrued Accounts Receivable (Within 40 days following date of sale)
Total Eligible Accounts Receivable
Accounts Receivable Advance Rate

Total Available Accounts Receivable
Less: Dilution Reserve
Net Available Accounts Receivable

Exhibit K – 1

Gross Inventory (Detail on Worksheet 1)	Per Perpetual as of:

Less Ineligibles:

Consigned Inventory
Work-In-Process (WIP)
Packaging, Labels, & Supplies
Inter-Company Profit
Capitalized Manufacturing Variances
Other Ineligible to TBD by Collateral Agent
Total Ineligible Inventory
Total Eligible Inventory

Net Orderly Liquidation Value
Inventory Advance Rate

Total Available Inventory
Less: Rent Reserve (Detail on Worksheet 2)
Net Inventory Availability

Total Gross Availability

Less: Revolver as of (2/13/2008)
Less: Outstanding Letters of Credit

Excess Borrowing Base Availability

Borrowing Base Certificate

Exhibit K – 2

The undersigned has hereunto signed his name on this Borrowing Base Certificate on             , 20    .

[CHILL ACQUISITION, INC.]

By:

Name:
Title:

GOODMAN GLOBAL, INC.

By:

Name:
Title:

Exhibit K – 3